As filed with the Securities and Exchange Commission on August 30, 2010

Registration Statement No. 333-168759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s, Inc.

(Exact name of registrant as specified in its charter)

Missouri	5812	43-1532756
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*For additional registrants, please see “Table of Additional Registrants” on the following page.

Jay L. Tobin

Senior Vice President and General Counsel

Dave & Buster’s, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Bruce H. Hallett

Hallett & Perrin

2001 Bryan Street, Suite 3900

Dallas, Texas 75201

(214) 922-4120

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
11% Senior Notes due 2018	$200,000,000	100%	$200,000,000	$14,260(1)
Guarantees of 11% Senior Notes due 2018	$200,000,000	(2)	(2)	None

(1)	Previously paid.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantees.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The following subsidiaries of Dave & Buster’s, Inc. are guarantors of $200,000,000 aggregate principal amount of 11% Senior Notes due 2018 and are additional registrants:

TABLE OF ADDITIONAL REGISTRANTS*

Name	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classifications Code Number	I.R.S. Employer Identification Number
D&B Leasing, Inc.	Texas	5812	75-2955199
D&B Marketing Company, LLC	Virginia	5812	36-4633593
D&B Realty Holding, Inc.	Missouri	5812	43-1532957
DANB Texas, Inc.	Texas	5812	75-2617801
Dave & Buster’s I, L.P.	Texas	5812	75-2680048
Dave & Buster’s Management Corporation, Inc.	Delaware	5812	20-1574573
Dave & Buster’s of California, Inc.	California	5812	33-0733010
Dave & Buster’s of Colorado, Inc.	Colorado	5812	84-1420593
Dave & Buster’s of Florida, Inc.	Florida	5812	58-2223494
Dave & Buster’s of Georgia, Inc.	Georgia	5812	58-1979705
Dave & Buster’s of Hawaii, Inc.	Hawaii	5812	75-2915058
Dave & Buster’s of Indiana, Inc.	Indiana	5812	26-4313913
Dave & Buster’s of Illinois, Inc.	Illinois	5812	43-1693115
Dave & Buster’s of Kansas, Inc.	Kansas	5812	20-2089073
Dave & Buster’s of Maryland, Inc.	Maryland	5812	52-1962723
Dave & Buster’s of Massachusetts, Inc.	Massachusetts	5812	27-1248194
Dave & Buster’s of Nebraska, Inc.	Nebraska	5812	20-2089036
Dave & Buster’s of New York, Inc.	New York	5812	13-3959054
Dave & Buster’s of Oklahoma, Inc.	Oklahoma	5812	26-3194123
Dave & Buster’s of Oregon, Inc.	Oregon	5812	27-2570886
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania	5812	36-3919848
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania	5812	74-2932642
Dave & Buster’s of Virginia, Inc.	Virginia	5812	26-3839036
Dave & Buster’s of Washington, Inc.	Washington	5812	27-2874047
Dave & Buster’s of Wisconsin, Inc.	Wisconsin	5812	26-3807832
Sugarloaf Gwinnett Entertainment Company, L.P.	Delaware	5812	61-1397960
Tango Acquisition, Inc.	Delaware	5812	20-1220294
Tango License Corporation	Delaware	5812	20-1657537
Tango of Arizona, Inc.	Delaware	5812	20-1209982
Tango of Arundel, Inc.	Delaware	5812	20-1574690
Tango of Farmingdale, Inc.	Delaware	5812	20-1574594
Tango of Franklin, Inc.	Delaware	5812	20-1574645
Tango of Houston, Inc.	Delaware	5812	20-1574628
Tango of North Carolina, Inc.	Delaware	5812	20-1209953
Tango of Sugarloaf, Inc.	Delaware	5812	20-1657553
Tango of Tennessee, Inc.	Delaware	5812	20-1209923
Tango of Westbury, Inc.	Delaware	5812	20-1574610

*	The address, including zip code, and telephone number, including area code, of each of the above registrants’ principal executive offices are the same as those of Dave & Buster’s, Inc.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 30, 2010

PROSPECTUS

Dave & Buster’s, Inc.

Offer to Exchange

$200,000,000 aggregate principal amount of its 11% Senior Notes due 2018, which have been registered under the Securities Act of 1933 (the “Exchange Notes”), for any and all of its

outstanding unregistered 11% Senior Notes due 2018 that were issued in a private offering on June 1, 2010 (the “Restricted Notes”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

Terms of the Exchange Offer:

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2010, unless extended. We do not currently intend to extend the expiration date.

•	We will exchange all Restricted Notes that are validly tendered and not withdrawn before the expiration of the Exchange Offer.

•	You may withdraw tenders of Restricted Notes at any time before the expiration of the Exchange Offer.

•	The exchange of Restricted Notes should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the Exchange Offer.

•

The terms of the Exchange Notes are substantially identical to the Restricted Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the Restricted Notes do not apply to the Exchange Notes.

•

Each of our existing and future restricted subsidiaries that guarantees any of our credit facilities (the “Guarantors”) will unconditionally guarantee the Exchange Notes. If we do not make payments on the Exchange Notes, the Guarantors must make them instead.

•	We do not intend to list the Exchange Notes on any securities exchange or to have them approved for quotation through any automated quotation system.

Investment in these securities involves risk. See “Risk Factors” beginning on page 15

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are first being mailed to all holders of the original notes on                     , 2010.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DAVE & BUSTER’S, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DAVE & BUSTER’S, INC. AND ITS SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference statements that are, or may deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the use of forward looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and in documents incorporated herein by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in the documents incorporated herein by reference. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or in the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods. As a result we caution you against relying on any forward-looking statement.

The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those anticipated or predicted:

•	the impact of the global economic crisis on our business and financial results;

•	our ability to open new stores and operate them profitably;

•	changes in consumer preferences, general economic conditions or consumer discretionary spending;

•	the effect of competition in our industry;

•	potential fluctuations in our quarterly operating results due to seasonality and other factors;

•	the impact of potential fluctuations in the availability and cost of food and other supplies;

•	the impact of instances of food-borne illness and outbreaks of disease;

•	the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages;

•	legislative or regulatory changes;

•	the continued service of key management personnel;

•	our ability to attract, motivate and retain qualified personnel;

•	the impact of litigation;

•	changes in accounting principles, policies or guidelines;

•	changes in general economic conditions or conditions in securities markets or the banking industry;

•	a materially adverse change in the financial condition of Dave & Buster’s;

•	adverse local conditions, events, terrorist attacks, weather and natural disasters; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You should also read carefully the factors described in the “Risk factors” section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Any forward-looking statements which we make in this prospectus speak only as of the date of such statements, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

NON-GAAP FINANCIAL MEASURES

The Securities and Exchange Commission (“SEC”) has adopted rules to regulate the use in filings with the SEC and in public disclosures of “non-GAAP financial measures,” such as net income (loss) before interest expense (net), provision (benefit) for income taxes and depreciation and amortization expense (“EBITDA”), Adjusted EBITDA and the ratios related thereto. These measures are derived on the basis of methodologies other than in accordance with Generally Accepted Accounting Principles (“GAAP”). These rules govern the manner in which non-GAAP financial measures are publicly presented and prohibit in all filings with the SEC, among other things:

•

exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP liquidity measure; and

•

adjustment of a non-GAAP financial measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years.

The non-GAAP financial measures we have included in this prospectus, EBITDA and Adjusted EBITDA do not comply with the SEC rules governing the presentation of non-GAAP financial measures. In addition, some of the adjustments to EBITDA which comprise Adjusted EBITDA, as presented in this prospectus, would not be allowed under Regulation S-X under the Securities Act. See “Summary—Summary historical and pro forma financial and other data” for a description of the calculation of EBITDA and Adjusted EBITDA. Our measurements of EBITDA and Adjusted EBITDA may not be comparable to those of other companies that use similarly titled measures. For a presentation of income before cumulative effect of a change in accounting principle as calculated under GAAP and a reconciliation to our EBITDA and Adjusted EBITDA, see “Summary—Summary historical and pro forma financial and other data” and “Selected historical consolidated financial and other data” in this prospectus.

PRESENTATION OF STORE LEVEL AND CUSTOMER INFORMATION

This prospectus contains information regarding our store-level performance, on a per store basis and average store revenues. Except where the context otherwise indicates, this information is presented using results for stores that have been opened for at least one year and excludes information for our one franchised store located in Canada.

Comparable store sales data represents a period-over-period comparison of stores open at least 18 months as of the beginning of each of the relevant fiscal periods. See “Management’s discussion and analysis of financial condition and results of operations.”

This prospectus also contains information regarding guest feedback, guest satisfaction, guest demographics and other similar items. This information is based upon data collected by us during the periods presented. This information is reported voluntarily by our guests and thus represents responses from only a portion of the total number of our guests. We have not independently verified any of the demographic information collected from our customers. Over the periods presented, we have also made changes to the questionnaires used to collect this information from customers and to the way in which we encourage customers to respond to them. We use the information collected as one measure of the performance of our stores and use it to assess the success of our initiatives to improve the quality of the product we offer.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus but does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus, including our consolidated financial statements and the related notes included elsewhere herein. You should also carefully consider the information set forth under “Risk factors.” In addition, certain statements include forward-looking information that is subject to risks and uncertainties. See “Cautionary statement regarding forward-looking statements.”

Company overview

We are the leading owner and operator of high-volume venues that combine dining and entertainment in North America. We offer our customers a unique opportunity to “Eat Drink Play®” all in one location, through a full menu of high-quality food and beverage items combined with an extensive assortment of entertainment attractions, including state-of-the-art video games, interactive simulators and other games of skill. We developed this concept in 1982, and remain the only company offering this customer experience under a single brand and on a national basis. We believe we appeal to a diverse customer base by providing a highly customizable experience in a dynamic and fun setting.

As of August 2, 2010, we owned and operated 57 stores in 24 states and Canada. In addition, there is one franchised store operating in Canada. Our stores range in size between 16,000 and 66,000 square feet, are open seven days a week and our average revenues per store were $9.8 million in fiscal 2009.

When our founders opened our first location in Dallas in 1982, they sought to create a unique venue providing interactive entertainment options for adults and families, while serving high-quality food and beverages. Since then we have followed the same principle for each new store, and in doing so have developed a distinctive brand based on a differentiated customer value proposition: Eat Drink Play®. The interplay between entertainment, dining and full-service bar areas is the defining feature of the Dave & Buster’s customer experience, and the layout of each store is designed to maximize crossover between these activities. We believe this creates an experience that cannot be replicated at home or elsewhere without having to visit multiple destinations. Our guests enjoy the flexibility to tailor each visit into a highly customized experience, which we believe further differentiates our brand. Our locations are also designed to be attractive venues for private parties, business functions and other corporate sponsored events.

The transactions

On June 1, 2010, Games Acquisition Corp. (“Holdings”), a newly-formed Delaware corporation owned by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, “Oak Hill”) acquired all of the outstanding capital stock (the “Acquisition”) of Dave & Buster’s Holdings, Inc. (“D&B Holdings”) from Wellspring Capital Partners III, L.P. (“Wellspring”) and HBK Main Street Investors L.P. (“HBK” and, together with Wellspring, the “Sellers”). In connection therewith, Games Merger Corp., a newly-formed Missouri corporation and an indirect wholly-owned subsidiary of Holdings, merged (the “Merger”) with and into D&B Holdings’ wholly-owned, direct subsidiary, Dave & Buster’s, Inc. (with Dave & Buster’s, Inc. being the surviving corporation in the Merger). As a result of the Acquisition, Oak Hill indirectly controls approximately 96% and certain members of our Board of Directors and management control approximately 4% of the outstanding capital stock of Holdings. Subsequent to the transactions described above, Holdings changed its name to Dave & Buster’s Parent, Inc.

On the closing date of the Acquisition, the following events occurred:

•	All outstanding shares of D&B Holdings’ common stock, other than shares held by Holdings, were converted into the right to receive the per share acquisition consideration;

•

All vested options to acquire D&B Holdings’ common stock were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration without interest;

•	We retired all outstanding debt and accrued interest related to our existing senior credit facility and senior notes;

•	We issued $200,000,000 of the Restricted Notes;

•	We entered into a senior secured credit facility which provides for senior secured financing of up to $200,000,000 consisting of:

•	a $150,000,000 term loan facility with a maturity on June 1, 2016, and

•

a $50,000,000 revolving credit facility, including a sub-facility of up to the U.S. dollar equivalent of $1,000,000 for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility, and a swingline sub-facility, with a maturity on June 1, 2015.

We refer to these events, together with the Merger, in this prospectus as the “Transactions.”

Oak Hill Capital Partners

Oak Hill Capital Partners is a private equity firm with more than $8.4 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Over a period of more than 24 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners’ equity investment in Dave & Buster’s will be made primarily out of its current fund, Oak Hill Capital Partners III, L.P., a partnership with $3.8 billion of committed capital that had its final close in February 2009. Oak Hill Capital Partners invests across the broad segments of the U.S. and global economies with an industry-focused, theme-based approach. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes.

Summary description of the exchange offer

On June 1, 2010, we completed the private offering of $200,000,000 aggregate principal amount of the Restricted Notes. As part of that offering, we entered into a registration rights agreement with the initial purchasers of those Restricted Notes in which we agreed, among other things, to offer to exchange up to $200,000,000 aggregate principal amount of Exchange Notes for a like principal amount of Restricted Notes. We sometimes refer to the Restricted Notes and Exchange Notes collectively in this prospectus as the “Notes.” Below is a summary of the exchange offer:

Restricted Notes	$200,000,000 aggregate principal amount of 11% Senior Notes due 2018 issued on June 1, 2010.

Exchange Notes	$200,000,000 aggregate principal amount of 11% Senior Notes due 2018, the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”). The form and terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

Exchange offer	We are offering to issue up to $200,000,000 principal amount of the Exchange Notes, in exchange for a like principal amount of the Restricted Notes, to satisfy our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration date; tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless the exchange offer is extended in our sole and absolute discretion. By tendering your Restricted Notes in the exchange offer, you represent to us that:

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for Restricted Notes that were acquired by you as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the Exchange Notes you receive. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of distribution.”

Withdrawal	You may withdraw any Restricted Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time on the applicable expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The exchange offer—Conditions to the exchange offer” for more information regarding the conditions to the exchange offer.

Procedures for tendering the Restricted Notes	Except as set forth below, a holder of Restricted Notes who wishes to tender notes for exchange must, on or prior to the expiration date of the exchange offer:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, or

•	if notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent.

In addition, either:

•	the exchange agent must receive the certificates for the Restricted Notes and the letter of transmittal;

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent’s account at The Depository Trust Company (“DTC”), along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described in the letter of transmittal.

Special procedures for beneficial owners	If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

Material federal income tax considerations	The exchange of the Restricted Notes for Exchange Notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain United States federal income tax considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of proceeds	We will not receive any proceeds from the exchange offer.

Exchange agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The exchange offer—Exchange agent.”

Resales	We are registering the exchange offer in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations of the Securities Act by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

•	you are not an affiliate of ours.

If you are an affiliate of ours, or are engaged in or intend to engage in, or have any arrangement or understanding with any person to participate in, the distribution of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

See the discussion below under the caption “The exchange offer—Consequences of exchanging or failing to exchange Restricted Notes” for more information.

Broker-dealer	Each broker or dealer that receives Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes which were received by such broker-dealer as a result of market making activities or other trading activities. See “Plan of distribution” for more information.

Registration rights agreement	When we issued the Restricted Notes on June 1, 2010, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes. Under the terms of the registration rights agreement, we agreed to file with the SEC, and cause to become effective, a registration statement relating to an exchange of the Restricted Notes for the Exchange Notes.

We also agreed to file a shelf registration statement under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay additional interest to the holders of the Restricted Notes under certain circumstances. See “Description of the Exchange Notes” and “Registration rights.”

Consequences of not exchanging Restricted Notes

If you do not exchange your Restricted Notes in the exchange offer, your Restricted Notes will continue to be subject to the restrictions on transfer currently applicable to the Restricted Notes. In general, you may offer or sell your Restricted Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Restricted Notes under the Securities Act. Under some circumstances, however, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Restricted Notes by these holders. For more information regarding the consequences of not tendering your Restricted Notes and our obligation to file a shelf registration statement, see “The exchange offer—Consequences of exchanging or failing to exchange Restricted Notes” and “Description of the Exchange Notes—exchange offer; registration rights.”

Summary description of the Exchange Notes

The following summary contains basic information about the Exchange Notes and is not intended to be complete. For a more complete understanding of the Exchange Notes, please refer to the section entitled “Description of the Exchange Notes” in this prospectus.

Issuer	Dave & Buster’s, Inc.

Securities	$200,000,000 aggregate principal amount of 11% Senior Notes due 2018.

Maturity	June 1, 2018.

Interest payment dates	June 1 and December 1, commencing December 1, 2010.

Optional redemption	The Notes will be redeemable at our option, in whole or in part, at any time on or after June 1, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2013, we may redeem up to 40% of the original principal amount of the Notes with the proceeds of one or more equity offerings at a redemption price of 111% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2014, we may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, plus a make-whole premium.

Mandatory offers to purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, if such proceeds are not otherwise used within the time periods specified herein to, among other things, repay indebtedness of our company or any Restricted Subsidiary, as defined in the section entitled “Description of the Exchange Notes” in this prospectus (other than disqualified stock or any subordinated obligations of our company or any guarantor), to repay indebtedness under our senior secured credit facility (with a corresponding reduction in commitment) or to invest in additional assets related to our business.

Guarantees	The Notes are guaranteed on a senior basis by all our domestic subsidiaries. The Notes are also guaranteed on a senior basis by all of our future restricted subsidiaries, other than our foreign subsidiaries. The guarantees are unsecured senior indebtedness of our subsidiary guarantors and have the same ranking with respect to indebtedness of our subsidiary guarantors as the Notes have with respect to our indebtedness.

Ranking	The Notes:

•	are our general unsecured, unsubordinated obligations;

•	rank equally in right of payment with all future senior debt;

•

are effectively subordinated to our obligations under our existing and future secured indebtedness, including the senior secured credit facility, to the extent of the collateral securing such indebtedness;

•	are senior in right of payment to all our existing and future indebtedness that is expressly subordinated in right of payment to the Notes; and

•	are structurally subordinated to all the existing and future liabilities of our subsidiaries that are not guarantors.

Since the Notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding up of our company or the guarantors or upon a default in payment with respect to, or the acceleration of, any indebtedness under the senior secured credit facility or other senior secured indebtedness, the assets of our company and the guarantors that secure other senior secured indebtedness will be available to pay obligations on the Notes and the guarantees only after all indebtedness under such other secured indebtedness has been repaid in full from such assets.

Covenants	We issued the Notes under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture, among other things,

limits our ability and the ability of our restricted subsidiaries (as defined under the heading “Description of the Exchange Notes”) to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	repurchase capital stock;

•	make other restricted payments, including without limitation, paying dividends and making investments;

•	create liens;

•	redeem debt that is junior in right of payment to the Notes;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict dividends from subsidiaries;

•	enter into mergers or consolidations;

•	enter into transactions with affiliates;

•	guarantee indebtedness;

•	enter into certain sale/leaseback transactions; and

•	enter into new lines of business.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of the Exchange Notes.”

Risk factors

In evaluating an investment in the Exchange Notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk factors” for risks associated with an investment in the Exchange Notes.

Summary consolidated historical and pro forma financial and other data

Set forth below are our summary consolidated historical and pro forma and other data. Accounting principles generally accepted in the United States require operating results for Dave & Buster’s, Inc. prior to the Acquisition completed June 1, 2010 to be presented as the results of the “Predecessor” in the historical financial statements. Operating results subsequent to the Merger will be presented as the results of the “Successor” and will include all periods including and subsequent to June 1, 2010.

The statements of operations and cash flows data for each of the three fiscal years in the period ended January 31, 2010 and the balance sheet data as of January 31, 2010 and February 1, 2009 were derived from the Predecessor’s audited consolidated financial statements included elsewhere in this prospectus. The statements of operations and cash flows data for each of the thirteen week periods ended May 2, 2010 and May 3, 2009 and the balance sheet data as of May 2, 2010 were derived from the Predecessor’s unaudited consolidated financial statements included elsewhere in this prospectus and, in the opinion of management, include all normal recurring adjustments necessary to present fairly the data for such periods and as of such dates. This historical consolidated financial data does not reflect the consummation of the Transactions or our capital structure following the Transactions and is not indicative of results that would have been reported had the Transactions occurred, nor is it indicative of our future financial position or operating results.

Also included is unaudited summary pro forma consolidated financial and other data for the fiscal year ended January 31, 2010 and the thirteen weeks in the period ended May 2, 2010. The unaudited pro forma statement of operations data has been prepared assuming the Transactions occurred as of February 2, 2009, and the unaudited pro forma consolidated balance sheet data reflects the financial position of our business as if the Transactions had occurred on May 2, 2010. The summary pro forma data does not purport to represent what our results of operations or financial position would have been had the Transactions occurred at any such date, nor does this data purport to represent the results of operations for any future period. The pro forma adjustments are based upon available information and certain assumptions as discussed in the notes to the unaudited financial information presented under “Unaudited pro forma consolidated financial information.”

The “Summary consolidated historical and pro forma consolidated financial and other data” should be read in conjunction with “Unaudited pro forma consolidated financial information,” “Selected historical consolidated financial and other data,” “Management’s discussion and analysis of financial condition and results of operations” and the historical consolidated financial statements of the Predecessor and the notes related thereto, included elsewhere in this prospectus.

	Thirteen Weeks Ended			Fiscal year ended
	May 2, 2010	May 2, 2010(1)(3)	May 3, 2009	January 31, 2010	January 31, 2010(1)(3)	February 1, 2009	February 3, 2008
(Dollars in thousands)	(Predecessor)	(Pro forma)	(Predecessor)	(Predecessor)	(Pro forma)	(Predecessor)	(Predecessor)
Statement of operations data:
Revenues:
Food and beverage revenues	$71,357	$71,357	$71,000	$269,973	$269,973	$284,779	$293,097
Amusement and other revenues	70,218	70,218	67,426	250,810	250,810	248,579	243,175

Total revenues	141,575	141,575	138,426	520,783	520,783	533,358	536,272

Operating costs:
Cost of products:
Cost of food and beverage	17,277	17,277	17,406	65,349	65,349	70,520	72,493
Cost of amusement and other	10,586	10,586	9,549	38,788	38,788	34,218	34,252

Total cost of products	27,863	27,863	26,955	104,137	104,137	104,738	106,745
Operating payroll and benefits	33,468	33,468	34,532	132,114	132,114	139,508	144,920
Other store operating expenses	45,605	45,605	42,604	174,685	174,685	174,179	171,627
General & administrative expenses	8,617	8,668	7,405	30,437	30,632	34,546	38,999
Depreciation & amortization expense	12,501	12,501	12,733	53,658	53,658	49,652	51,898
Preopening costs	1,189	1,189	1,146	3,881	3,881	2,988	1,002

Total operating costs	129,243	129,294	125,375	498,912	499,107	505,611	515,191

Operating income	12,332	12,281	13,051	21,871	21,676	27,747	21,081
Interest expense, net	5,348	8,222	5,549	22,122	32,771	26,177	31,183

Income (loss) before provision (benefit) for income taxes	6,984	4,059	7,502	(251)	(11,095)	1,570	(10,102)
Provision (benefit) for income taxes	3,073	3,073	2,335	99	99	(45)	(1,261)

Net income (loss)	$3,911	$986	$5,167	$(350)	$(11,194)	$1,615	$(8,841)

Statement of cash flow data:
Cash provided by (used in):
Operating activities	$9,445		$10,903	$59,054		$52,197	$50,573
Investing activities	(6,985)		(8,177)	(48,406)		(49,084)	(30,899)
Financing activities	(125)		(2,125)	(2,500)		(13,625)	(11,000)

Balance sheet data (as of end of period):
Cash and cash equivalents	$19,017	$6,019	$9,135	$16,682		$8,534	$19,046
Working capital (deficit)	(16,908)	(24,856)	(30,494)	(28,019)		(35,196)	(30,666)
Property & equipment, net	285,732	285,732	292,478	294,151		296,805	296,974
Total assets	482,571	743,210	476,902	483,640		480,936	496,203
Total debt	227,125	350,000	227,625	227,250		229,750	243,375
Stockholders’ equity	97,004	238,074	97,224	92,646		92,023	90,756

Other data:
Adjusted EBITDA(1)	$26,966	$26,915	$27,537	$83,145	$82,950	$87,378	$84,367
Cash interest expense(2)	5,664	7,705	5,871	22,966	30,728	24,682	26,296
Capital expenditures	6,988	6,988	8,177	48,423	48,423	49,254	31,355
Stores open at end of period	57	57	53	56	56	52	49

(1)	“EBITDA” is calculated as net income (loss), plus interest expense (net), provision (benefit) for income taxes and depreciation and amortization expense. “Adjusted EBITDA” represents EBITDA, as defined, excluding loss on asset disposal, gain on acquisition of limited partnership, share-based compensation, currency transaction (gain) loss, preopening costs, reimbursement of affiliate expenses, severance and deferred amusement revenue, ticket liability and other.

Pro forma adjustments related to the unaudited pro forma consolidated statement of operations have been computed assuming the Transactions occurred as of February 2, 2009. See note (3) below and the “Unaudited pro forma consolidated financial information” section and related notes thereto.

EBITDA and Adjusted EBITDA are presented because certain investors use them as measures of a company’s historical operating performance and its ability to service and incur debts. We believe Adjusted EBITDA is a more meaningful measure than EBITDA because Adjusted EBITDA excludes certain non-recurring and non-cash items, which are not excluded in the calculation of EBITDA. However, EBITDA and Adjusted EBITDA are not measures prepared in accordance with GAAP. Accordingly, these measures should not be considered in isolation from, as an alternative to or as more meaningful than net income, cash flows or other income data (as calculated in accordance with GAAP) or as a measure of liquidity. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly-titled measures reported by other companies.

Our calculation of EBITDA and Adjusted EBITDA for the periods presented is set forth below:

	Thirteen Weeks Ended			Fiscal year ended
	May 2, 2010	May 2, 2010(3)	May 3, 2009	January 31, 2010	January 31, 2010(3)	February 1, 2009	February 3, 2008
(Dollars in thousands)	(Predecessor)	(Pro forma)	(Predecessor)	(Predecessor)	(Pro forma)	(Predecessor)	(Predecessor)
Net income (loss)	$3,911	$986	$5,167	$(350)	$(11,194)	$1,615	$(8,841)
Interest expense, net	5,348	8,222	5,549	22,122	32,771	26,177	31,183
Provision (benefit) for income taxes	3,073	3,073	2,335	99	99	(45)	(1,261)
Depreciation and amortization expense	12,501	12,501	12,733	53,658	53,658	49,652	51,898

EBITDA	24,833	24,782	25,784	75,529	75,334	77,399	72,979
Loss on asset disposal(a)	200	200	173	1,361	1,361	1,648	1,369
Gain on acquisition of limited partnership(b)	—	—	—	(357)	(357)	—	—
Share-based compensation(c)	251	251	9	722	722	880	1,514
Currency transaction (gain) loss(d)	(85)	(85)	(24)	(123)	(123)	124	—
Preopening costs(e)	1,189	1,189	1,146	3,881	3,881	2,988	1,002
Reimbursement of affiliate expenses(f)	188	188	188	905	905	1,735	750
Severance(g)	—	—	31	295	295	906	3,337
Deferred amusement revenue, ticket liability & other(h)	230	230	230	932	932	1,698	3,416
Transaction costs (i)	160	160	—	—	—	—	—

Adjusted EBITDA	$26,966	$26,915	$27,537	$83,145	$82,950	$87,378	$84,367

(a)	Represents the net book value of assets disposed of during the year. Primarily relates to assets replaced in ongoing operation of business.
(b)	Represents gain recognized in connection with our acquisition of a 49.9% limited partnership interest in a limited partnership that owns a Jillian’s store in the Discover Mills Mall near Atlanta, Georgia. See “Notes to Consolidated Financials Statements—Note 3: Acquisition of Limited Partnership.”
(c)	Represents historical stock compensation expense resulting from grants under the D&B Holdings 2006 Option Plan. Such grants have been converted into the right to receive the per share acquisition consideration in the Transactions.
(d)	Represents the effect of foreign currency transaction (gains) or losses related to our stores in Canada.
(e)	Represents costs incurred prior to the opening of our new stores or stores that have undergone major conversions.
(f)	Represents amounts paid to Wellspring under our historical expense reimbursement agreement and amounts expected to be paid under an expense reimbursement agreement that we expect to enter into with Oak Hill Capital Management, LLC. See “Certain relationships and transactions—Expense reimbursement agreement.”
(g)	Represents severance costs associated with the departure of key executives and organizational restructuring efforts implemented by the Company.
(h)	Primarily represents adjustments to liabilities established for future amusement game play and the fulfillment of tickets won by guests on our redemption games.
(i)	Represents costs incurred during the transaction process.
(2)	“Cash interest expense” represents interest expense for the period less amortization of debt, original issue discount (if any), and issuance costs, less interest capitalized during the period and adjustments to mark our swap contracts to fair value.
(3)	The Transactions will be accounted for as a business combination using the purchase method of accounting. As of the date of this prospectus, the valuation studies necessary to estimate the fair values of the assets and the liabilities we will acquire and to allocate the cost of the Acquisition have not been completed. For purposes of computing pro forma adjustments, we have assumed that historical recorded amounts of the assets and liabilities approximate their respective fair values and the excess of the acquisition cost over the historical net assets of Dave & Buster’s has been presented as an adjustment of indefinite lived intangible assets and goodwill. Accordingly, the pro forma balance sheet information does not include any adjustment of the historical recorded amounts of inventories, property and equipment, finite-lived intangible assets, deferred lease liabilities, or other assets or liabilities that may result from the allocation of the acquisition cost based on such valuation studies. The adjustment of the historical recorded amounts of assets and liabilities to their respective fair values may also result in adjustments to depreciation and amortization expense, rent expense and the provision for income taxes which are not reflected in the accompanying pro forma consolidated statements of operations. In addition, the final allocation of the acquisition cost will be based on the actual assets and liabilities of Dave & Buster’s that exist as of the date of the Acquisition. Therefore, the actual allocation of the cost of the Acquisition will differ from the allocation assumed in our pro forma consolidated financial statements. The adjustments arising from the valuation studies will not impact our cash flows, including cash interest. However such adjustments could result in material increases or decreases in our EBITDA and Adjusted EBITDA.

RISK FACTORS

An investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risks described below as well as other information and data included in this prospectus before making an investment decision. If any of the events described in the risk factors below occur, these could have a material adverse effect on our business, financial condition, operating results and prospects, which in turn could adversely affect our ability to repay the Exchange Notes.

Risks related to our business

The global economic crisis adversely impacted our business and financial results and a prolonged recession could materially affect us in the future.

Our industry is dependent upon consumer discretionary spending. The global economic crisis has reduced consumer confidence to historic lows impacting the public’s ability and/or desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses in the financial markets, personal bankruptcies, and reduced access to credit, resulting in lower levels of guest traffic in our stores. If this difficult economic situation continues for a prolonged period of time and/or deepens in magnitude, our business, results of operations and ability to comply with the covenants under our senior secured credit facility could be materially affected and may result in a deceleration of the number and timing of new store openings. Continued deterioration in customer traffic and/or a reduction in the average amount guests spend in our stores will negatively impact our revenues. This will result in sales de-leverage, spreading fixed costs across a lower level of sales, and will, in turn, cause downward pressure on our profitability. This could result in reductions in staff levels, asset impairment charges and potential closures. Future recessionary effects are unknown at this time and could have a potential material adverse effect on our financial position and results of operations. There can be no assurance that the government’s plans to stimulate the economy will restore consumer confidence, stabilize the financial markets, increase liquidity and the availability of credit, or result in lower unemployment.

The current economic crisis could have a material adverse impact on our landlords or other tenants in shopping centers in which we are located, which in turn could negatively affect our financial results.

If the recession continues or increases in severity, our landlords may be unable to obtain financing or remain in good standing under their existing financing arrangements, resulting in failures to pay required construction contributions or satisfy other lease covenants to us. In addition, other tenants at shopping centers in which we are located or have executed leases may fail to open or may cease operations. Decreases in total tenant occupancy in shopping centers in which we are located may affect foot traffic at our stores. All of these factors could have a material adverse impact on our operations.

Our growth strategy depends on our ability to open new stores and operate them profitably.

As of August 2, 2010, there were 57 company locations in the United States and Canada and one franchise location in Canada. A key element of our growth strategy is to open additional stores in locations that we believe will provide attractive returns on investments. We have identified a number of additional sites for potential future Dave & Buster’s stores. Our ability to open new stores on a timely and cost-effective basis is dependent on a number of factors, many of which are beyond our control, including our ability to:

•	find quality locations;

•	reach acceptable agreements regarding the lease or purchase of locations;

•	comply with applicable zoning, land use and environmental regulations;

•	raise or have available an adequate amount of money for construction and opening costs;

•	timely hire, train and retain the skilled management and other employees necessary to meet staffing needs;

•	obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

•	efficiently manage the amount of time and money used to build and open each new store.

If we succeed in opening new stores on a timely and cost-effective basis, we may nonetheless be unable to attract enough customers to new stores because potential customers may be unfamiliar with our stores or atmosphere, or our entertainment and menu options might not appeal to them. Only a small number of our existing stores are the size of our target 35,000 square foot format for our larger stores and as of August 2, 2010, we operate four small format stores. We cannot provide any assurance that our new format stores will meet or exceed the performance of our existing stores or meet or exceed our performance targets, including target sales to net investment ratios and cash-on-cash returns. New stores may even operate at a loss, which could have a significant adverse effect on our overall operating results. Opening a new store in an existing market could reduce the revenue at our existing stores in that market. In addition, historically, new stores experience a drop in revenues after their first year of operation. Typically, this drop has been temporary and has been followed by increases in comparable store revenue in line with the rest of our comparable store base, but there can be no assurance that this will be the case in the future or that a new store will succeed in the long term.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area.

Some of our new stores will be located in areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new stores to be less successful than stores in our existing markets. An additional risk of expanding into new markets is the lack of market awareness of the Dave & Buster’s brand. Stores opened in new markets may open at lower average weekly sales volumes than stores opened in existing markets, and may have higher store-level operating expense ratios than stores in existing markets. Sales at stores opened in new markets may take longer to reach average store volumes, if at all, thereby adversely affecting our overall profitability.

We may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment and restaurant markets, which could have material adverse effect on our business, results of operations or financial condition.

The out-of-home entertainment market is highly competitive. We compete for customers’ discretionary entertainment dollars with theme parks, as well as with providers of out-of-home entertainment, including localized attraction facilities such as movie theatres, sporting events, bowling alleys, nightclubs and restaurants. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of stores, have been in business longer, have greater name recognition and are better established in the markets where our stores are located or are planned to be located. As a result, they may be able to invest greater resources than we can in attracting customers and succeed in attracting customers who would otherwise come to our stores. The legalization of casino gambling in geographic areas near any current or future store would create the possibility for entertainment alternatives, which could have a material adverse effect on our business and financial condition. We also face competition from local establishments that offer entertainment experiences similar to ours and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food. We also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming and home movie delivery. Our failure to compete favorably in the competitive out-of-home and home-based entertainment and restaurant markets could have a material adverse affect on our business, results of operations and financial condition.

Our quarterly results of operations are subject to fluctuations due to the seasonality of our business and the timing of new openings and other events.

Our operating results fluctuate significantly from quarter to quarter as a result of seasonal factors. Prior to fiscal year 2008 our revenues were substantially higher in the fourth quarter driven in part by the increased number of holiday parties held during that time of year. Our revenues and profitability have been lower during the third quarter with the first and second quarter being somewhat similar in results. We expect similar trends to continue in the future. We expect seasonality will continue to be a factor in our results of operations. As a result, factors affecting peak seasons could have a disproportionate effect on our results. For example, the number of days between Thanksgiving and New Year’s Day and the days of the week on which Christmas and New Year’s Eve fall affect the volume of business we generate during the December holiday season and can affect our results for the full fiscal year. In addition, adverse weather during the winter holiday season can have a significant impact on our fourth quarter, and therefore our results for the full fiscal year.

Our operating results may also fluctuate significantly because of non-seasonal factors. Due to our relatively limited number of locations, poor results of operations at any single store could significantly affect our overall profitability. Additionally, the timing of new store openings may result in significant fluctuations in quarterly performance. Due to the substantial up-front financial requirements to open new stores, the investment risk related to any single store is much larger than that associated with many other restaurants or entertainment venues. We typically incur most pre-opening costs for a new store within the two months immediately preceding, and the month of, the store’s opening. In addition, the labor and operating costs for a newly opened store during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of revenues.

Our operations are susceptible to the availability and cost of food and other supplies, in most cases from a limited number of suppliers, which subject us to possible risks of shortages, interruptions and price fluctuations.

Our profitability depends in part on our ability to anticipate and react to changes in product costs. Cost of food and beverage as a percentage of food and beverage revenue was 24.2% in fiscal 2009, 24.8% in fiscal 2008 and 24.7% in fiscal 2007. Cost of amusement and other costs as a percentage of amusement and other revenue was 15.5% in fiscal 2009, 13.8% in fiscal 2008 and 14.1% in fiscal 2007. If we have to pay higher prices for food or other supplies, our operating costs may increase, and, if we are unable or unwilling to pass such cost increases on to our customers, our operating results could be adversely affected.

We have entered into a long-term contract with U.S. Foodservice, Inc. which provides for the purchasing, warehousing and distributing of a substantial majority of our food, non-alcoholic beverage and chemical supplies. The unplanned loss of this distributor could adversely affect our business by disrupting our operations as we seek out and negotiate a new distribution contract. We also have multiple short-term supply contracts with a limited number of suppliers. If any of these suppliers do not perform adequately or otherwise fail to distribute products or supplies to our stores, we may be unable to replace the suppliers in a short period of time on acceptable terms, which could increase our costs, cause shortages of food and other items at our stores and cause us to remove certain items from our menu. We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of food and other supplies.

The limited number of amusement suppliers, the availability of new amusement offerings, the cost and availability of redemption items that appeal to guests and the market demand for new games could adversely impact the cost to acquire and operate new amusements. We may not be able to anticipate and react to changing food, beverage and amusement costs by adjusting purchasing practices, menu and game prices, and a failure to do so could have a material adverse effect on our operating results.

Instances of food-borne illness and outbreaks of disease, as well as negative publicity relating thereto, could result in reduced demand for our menu offerings and reduced traffic in our stores and negatively impact our business.

Our business could be severely impacted by a widespread regional, national or global health epidemic. A widespread health epidemic (such as the avian flu) or food-borne illness (such as aphthous fever, which is also known as hoof and mouth disease, as well as hepatitis A, lysteria, salmonella and e-coli), whether or not traced to one of our stores, may cause customers to avoid public gathering places or otherwise change their eating behaviors. Even the prospects of a health epidemic could change consumer perceptions of food safety, disrupt our supply chain and impact our ability to supply certain menu items or staff our stores. Outbreaks of disease, including severe acute respiratory syndrome, which is also known as SARS, as well as influenza, could reduce traffic in our stores. Any of these events would negatively impact our business. In addition, any negative publicity relating to these and other health-related matters may affect consumers’ perceptions of our stores and the food that we offer, reduce guest visits to our stores and negatively impact demand for our menu offerings.

We may not be able to obtain and maintain licenses and permits necessary to operate our stores in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

We are subject to various federal, state and local laws affecting our business. Each store is subject to licensing and regulation by a number of governmental authorities, which may include alcoholic beverage control, amusement, health and safety and fire agencies in the state, county or municipality in which the store is located. Each store is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one location may lead to the loss of licenses at all locations in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each store, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. In certain jurisdictions, a notice or application will need to be filed with the relevant jurisdictions for the transfer of our liquor licenses as a result of the Acquisition. The Acquisition is not conditioned upon the receipt of the approval to transfer any of the liquor licenses. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and our ability to obtain such a license or permit in other locations.

As a result of operating certain entertainment games and attractions, including games that offer redemption prizes, we are subject to amusement licensing and regulation by the states, counties and municipalities in which our stores are located. Certain entertainment attractions are heavily regulated and such regulations vary significantly between communities. Moreover, states and local communities are tending to consider additional regulation regarding redemption games. From time-to-time, existing stores may be required to modify certain games, alter the mix of games, or terminate the use of specific games as a result of the interpretation of regulations by state or local officials, any of which could adversely affect our operations.

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

We are also subject to federal, state and local environmental laws, regulations and other requirements. More stringent and varied requirements of local and state governmental bodies with respect to zoning, land use and environmental factors could delay or prevent development of new stores in particular locations. Environmental laws and regulations also govern, among other things, discharges of pollutants into the air and water as well as the presence, handling, release and disposal of and exposure to hazardous substances. These laws provide for significant fines and penalties for noncompliance. Third parties may also make personal injury, property damage or other claims against us associated with actual or alleged release of or exposure to hazardous substances at our properties. We could also be strictly liable, without regard to fault, for certain environmental conditions at properties we formerly owned or operated as well as at our current properties.

In addition, we are subject to the Fair Labor Standards Act, which governs such matters as minimum wages, overtime, and other working conditions, along with the Americans with Disabilities Act and various family-leave mandates. From time-to-time, the U.S. Congress and the states consider increases in the applicable minimum wage. Several states in which we operate have enacted increases in the minimum wage which have taken effect during the last three years and further increases are anticipated in 2010. Although we expect increases in payroll expenses as a result of federal and state mandated increases in the minimum wage, such increases are not expected to be material. However, we are uncertain of the repercussion, if any, of increased minimum wages on other expenses. For example, our suppliers may be more severely impacted by higher minimum wage standards, which could result in increased costs to us. If we are unable to offset these costs through increased costs to our customers, our business, results of operations and financial condition could be adversely affected.

Our sales and results of operations may be adversely affected by the passage of health care reform legislation and climate change and other environmental legislation and regulations. The costs and other effects of new legal requirements cannot be determined with certainty. For example, new legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent that such requirements increase prices charged to us by vendors because of increased compliance costs. At this point, we are unable to determine the impact that health care reform could have on our employer- sponsored medical plans or that climate change and other environmental legislation and regulations could have on our overall business.

We face potential liability with our stored value cards under the property laws of some states.

Our Power Cards and gift cards, which may be used for games and to purchase products in our stores, are stored value cards. We recognize income from unredeemed cards when we determine that the likelihood of the cards being redeemed is remote. Certain states include gift cards under their abandoned property laws, and require companies to remit to the state cash in an amount equal to all or a designated portion of the unredeemed balance on the gift cards after a specified period of time. We do not remit any amounts relating to unredeemed gift cards to states based upon our assessment of applicable laws. The analysis of the potential application of the abandoned property laws to our gift cards is complex, involving an analysis of constitutional, statutory provisions and factual issues. In the event that one or more states successfully challenges our position on the application of its abandoned property law to our gift cards, or if the estimates that we use in projecting the likelihood of the cards being redeemed prove to be inaccurate, our liabilities with respect to unredeemed gift cards may be materially higher than the amounts shown in our financial statements. If we are required to materially increase the estimated liability recorded in our financial statements with respect to unredeemed gift cards, our net income could be materially and adversely affected.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

Our business may be adversely affected by legal or governmental proceedings brought by or on behalf of our customers or employees. In recent years, a number of restaurant companies, including ours, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and a number of these lawsuits have resulted in the payment of substantial damages by the defendants. We could also face potential liability if we are found to have misclassified certain employees as exempt from the overtime requirements of the federal Fair Labor Standards Act and state labor laws. In addition, from time-to-time customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to a store. We are also subject to a variety of other claims in the ordinary course of business, including personal injury, lease and contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their guests.

We are also subject to “dram shop” statutes in certain states in which our stores are located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. We are currently the subject of certain lawsuits that allege violations of these statutes. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations or financial condition. As approximately 32% of our food and beverage revenues were derived from the sale of alcoholic beverages during fiscal 2009, adverse publicity resulting from these allegations may materially affect us and our stores.

We may face labor shortages that could slow our growth and adversely impact our ability to operate our stores.

The successful operation of our business depends upon our ability to attract, motivate and retain a sufficient number of qualified executives, managers and skilled employees. From time-to-time, there may be a shortage of skilled labor in certain of the communities in which our stores are located. Shortages of skilled labor may make it increasingly difficult and expensive to attract, train and retain the services of a satisfactory number of qualified employees and could delay the planned openings of new stores or adversely impact our existing stores. Any such delays, material increases in employee turnover rates in existing stores or widespread employee dissatisfaction could have a material adverse effect on our business and results of operations. Competition for qualified employees could require us to pay higher wages, which could result in higher labor costs and could have a material adverse effect on our results of operations.

We depend on the services of key executives, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our future success significantly depends on the continued service and performance of our key management personnel. We have employment agreements with all members of senior management. However, we cannot prevent members of senior management from terminating their employment with us. Losing the services of members of senior management could materially harm our business until a suitable replacement is found, and such replacement may not have equal experience and capabilities. In addition, we have not purchased key personnel life insurance on any members of our senior management.

Local conditions, events, terrorist attacks, adverse weather conditions and natural disasters could adversely affect our business.

Certain of the regions in which our stores are located have been, and may in the future be, subject to adverse local conditions, events, terrorist attacks, adverse weather conditions or natural disasters, such as earthquakes, floods and hurricanes. In particular, seven of our stores are located in California and are subject to earthquake risk, and our three stores in Florida, our two stores in Houston and our one store in Honolulu are subject to hurricane risk. Depending upon its magnitude, adverse weather or a natural disaster could severely damage our stores, which could adversely affect our business, results of operations or financial condition. We currently maintain property and business interruption insurance through the aggregate property policy for each of the stores. However, such coverage may not be sufficient if there is a major disaster. In addition, upon the expiration of our current insurance policies, adequate insurance coverage may not be available at reasonable rates, or at all.

Our Nashville, Tennessee store was extensively damaged by the recent historic flooding in the Nashville area. The store is covered by up to $25 million in property and business interruption insurance subject to a net overall deductible of approximately $1,000. We have initiated property insurance claims, including business interruption, with our insurers. We cannot estimate at this time when the store will be back in operation.

Unfavorable publicity relating to one or more of our stores may taint public perception of the Dave & Buster’s brand, which could reduce sales in one or more of our stores and make our brand less valuable.

The strength of our brand is impacted by public perception of the quality of our food and facilities. Multi-store businesses, such as ours, can be adversely affected by unfavorable publicity resulting from poor food quality, illness or health concerns, or a variety of other operating issues stemming from one or a limited number of stores. Adverse publicity involving any of these factors could make our stores less appealing, reduce our guest traffic and/or impose practical limits on pricing. In the future, some of our stores may be operated by franchisees. Any such franchisees will be independent third parties that we do not control. Although our franchisees will be contractually obligated to operate the store in accordance with our standards, we would not oversee their daily operations. If one or more of our stores were the subject of unfavorable publicity, our overall brand could be adversely affected, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to renew real property leases on favorable terms, or at all, which may require us to close a store or relocate, either of which could have a material adverse effect on our business, results of operations or financial condition.

Of the 57 stores operated by us as of August 2, 2010, 56 stores are operated on leased premises. The leases typically provide for a base rent plus additional rent based on a percentage of the revenue generated by the stores on the leased premises once certain thresholds are met. A lease on one of our stores is scheduled to expire during late fiscal 2010 and the Company is evaluating whether to seek to extend the term of the lease on this store. A decision not to renew a lease for a store could be based on a number of factors, including an assessment of the area in which the store is located. We may choose not to renew, or may not be able to renew, certain of such existing leases if the capital investment then required to maintain the stores at the leased locations is not justified by the return on the required investment. If we are not able to renew the leases at rents that allow such stores to remain profitable as their terms expire, the number of such stores may decrease, resulting in lower revenue from operations, or we may relocate a store, which could subject us to construction and other costs and risks, and, in either case, could have a material adverse effect on our business, results of operations or financial condition.

Fixed rental payments account for a significant portion of our operating expenses, which increases our vulnerability to general adverse economic and industry conditions and could limit our operating and financial flexibility.

Payments under our operating leases account for a significant portion of our operating expenses. For example, total rental payments, including additional rental payments based on sales at some of our stores, under operating leases were approximately $44,865,000 or 8.6% of our total revenues, in fiscal 2009. In addition, as of May 2, 2010, we were a party to operating leases requiring future minimum lease payments aggregating approximately $136,041,000 through fiscal 2012 and approximately $321,084,000 thereafter. We expect that we will lease any new stores we open under operating leases. Our substantial operating lease obligations could have significant negative consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring a substantial portion of our available cash to be applied to pay our rental obligations, thus reducing cash available for other purposes;

•	limiting our flexibility in planning for or reacting to changes in our business or the industry in which we compete; and

•	placing us at a disadvantage with respect to our competitors.

We depend on cash flow from operations to pay our lease obligations and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities and sufficient funds are not otherwise available to us from borrowings under bank loans or from other sources, we may not be able to service our operating lease obligations, grow our business, respond to competitive challenges or fund our other liquidity and capital needs, which would have a material adverse affect on us.

If we are unable to adequately protect our brand, our business could be harmed significantly.

Our brand is essential to our success and competitive position. We use a combination of intellectual property rights, such as trademarks and service marks, to protect our brand. The success of our business strategy depends, in part, on our continued ability to use our intellectual property rights to increase brand awareness and further develop our branded products in both existing and new markets. If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. If third parties misappropriate or infringe our intellectual property, our image, brand and the goodwill associated therewith may be harmed, our brand may fail to achieve and maintain market recognition, and our competitive position may be harmed, any of which could have a material adverse effect on our business. To protect our intellectual property, we may become involved in litigation, which could result in substantial expenses, divert the attention of management, and adversely affect our revenue, financial condition and results of operations.

There can be no assurance that third parties will not assert that our products and services infringe, or may infringe, their proprietary rights. Any such claims, regardless of merit, could lead to litigation, which could result in substantial expenses, divert the attention of management, cause significant delays, materially disrupt the conduct of our business and have a material adverse effect on our financial condition and results of operations. As a consequence of such claims, we could be required to pay a substantial damage award, take a royalty-bearing license, discontinue the use of third party products used within our operations and/or rebrand our business and products.

Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business, operating results, and the Notes.

Maintaining effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. If we are unable to maintain adequate internal controls, our business and operating results could be harmed. Any failure to remediate deficiencies noted by our independent registered public accounting firm or to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. If our management or our independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of the Notes could drop significantly.

Disruptions in our information technology systems could have an adverse impact on our operations.

Our operations are dependent upon the integrity, security and consistent operation of various systems and data centers, including the point-of-sale, kiosk and amusement operations systems in our stores, data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulty could lead to significant expenses or to losses due to disruption in our business operations. In 2007, there was an external breach of our credit card processing systems which led to fraudulent credit card activity and resulted in the payment of fines and reimbursements for the fraudulent credit card activity. As part of a settlement with the Federal Trade Commission, we have implemented a series of corrective measures in order to ensure that our computer systems are secure and that our customers’ personal information is protected. Despite our considerable efforts and investment in technology to secure our computer network, security could still be compromised, confidential information could be misappropriated or system disruptions could occur in the future. This could lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. For example, we maintain business interruption insurance, but there can be no assurance that the coverage for a severe or prolonged business interruption at one or more of our stores would be adequate. Given the limited number of stores we operate, such a loss could have a material adverse effect on our results of operations. In addition, we do not currently carry insurance for breaches of our computer network security. Moreover, we believe that insurance covering liability for violations of wage and hour laws is generally not available. These losses, if they occur, could have a material adverse effect on our business and results of operations.

Our board of directors may be controlled by a single stockholder, whose interest may not aligned with yours.

As a result of the Transactions, Oak Hill indirectly controls approximately 96% of our outstanding capital stock. Neither Oak Hill nor its affiliates have any obligation to contribute additional funds (directly or indirectly to) the Company.

Accordingly, Oak Hill indirectly beneficially owns a majority of our outstanding shares of common stock and can determine the outcomes of the elections of members of our board of directors and the outcome of corporate actions requiring stockholder approval, including mergers, consolidations and the sale of all or substantially all of our assets. The interests of Oak Hill could conflict with those of our public debt holders. For example, if we encounter financial difficulties or are unable to pay our debts as they come due, the interests of Oak Hill as an equity holder might conflict with the interests of our noteholders. Oak Hill may have an interest in Dave & Buster’s pursuing acquisitions, divestitures or financings or other transactions that, in its judgment could enhance its equity investment, even though such transactions may involve significant risks to our noteholders. In addition, Oak Hill and its affiliates may in the future own interests in businesses that compete with ours.

Risks related to the exchange offer and holding the Notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the Notes.

After giving effect to the Transactions, including this offering and the applications of the proceeds thereof, we will be significantly leveraged and our total indebtedness will be approximately $350 million based on the amount of debt we will have outstanding on the closing date of the Transactions. The following chart shows our pro forma level of indebtedness and certain other information as of May 2, 2010, after giving effect to the Transactions:

Pro forma as of May 2, 2010
(In thousands)
Senior secured credit facility
Revolving credit facility	$—
Term loan	150,000
Restricted Notes	200,000

Total debt	350,000

Stockholder’s equity	$238,074

Our substantial indebtedness could have important consequences, including:

•	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes may be limited;

•

a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities;

•	certain of our borrowings are at variable rates of interest, exposing us to the risk of increased interest rates;

•	our ability to adjust to changing market conditions may be limited and may place us at a competitive disadvantage compared to less-leveraged competitors; and

•	we may be vulnerable in a downturn in general economic conditions or in business, or may be unable to carry on capital spending that is important to our growth.

We may be able to incur substantially more indebtedness, including indebtedness ranking equal to the Notes and the guarantees. This could increase the risks associated with the Notes.

Subject to the restrictions in the indenture and in other instruments governing our other outstanding indebtedness (including our senior secured credit facility), we may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture and the senior secured credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If debt were added to our existing debt levels, the related risks that we now face would increase. In addition, our senior secured credit facility and the indenture do not prevent us from incurring obligations that do not constitute indebtedness thereunder.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flows from operating activities to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes and the senior secured credit facility.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Notes and the senior secured credit facility. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous borrowing covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including our senior secured credit facility and the indenture, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Restrictive covenants may adversely affect our operations.

Our senior secured credit facility and the indenture will contain various covenants that limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	make certain restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	enter into certain sale and leaseback transactions;

•	make capital expenditures above a certain level;

•	prepay or defease specified debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, the restrictive covenants in our senior secured credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our senior secured credit facility if not waived by the requisite number of lenders. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts then outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facility. If the lenders under our senior secured credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior secured credit facility and our other indebtedness, including the Notes, or borrow sufficient funds to refinance such indebtedness, if at all. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See “Description of other indebtedness.”

Variable-rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our senior secured credit facility, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable-rate indebtedness would increase even though the amount borrowed remained the same, and our net income would consequently decrease. Borrowings under the senior secured credit facility will bear interest, at our option, based upon either a base rate (or, in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-months (or, if agreed by the applicable lenders, nine or twelve months) interest periods chosen by us or the Canadian Borrower, as applicable in each case, plus an applicable margin percentage. Swingline loans will bear interest at the base rate plus the applicable margin.

The Notes and guarantees are not secured by any of our assets. Our senior secured credit facility is secured and our bank lenders have a prior claim on substantially all our assets.

The Notes and the guarantees are general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness, including our obligations under our senior secured credit facility, to the extent of the value of the collateral securing the indebtedness. However, our senior secured credit facility will be secured by a perfected first priority security interest in all of our tangible and intangible assets. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under those instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, the lenders under our senior secured credit facility will have a prior claim on our assets securing the debt owed to them. In that event, because the Notes and guarantees will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy your claims in full.

The Notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the Notes.

You will not have any claim as a creditor against our foreign subsidiary that is not guaranteeing the Notes or against any of our future subsidiaries that do not become guarantors of the Notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, as well as preferred stock of those subsidiaries will be structurally senior to your claims against those subsidiaries.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any) and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our senior secured credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and our indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facility could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of other indebtedness” and “Description of the exchange notes.”

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of a change of control event, as defined in the indenture, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any change of control to make required repurchases of Notes tendered. In addition, the terms of our senior secured credit facility will limit our ability to repurchase your Notes and will provide that certain change of control events will constitute an event of default thereunder. Our future debt agreements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the Notes or those restrictions in our senior secured credit facility and the indenture will not allow such repurchases.

In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “Change of Control” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture that would trigger our obligation to repurchase the Notes. Therefore, if an event occurs that does not constitute a “Change of Control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your Notes despite the event. See “Description of other indebtedness” and “Description of the Exchange Notes—Change of control.”

Federal and state fraudulent transfer laws permit a court to void the Notes and the guarantees, and, if that occurs, you may not receive any payments on the Notes.

The issuance of the Notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Notes or a guarantee and, in the case of (ii) only, one of the following is also true:

•	we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they become due.

If a court were to find that the issuance of the Notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the Notes or such guarantee or subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the Notes to repay any amounts received with respect to the Notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Further, the voidance of the Notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the Notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the Notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the Notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established public market. We do not intend to have the Notes or any Exchange Notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the Notes, and the Exchange Notes, if issued, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the Notes or the Exchange Notes and they may discontinue their market-making activities at any time without notice. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the Notes or the Exchange Notes. The liquidity of any market for the Notes will depend on a number of factors, including:

•	the number of holders of Notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the Notes for the Exchange Notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. We cannot assure you that the market, if any, for the Notes or the Exchange Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Notes or Exchange Notes. Therefore, we cannot assure you that you will be able to sell your Notes or Exchange Notes at a particular time or that the price you receive when you sell will be favorable.

Holders of Restricted Notes who fail to exchange their Restricted Notes in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the exchange offer, see the discussions below under the captions “The exchange offer—Consequences of exchanging or failing to exchange Restricted Notes” and “Certain United States federal income tax considerations.”

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made in accordance with the procedures described in this prospectus. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreements will terminate. See “The exchange offer—Procedures for tendering Restricted Notes” and “The exchange offer—Consequences of exchanging or failing to exchange Restricted Notes.”

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

THE EXCHANGE OFFER

Purpose of the exchange offer

When we sold the Restricted Notes on June 1, 2010, we and our guarantors entered into a registration rights agreement with the initial purchasers of those Restricted Notes.

Under the registration rights agreement, we and the guarantors agreed for the benefit of the holders of the Restricted Notes that we will use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for an issue of SEC-registered Exchange Notes with the terms identical to the Restricted Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Pursuant to the registration rights agreement, we and our guarantors agreed, for the benefit of the holders of the Restricted Notes, to:

•

use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes with the terms identical terms to the Restricted Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below); and

•	use our reasonable best efforts to cause the exchange offer to be consummated within 210 days of the closing of the offering of the Restricted Notes.

We also agreed to file a shelf registration statement under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay additional interest to the holders of the Restricted Notes under certain circumstances. See “Description of the Exchange Notes—Registration rights.”

The exchange offer is not being made to holders of Restricted Notes in any jurisdiction in which the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the exchange offer

Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange Restricted Notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2010. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $200,000,000 aggregate principal amount of Restricted Notes are outstanding. This prospectus is first being sent on or about the date hereof to all holders of Restricted Notes known to us.

We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders as described below. During any such extension, all Restricted Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the exchange offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period if necessary to ensure that at least five business days remain in the exchange offer following notice of the material announcement. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for tendering Restricted Notes

When a holder of Restricted Notes tenders, and we accept, Restricted Notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions described in this prospectus and the letter of transmittal.

Valid Tender. Except as set forth below, a holder of Restricted Notes who wishes to tender notes for exchange must, on or prior to the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth under the caption “—Exchange Agent;” or

•

if Restricted Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth under the caption “—Exchange Agent.”

In addition, either:

•	the exchange agent must receive the certificates for the Restricted Notes and the letter of transmittal;

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering holder that the tendering holder has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that holder. In this prospectus, the term “book-entry confirmation” means a timely confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC.

If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us, in our reasonable judgment, of the person’s authority to act.

Any beneficial owner of Restricted Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial owner wishes to participate in the exchange offer.

The method of delivery of Restricted Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent and should obtain proper insurance. No letter of transmittal or Restricted Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them. We will not accept any alternative conditional or contingent tenders. Each tendering holder, by execution of the letter of transmittal, waives any right to receive any notice of the acceptance of such tender.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Restricted Notes, where the Restricted Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Book-Entry Transfer. The exchange agent will make a request to establish an account at DTC with respect to Restricted Notes for purposes of the exchange offer within two business days after the date of this prospectus. Subject to the establishment of such accounts, any financial institution that is a participant in DTC’s book-entry transfer facility system may make a book-entry delivery of Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfers. However, although delivery of Restricted Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the caption “Exchange Agent” on or before the expiration date or the guaranteed delivery procedures described below must be complied with. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the participant identified in the agent’s message.

Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery. Holders who wish to tender their Restricted Notes and (i) whose Restricted Notes are not immediately available, (ii) who cannot deliver their Restricted Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, or (iii) who cannot complete the procedures for delivery by book-entry transfer, may effect a tender if:

(a) the tender is made through an eligible institution;

(b) before the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery by mail, hand delivery, overnight courier or facsimile transmission setting forth the name and address of the holder of the Restricted Notes, the certificate number or numbers of the Restricted Notes and the amount of Restricted Notes being tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificates for all physically tendered Restricted Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(c) a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificates representing all tendered Restricted Notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered Restricted Notes will be determined by us, in our reasonable judgment, and that determination will be final and binding on all parties. We reserve the right, in our reasonable judgment, to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under the caption “—Conditions to the Exchange Offer” or any defect or irregularity in any tender of Restricted Notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. No tender of Restricted Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Acceptance of Restricted Notes for exchange; delivery of the Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See “—Conditions to the exchange offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered Restricted Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Restricted Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Withdrawal rights

Tenders of Restricted Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must specify the name of the person having tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the certificate number or numbers and the principal amount of the original notes), and (where certificates for Restricted Notes have been transmitted) specify the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the exchange agent, then, before the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Restricted Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Restricted Notes may be re-tendered by following one of the procedures described above under the caption “—Procedures for Tendering” at any time on or before the expiration date.

Conditions to the exchange offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if prior to the expiration date, the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC.

The foregoing condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion, except that we will not waive the condition with respect to an individual holder unless we waive such condition with respect to all holders. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer. The condition to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indentures under the Trust Indenture Act.

Exchange agent

We have appointed Wells Fargo Bank, National Association, as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of other documents should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

By Registered or Certified Mail:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

PO Box 1517

Minneapolis, MN 55480

By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By Facsimile

(for Eligible Institutions only):

(612) 667-6282

For Information of Confirmation by Telephone:

(800) 344-5128

In Person by Hand Only:

WELLS FARGO BANK, N.A.

12th Floor-Northstar East Building

Corporate Trust Operations

608 Second Avenue South

Minneapolis, MN 55479

Fees and expenses

The principal solicitation is being made by mail by Wells Fargo Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursement to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting treatment

We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the Exchange Notes.

Transfer taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Restricted Notes in the exchange offer unless you instruct us to register the Exchange Notes in the name of, or request that Restricted Notes not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of exchanging or failing to exchange Restricted Notes

The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

If you do not exchange your Restricted Notes for Exchange Notes in the exchange offer, your Restricted Notes will continue to be subject to the provisions of the indentures regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities laws. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

We are registering the exchange offer in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

•	you are not an affiliate of ours.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the exchange offer represents that:

•	it is not our affiliate;

•

it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the exchange offer;

•	it is acquiring the Exchange Notes in its ordinary course of business; and

•

if it is a broker-dealer, it will receive the Exchange Notes for its own account in exchange for Restricted Notes that were acquired by it as a result of its market-making or other trading activities and that it will deliver a prospectus in connection with any resale of the Exchange Notes it receives. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of distribution.”

As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the exchange offer registration statement.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the Predecessor’s ratio of earnings to fixed charges on a historical basis for each of the last five fiscal years ended January 31, 2010, and for the thirteen weeks ended May 2, 2010 and May 3, 2009 and on a pro forma basis for the thirteen week period ended May 2, 2010 and the fiscal year ended January 31, 2010.

Thirteen weeks ended			Fiscal year ended				334-day period from March 8, 2006 to February 4, 2007(1)	37-day period from January 30, 2006 to March 7, 2006(2)	Fiscal year ended January 29, 2006(2)
May 2, 2010	May 2, 2010	May 3, 2009	January 31, 2010(1)	January 31, 2010(1)	February 1, 2009	February 3, 2008(1)
	(Pro forma)			(Pro forma)
1.73x	1.32x	1.78x	—	—	1.03x	—	—	1.46x	1.32x

(1)	Earnings for the fiscal year ended January 31, 2010, the pro forma fiscal year ended January 31, 2010, the fiscal year ended February 3, 2008, and the 334-day period ended February 4, 2007 were insufficient to cover fixed charges by approximately $891,000, $11,834,000, $10,253,000, and $20,907,000, respectively.

(2)	These periods represent operations of the Predecessor prior to acquisition of the Predecessor by the Sellers. The Sellers purchased all of the Predecessor common stock on March 8, 2006.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements included elsewhere in this prospectus, and adjusted to give effect to the Transactions that occurred on June 1, 2010. The unaudited pro forma consolidated statements of operations for the thirteen week period ended May 2, 2010 and for the year ended January 31, 2010 give effect to the Transactions as if they had occurred as of February 2, 2009. The unaudited pro forma consolidated balance sheet as of May 2, 2010 gives effect to the Transactions as if they had occurred on that date. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable based on information currently available, and are described in the accompanying notes. The pro forma consolidated financial statements should not be considered indicative of actual balance sheet data or results that would have been achieved had the Transactions been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma consolidated financial information should be read in conjunction with “Summary—The Transactions,” “Use of proceeds,” “Management’s discussion and analysis of financial condition and results of operations” and our historical consolidated financial statements and the notes thereto included elsewhere in this prospectus.

The Transactions will be accounted for in accordance with accounting guidance for business combinations and, accordingly, will result in the recognition of assets acquired and liabilities assumed at fair value. As of the date of this prospectus, the valuation studies necessary to estimate the fair values of the assets and the liabilities and to allocate the cost of the acquisition have not been completed. For purposes of computing pro forma adjustments, we have assumed that historical recorded amounts of the assets and liabilities approximate their respective fair values and the excess of the acquisition cost over the historical net assets of Dave & Buster’s has been presented as an adjustment of indefinite-lived intangible assets and goodwill. Accordingly, the accompanying pro forma balance sheet does not include any adjustment of the historical recorded amounts of inventories, property and equipment, finite-lived intangible assets, deferred lease liabilities, other assets or liabilities, or the associated adjustments to deferred taxes that may result from the allocation of the acquisition cost based on such valuation studies. The adjustment of the historical recorded amounts of assets and liabilities to their respective fair values may also result in adjustments to depreciation and amortization expense, rent expense and the provision for income taxes which are not reflected in the accompanying pro forma consolidated statements of operations. In addition, the final allocation of the acquisition cost will be based on the actual assets and liabilities of Dave & Buster’s that exist as of the date of the Acquisition. Therefore, the actual allocation of the cost of the acquisition will differ from the allocation assumed in these pro forma consolidated financial statements. The adjustments arising from the valuation studies will not impact our cash flows, including cash interest and rent. However, such adjustments could result in material increases or decreases in our EBITDA and Adjusted EBITDA.

Unaudited pro forma consolidated balance sheet as of May 2, 2010

(Dollars in thousands)	Historical	Pro forma adjustments		Pro forma
ASSETS

Current Assets:
Cash	$19,017	$(12,998	)(a)	$6,019
Inventories	13,972	—		13,972
Prepaid expense	10,516	1,703	(b)	12,219
Deferred Income taxes	5,246	—		5,246
Other current assets	5,571	—		5,571

Total current assets	54,322	(11,295)		43,027
Property and equipment, net	285,732	—		285,732
Intangible assets and goodwill	128,857	262,759	(c)	391,616
Other assets	13,660	9,175	(d)	22,835

Total assets	$482,571	$260,639		$743,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current installment of long-term debt	$956	$544	(e)	$1,500
Accounts payable	22,559	—		22,559
Accrued liabilities	42,005	(3,306	)(f)	38,699
Income taxes payable	5,671	(585	)(g)	5,086
Deferred Income taxes	39	—	(a)	39

Total current liabilities	71,230	(3,347)		67,883
Deferred income taxes	9,945	585	(g)	10,530
Deferred occupancy costs	66,307	—		66,307
Other liabilities	11,916	—		11,916
Long-term Debt, less current installment	226,169	(77,669	)(e)	148,500
Notes offered hereby	—	200,000	(e)	200,000
Total stockholders’ equity	97,004	141,070	(h)	238,074

Total liabilities and stockholders’ equity	$482,571	$260,639		$743,210

Notes to unaudited pro forma consolidated balance sheet

(a)	Represents the pro forma adjustments that adjust Dave & Buster’s cash in accordance with the Transactions:

(In thousands)	As of May 2, 2010
Cash proceeds from:
Investment in our common stock by Oak Hill & Management	$245,498
New senior secured credit facility	150,000
Restricted Notes	200,000

595,498
Cash transaction costs associated with new debt and completion of Transactions	(21,784)

573,714

Payment of outstanding Predecessor debt
Revolving credit facility	—
Term loan	(67,125)
Senior Notes	(160,000)

$(227,125)

Payment of costs associated with Predecessor debt
Redemption premium on Senior Notes	$(9,000)
Redemption period interest payment	(1,500)
Cancellation of interest rate swap contacts	(1,664)
Payment of accrued interest through May 2, 2010	(2,462)

$(14,626)

Payments to existing shareholders including payments made to escrow and payment of Seller’s expenses related to Transaction	$(334,156)
Payment of available cash balances to Sellers	(10,805)

$(12,998)

The pro forma financial statements assume that the Successor’s transaction costs were approximately $22,604 and consisted of:

Costs related to new debt financing	$13,477
Costs related to the Merger	4,424
Bridge loan commitment fees	3,000
Insurance coverage costs	1,703

$22,604

Approximately $21,784 of the above costs were paid upon closing of the Transactions, the remainder of the Successor’s transaction costs are reflected as an adjustment of $820 to accrued liabilities (note f).

No income tax benefit has been provided for the deferred tax assets related to deductible expenses related to the Transactions or the writeoff of historic unamortized debt issuance costs (note d). Such deferred tax assets may be realized as a result of the generation of taxable income in the future.

(b)	Represents the prepaid costs of insurance policies covering Director and Officer liability and Representation and Warranty insurance coverage included in Transaction Costs. The policies obtained provide coverage for insured events over terms that range from one to six years.
(c)	Represents the pro forma adjustments to Dave & Buster’s intangible assets and goodwill determined as follows:

As of May 2, 2010
Total payments to Seller’s including payments made to escrow and payments of Predecessor expenses related to the Transactions (note a)	$334,156
Less
Historical net book value of Predecessor as of May 2, 2010	97,004
Payment of available cash to Sellers (note a)	(10,805)
Elimination of deferred financing costs	(4,302)
Redemption premium and redemption period interest related to Predecessor Senior Notes (note a)	(10,500)

(71,397)

$262,759

At the closing date of the Transactions, the Sellers funded all accrued and unpaid interest related to our credit facility and paid fees associated with the cancellation of the interest rate swap agreements. As of May 2, 2010, the accrued and unpaid interest on our credit facility totaled $2,462 and the estimated fees for canceling our interest rate swap agreements were $1,664.

We issued an irrevocable notice of redemption of all of our existing Senior Notes at a redemption price of $1,056.25 per $1,000 principal amount of existing Predecessor Senior Notes on the closing date of the Transactions. The amount of the redemption premium was funded from the payments to Sellers.

The accompanying pro forma balance sheet does not include any adjustment of the historical recorded amounts of inventories, property and equipment, finite-lived intangible assets, deferred lease liabilities or other assets or liabilities or the associated adjustments to deferred taxes that may result from the allocation of the acquisition cost based on such appraisals. In addition, the final allocation of the acquisition cost will be based on the actual assets and liabilities of Dave & Buster’s that exist as of the date of the Transactions. Therefore, the actual allocations of the purchase price and the related impact, if any, on deferred taxes will differ from the allocation of the purchase price assumed in these pro forma consolidated financial statements and the impact of these differences could be significant.

(d)	Represents the net pro forma adjustment to capitalized debt issuance cost:

Write-off of unamortized debt issuance costs on existing debt	$(4,302)
Capitalization of new debt issuance costs	13,477

Incremental debt issuance costs	$9,175

(e)	Represents the net pro forma adjustment to debt, assuming the following proceeds from new debt, less payment of Predecessor debt:

	Historical	Pro forma adjustments	Pro forma
Predecessor debt:
Revolving credit facility	$—	$—	$—
Term loans	67,125	(67,125)	—
Senior Notes due 2014	160,000	(160,000)	—

New debt:
Revolving credit facility	—	—	—
Term loans	—	150,000	150,000
Restricted Notes	—	200,000	200,000

Total debt	227,125	122,750	350,000

Less: current maturities of long-term debt	956	544	1,500

Total long-term debt	$226,169	$122,086	$348,500

The pro forma debt obligations set forth above reflect the debt financing for the Transactions, based on the terms of the new debt realized at the close of the Transactions.

(f)	Represents the pro forma payment of the following accrued expenses from seller funds and the recognition of certain liabilities for Transaction costs incurred that will be paid by the Successor:

Payment to terminate interest rate swaps	$(1,664)
Payment of accrued interest	(2,462)
Accrual of transaction costs	820

$(3,306)

At May 2, 2010 we held two interest rate swap contracts that expire in 2011. The contracts have not been designated as hedges and adjustments to mark the instruments to their fair value are recorded as interest expense. These contracts were terminated as part of the Transactions.

(g)	Represents the impact on deferred taxes as a result of the pro forma adjustments related to the termination of our interest rate swap agreements.
(h)	Represents the following pro forma charges to shareholder’s equity:

Elimination of Predecessor equity through purchase price adjustment	$(97,004)
Investment in our common stock by Oak Hill & management	245,498
Transaction costs expensed, (note a)	(7,424)

$141,070

Unaudited pro forma consolidated statement of operations for the thirteen weeks ended May 2, 2010

(Dollars in thousands)	Historical	Pro forma adjustments(a)		Pro forma
Food and beverage revenues	$71,357	$—		$71,357
Amusements and other revenues	70,218	—		70,218

Total revenues	141,575	—		141,575
Total cost of products	27,863	—		27,863
Operating payroll and benefits	33,468	—		33,468
Other store operating expenses	45,605	—		45,605
General and administrative expenses	8,617	51	(b)	8,668
Depreciation and amortization expense	12,501	—		12,501
Preopening costs	1,189	—		1,189

Total Operating Costs	129,243	51		129,294

Operating income	12,332	(51)		12,281
Interest expense, net	5,348	2,874	(c)	8,222

Income before provision for income taxes	6,984	(2,925)		4,059
Provision (Benefit) for income taxes	3,073	—	(d)	3,073

Net income (loss)	$3,911	$(2,925)		$986

Unaudited pro forma consolidated statement of operations for the year ended January 31, 2010

(Dollars in thousands)	Historical	Pro forma adjustments(a)		Pro forma
Food and beverage revenues	$269,973	$—		$269,973
Amusements and other revenues	250,810	—		250,810

Total revenues	520,783	—		520,783
Total cost of products	104,137	—		104,137
Operating payroll and benefits	132,114	—		132,114
Other store operating expenses	174,685	—		174,685
General and administrative expenses	30,437	195	(b)	30,632
Depreciation and amortization expense	53,658	—		53,658
Preopening costs	3,881	—		3,881

Total operating costs	498,912	195		499,107

Operating income	21,871	(195)		21,676
Interest expense, net	22,122	10,649	(c)	32,771

Income (loss) before provision for income taxes	(251)	(10,844)		(11,095)
Provision for income taxes	99	—	(d)	99

Net income (loss)	$(350)	$(10,844)		$(11,194)

Notes to unaudited pro forma consolidated statements of operations

(a)	The Transactions will be accounted for as a purchase in accordance with accounting guidance for business combinations and, accordingly, will result in the recognition of assets acquired and liabilities assumed at their fair values. The adjustments of the historical recorded amount of assets and liabilities to their respective fair value may also result in adjustments to depreciation and amortization expense, rent expense and the provision for income taxes which are not reflected in these pro forma consolidated statements of operations. See note (c) to the pro forma balance sheet above.

As a direct result of the Transactions, the Company will incur certain material, nonrecurring charges during the 12 months succeeding the transaction. These charges include:

(Dollars in thousands)	Thirteen Weeks ended May 2, 2010	Fiscal Year ended January 31, 2010
Professional fees and charges required to complete Transactions	$4,424	$4,424
Bank fees associated with interim financing of Transactions	3,000	3,000

Pro forma transaction expense	$7,424	$7,424

The above costs are not included in the historical statements of operations but are provided for information purposes. Due to the absence of a continuing impact on our operations, these charges have also been excluded from the pro forma adjustments reflected in this presentation.

(b)	Represents the pro forma incremental expense resulting from the amortization of prepaid insurance acquired as a result of the Transaction.

(c)	Represents the pro forma incremental interest expense resulting from the new debt. The pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

(Dollars in thousands)	Thirteen Weeks ended May 2, 2010	Fiscal Year ended January 31, 2010
Estimated interest expense on new debt	$7,762	$30,969
Adjust for interest expense on retired debt	(5,650)	(22,916)
Amortization of new debt issuance costs	517	2,068
Adjust for amortization of debt issuance	(367)	(1,464)
Pro forma impact of cancelling interest rate swap agreement	612	1,992

Total pro forma adjustments to interest expense	$2,874	$10,649

The interest expense above is based on the rates and terms in effect at the closing of the Transaction related to our new senior secured credit facility and our new Restricted Notes. On a pro forma basis, a .125% increase in the interest rates applicable to our new senior secured credit facility would have resulted in additional interest expense of approximately $46 in the thirteen weeks ended May 2, 2010 and $187 in the fiscal year ended January 31, 2010.

(d)	No tax benefit has been provided for the incremental pro forma interest expense. Such tax benefit may be realized as a result of the generation of taxable income in the future.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

Accounting principles generally accepted in the United States require operating results for Dave & Buster’s prior to the Acquisition completed on June 1, 2010 to be presented as Predecessor’s results in the historical financial statements. Operating results for Dave & Buster’s subsequent to the Acquisition will be presented or referred to as Successor’s results in the historical financial statements.

The following table sets forth our selected historical consolidated financial data for each of the five fiscal years in the period ended January 31, 2010 and for the thirteen week periods ended May 2, 2010 and May 3, 2009. The consolidated statement of operations data for each of the three fiscal years in the period ended January 31, 2010 and the consolidated balance sheet data as of January 31, 2010 and February 1, 2009 were derived from the Predecessor’s audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations for the thirteen weeks ended May 2, 2010 and May 3, 2009 and the consolidated balance sheet data as of May 2, 2010 were derived from the Predecessor’s unaudited consolidated financial statements included elsewhere in this prospectus and, in the opinion of management, includes all normal recurring adjustments necessary to present fairly the data for such periods and as of such dates. This historical consolidated financial data does not reflect the consummation of the Transactions or our capital structure following the Transactions and is not indicative of results that would have been reported had the Transactions occurred, nor is it indicative of our future financial position or operating results.

This table should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and the financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results.

	Thirteen weeks ended		Fiscal year ended			334-day period from March 8, 2006 to February 4, 2007	37-day period from January 30, 2006 to March 7, 2006(1)	Fiscal year ended January 29, 2006(1)
(Dollars in thousands)	May 2, 2010	May 3, 2009	January 31, 2010	February 1, 2009	February 3, 2008
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)
Statement of operations data:
Revenues:
Food and beverage revenues	$71,357	$71,000	$269,973	$284,779	$293,097	$256,616	$27,562	$253,996
Amusement and other revenues	70,218	67,426	250,810	248,579	243,175	203,176	22,847	209,456

Total revenues	141,575	138,426	520,783	533,358	536,272	459,792	50,409	463,452

Operating costs:
Cost of products:
Cost of food and beverage	17,277	17,406	65,349	70,520	72,493	64,549	7,111	65,405
Cost of amusement and other	10,586	9,549	38,788	34,218	34,252	28,999	3,268	28,723

Total cost of products	27,863	26,955	104,137	104,738	106,745	93,548	10,379	94,128
Operating payroll and benefits	33,468	34,532	132,114	139,508	144,920	130,123	14,113	130,367
Other store operating expenses	45,605	42,604	174,685	174,179	171,627	147,295	15,323	144,066
General and administrative expenses	8,617	7,405	30,437	34,546	38,999	35,055	3,829	33,951
Depreciation and amortization expense	12,501	12,733	53,658	49,652	51,898	43,892	4,328	42,616
Preopening costs	1,189	1,146	3,881	2,988	1,002	3,470	880	5,325

Total operating costs	129,243	125,375	498,912	505,611	515,191	453,383	48,852	450,453

Operating income	12,332	13,051	21,871	27,747	21,081	6,409	1,557	12,999
Interest expense, net	5,348	5,549	22,122	26,177	31,183	27,064	649	6,695

Income (loss) before provision (benefit) for income taxes	6,984	7,502	(251)	1,570	(10,102)	(20,655)	908	6,304
Provision (benefit) for income taxes	3,073	2,335	99	(45)	(1,261)	(8,592)	422	2,016

Net income (loss)	3,911	5,167	$(350)	$1,615	$(8,841)	$(12,063)	$486	$4,288

Statement of cash flow data:
Cash provided by (used in):
Operating activities	$9,445	$10,903	$59,054	$52,197	$50,573	$43,678	$10,741	$65,423
Investing activities	(6,985)	(8,177)	(48,406)	(49,084)	(30,899)	(341,104)	(10,600)	(63,271)
Financing activities	(125)	(2,125)	(2,500)	(13,625)	(11,000)	299,986	89	(5,957)

Balance sheet data (as of end of period):
Cash and cash equivalents	$19,017	$9,135	$16,682	$8,534	$19,046	$10,372		$7,582
Working capital (deficit)	(16,908)	(30,494)	(28,019)	(35,196)	(30,666)	(31,430)		(37,206)
Property and equipment, net	285,732	292,478	294,151	296,805	296,974	316,840		351,883
Total assets	482,571	476,902	483,640	480,936	496,203	506,813		423,062
Total debt	227,125	227,625	227,250	229,750	243,375	254,375		80,175
Stockholders’ equity	97,004	97,224	92,646	92,023	90,756	96,705		205,220

(1)	These periods represent operations of the Predecessor prior to the acquisition of the Predecessor by the Sellers. The Sellers purchased all of the Predecessor common stock on March 8, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations covers periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the Transactions will have on us, including without limitation, increased leverage, the impact of purchase accounting and debt service requirements. You should read the following discussion of our financial condition and results of operations in conjunction with “Unaudited pro forma consolidated financial information,” “Selected historical consolidated financial and other data” and the historical consolidated financial statements and related notes included elsewhere in this prospectus. All dollar amounts are presented in thousands. This discussion contains forward-looking statements and actual results may differ materially from those suggested by our forward-looking statements for various reasons, including those discussed in the “Risk factors” and “Cautionary statement regarding forward-looking statements” sections of this prospectus. We do not have any intention or obligation to update forward-looking statements included in this prospectus.

General

Our fiscal year ends on the Sunday after the Saturday closest to January 31. All references to the first quarter of 2010 and 2009 relate to the thirteen week periods ending May 2, 2010 and May 3, 2009, respectively. All references to fiscal 2009 relate to the 52 week period ending on January 31, 2010. All references to fiscal 2008 relate to the 52 week period ending on February 1, 2009. All references to fiscal 2007 relate to the 52 week period ending on February 3, 2008.

We are the leading owner and operator of high-volume venues that combine dining and entertainment in North America. We offer our customers a unique opportunity to “Eat Drink Play ®” all in one location, through a full menu of high-quality food and beverage items combined with an extensive assortment of entertainment attractions, including state-of-the-art video games, interactive simulators and other games of skill. We developed this concept in 1982, and remain the only company offering this customer experience under a single brand and on a national basis. We believe we appeal to a diverse customer base by providing a highly customizable experience in a dynamic and fun setting.

As of August 2, 2010, we owned and operated 57 stores in 24 states and Canada. In addition, there is one franchised store operating in Canada. Our stores range in size between 16,000 and 66,000 square feet, and are open seven days a week. See “—Summary historical and pro forma financial and other data” for a reconciliation of Adjusted EBITDA.

In 1982, David “Dave” Corriveau and James “Buster” Corley founded Dave & Buster’s under the belief that there was consumer demand for a combined experience of entertainment, food and drinks. We opened our first two stores in Dallas, Texas in 1982 and 1988 and have subsequently expanded to 57 stores. From 1997 to early 2006, we operated as a public company under the leadership of Dave and Buster. In March 2006, Dave & Buster’s was acquired by D&B Holdings, formerly known as WS Midway Holdings, a holding company controlled by Wellspring and HBK.

Acquisition by Oak Hill Capital Partners

On June 1, 2010, Games Acquisition Corp. (“Holdings”), a newly-formed Delaware corporation owned by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, “Oak Hill”) acquired all of the outstanding capital stock of Dave & Buster’s Holdings, Inc. (“D&B Holdings”) from Wellspring Capital Partners III, L.P. (“Wellspring”) and HBK Main Street Investors L.P. (“HBK” and, together with Wellspring, the “Sellers”) for a total transaction value of $570 million, subject to customary working capital and net indebtedness adjustments as well as adjustments to reflect the cost of obtaining certain third party consents. In connection therewith, Games Merger Corp., a newly-formed Missouri corporation and an indirect wholly-owned subsidiary of Holdings, merged (the “Merger”) with and into D&B Holdings’ wholly-owned, direct subsidiary, Dave & Buster’s, Inc. (with Dave & Buster’s, Inc. being the surviving corporation in the Merger). After the Acquisition, Oak Hill indirectly controls approximately 96% and certain members of our Board of Directors and management control approximately 4% of the outstanding capital stock of Holdings. Subsequent to the transactions described above, Holdings changed its name to Dave & Buster’s Parent, Inc.

On the closing date of the Acquisition, the following events occurred:

•	All outstanding shares of D&B Holdings’ common stock, other than shares held by Holdings, were converted into the right to receive the per share acquisition consideration;

•

All outstanding options to acquire D&B Holdings’ common stock were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration without interest;

•	We retired all outstanding debt and accrued interest related to our existing senior credit facility and senior notes;

•	We issued $200,000 of 11% senior notes due 2018 (“Notes”);

•	We entered into a senior secured credit facility which provides for senior secured financing of up to $200,000 consisting of:

•	a $150,000 term loan facility with a maturity on June 1, 2016, and

•

a $50,000 revolving credit facility, including a sub-facility of up to the U.S. dollar equivalent of $1,000 for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility, and a swingline sub-facility, with a maturity on June 1, 2015.

The Acquisition will be accounted for in accordance with accounting guidance for business combinations and, accordingly will result in the recognition of assets acquired and liabilities assumed at fair value. As of the date of these financial statements, the valuation studies necessary to estimate the fair value of the assets acquired and liabilities assumed and to allocate the cost of the acquisition have not been completed. Based on the allocation of purchase price, we expect that depreciation of fixed assets and amortization of finite lived intangible assets may change from historical amounts and such changes could be material. Accounting principles generally accepted in the United States require operating results for Dave & Buster’s, Inc prior to the Acquisition completed June 1, 2010 to be presented as the Predecessor’s results in the historical financial statements. Operating results subsequent to the Merger will be presented as the Successor’s results and will include all periods including and subsequent to June 1, 2010.

Overview

We monitor and analyze a number of key performance measures in order to manage our business and evaluate financial and operating performance. These measures include:

Revenues

Revenues consist of food and beverage revenues as well as amusement and other revenues. Our revenues are primarily influenced by the number of stores in operation and comparable store revenue. Comparable store revenue growth reflects the change in year-over- year revenue for the comparable store base. We define the comparable store base to include those stores open for a full 18 months as of the beginning of each fiscal year. Percentage changes in the thirteen week periods ended May 2, 2010 and May 3, 2009 and fiscal 2009 and fiscal 2008 have been calculated based on an equivalent number of weeks in both the current and comparison periods. Comparable store sales growth can be generated by an increase in guest traffic counts or by increases in average dollars spent per customer. In first quarter 2010 we derived 34.6% of our total revenue from food sales, 15.8% from beverage sales, 48.8% from amusement sales and 0.8% from other sources. In fiscal 2009, we derived 35.2% of our total revenue from food sales, 16.6% from beverage sales, 47.1% from amusement sales and 1.1% from other sources.

We continually monitor the success of current food and beverage items, the availability of new menu offerings, the menu price structure and our ability to adjust prices where competitively appropriate. With respect to the beverage component, we operate fully-licensed facilities, which means that we offer full beverage service, including alcoholic beverages throughout each store.

Our stores also offer an extensive array of amusements, including state-of-the-art simulators, high-tech video games, traditional pocket billiards and shuffleboard, as well as a variety of redemption games, which dispense coupons that can be redeemed for prizes in the “Winner’s Circle.” Our redemption games include basic games of skill, such as skee-ball and basketball, as well as competitive racing, and individual electronic games of skill. The prizes in the “Winner’s Circle” range from small-ticket novelty items to high-end electronics, such as flatscreen televisions, MP3 players and game systems. We review the amount of game play on existing amusements in an effort to match amusements availability with guest preferences. We intend to continue to invest in new games as they become available and prove to be attractive to guests. Our unique venue allows us to provide our customers with value driven food and amusement combination offerings such as our “Eat & Play Combo.” The “Eat & Play Combo,” allows customers to purchase a variety of entrée and game card pairings at various fixed price levels. In the fourth quarter of 2008, we introduced “Half-Price Game Play Wednesdays” which allow guests to play virtually all of our games for one-half of the regular price on Wednesdays during targeted periods during the year.

We believe that special events business is a very important component of our revenue because a significant percentage of our guests attending a special event are in a Dave & Buster’s for the first time. This is a very advantageous way to introduce the concept to new guests. Accordingly, a considerable emphasis is placed on the special events portion of our business.

Cost of products

Cost of products includes the cost of food, beverages and the “Winner’s Circle” redemption items. During first quarter 2010, the cost of food products averaged 24.6% of food revenue, the cost of beverage products averaged 23.4% of beverage revenue and our amusement and other cost of products averaged 15.1% of amusement and other revenues. During fiscal 2009, the cost of food products averaged 24.2% of food revenue, the cost of beverage products averaged 24.1% of beverage revenue and our amusement and other cost of products averaged 15.5% as a percentage of amusement and other revenues. The cost of products is driven by product mix and pricing movements from third-party suppliers. We continually strive to gain efficiencies in both the acquisition and use of products while maintaining high standards of product quality.

Operating payroll and benefits

Operating payroll and benefits consist of wages, employer taxes and benefits for store personnel. We continually review the opportunity for efficiencies principally through scheduling refinements.

Other store operating expenses

Other store operating expenses consist of store-related occupancy, store expenses, utilities, repair and maintenance and marketing costs.

Store-level variability, quarterly fluctuations, seasonality, and inflation

We have historically operated stores varying in size from 29,000 to 66,000 square feet and have experienced significant variability among stores in volumes, operating results and net investment costs. Our new locations typically open with sales volumes in excess of their run-rate levels, which we refer to as a “honeymoon” effect. We expect our new store volumes and margins to be lower in the second full year of operations than in their first full year of operations, and to grow in line with the rest of our comparable store base thereafter. As a result of the substantial revenues associated with each new store, the timing of new store openings will result in significant fluctuations in quarterly results. We also expect seasonality to be a factor in the operation or results of the business in the future with anticipated lower third quarter revenues and higher fourth quarter revenues associated with the year-end holidays. The historically higher revenues during the fourth quarter will continue to be susceptible to the impact of severe weather on customer traffic and sales during that period.

We expect that volatile economic conditions will continue to exert pressure on both supplier pricing and consumer spending related to entertainment and dining alternatives. Although, there is no assurance that our cost of products will remain stable or that federal or state minimum wage rates will not increase beyond amounts currently legislated, the effects of any supplier price increases or minimum wage rate increases are expected to be partially offset by selected menu price increases where competitively appropriate.

Results of operations

The following table and the period to period comparisons set forth selected data in thousands of dollars and as a percentage of total revenues (unless otherwise noted) for the periods indicated. All information is derived from the consolidated statements of operations included in this prospectus.

(dollars in thousands)	Thirteen weeks ended May 2, 2010		Thirteen weeks ended May 3, 2009		Fiscal year ended January 31, 2010		Fiscal year ended February 1, 2009		Fiscal year ended February 3, 2008
	(Predecessor)		(Predecessor)		(Predecessor)		(Predecessor)		(Predecessor)
Food and beverage revenues	$71,357	50.4%	$71,000	51.3%	$269,973	51.8%	$284,779	53.4%	$293,097	54.7%
Amusement and other revenues	70,218	49.6	67,426	48.7	250,810	48.2	248,579	46.6	243,175	45.3

Total revenues	141,575	100.0	138,426	100.0	520,783	100.0	533,358	100.0	536,272	100.0
Cost of food and beverage (as a percentage of food and beverage revenues)	17,277	24.2	17,406	24.5	65,349	24.2	70,520	24.8	72,493	24.7
Cost of amusement and other (as a percentage of amusement and other revenues)	10,586	15.1	9,549	14.2	38,788	15.5	34,218	13.8	34,252	14.1

Total cost of products	27,863	19.7	26,955	19.5	104,137	20.0	104,738	19.6	106,745	19.9
Operating payroll and benefits	33,468	23.6	34,532	24.9	132,114	25.4	139,508	26.2	144,920	27.0
Other store operating expenses	45,605	32.2	42,604	30.8	174,685	33.6	174,179	32.6	171,627	32.0
General and administrative expenses	8,617	6.1	7,405	5.4	30,437	5.8	34,546	6.5	38,999	7.3
Depreciation and amortization expense	12,501	8.8	12,733	9.2	53,658	10.3	49,652	9.3	51,898	9.7
Pre-opening costs	1,189	0.8	1,146	0.8	3,881	0.7	2,988	0.6	1,002	0.2

Total operating costs	129,243	91.2	125,375	90.6	498,912	95.8	505,611	94.8	515,191	96.1

Operating income	12,332	8.8	13,051	9.4	21,871	4.2	27,747	5.2	21,081	3.9
Interest expense, net	5,348	3.8	5,549	4.0	22,122	4.2	26,177	4.9	31,183	5.8

Income (loss) before provisions for income taxes	6,984	5.0	7,502	5.4	(251)	(0.0)	1,570	0.3	(10,102)	(1.9)
Provision (benefit) for income taxes	3,073	2.2	2,335	1.7	99	0.0	(45)	(0.0)	(1,261)	(0.2)

Net income (loss)	$3,911	2.8%	$5,167	3.7%	$(350)	(0.0)%	$1,615	0.3%	$(8,841)	(1.7)%

Cash provided by (used in):
Operating activities	$9,445		$10,903		$59,054		$52,197		$50,573
Investing activities	(6,985)		(8,177)		(48,406)		(49,084)		(30,899)
Financing activities	(125)		(2,125)		(2,500)		(13,625)		(11,000)
Change in comparable store sales(1)	(2.5)%		(7.9)%		(7.8)%		(2.8)%		4.1%
Stores open at end of period(2)	57		53		56		52		49
Comparable stores open at end of period	49		47		47		46		43

(1)	“Comparable store sales” (year-over-year comparison of stores open at least 18 months as of the beginning of each of the fiscal years) is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends.
(2)	Our new store openings during the last three fiscal years and the first part of the current fiscal year were as follows:

Fiscal year to date 2010		Fiscal year ended January 31, 2010		Fiscal year ended February 1, 2009		Fiscal year ended February 3, 2008
Location	Opening date	Location	Opening date	Location	Opening date	Location	Opening date
Wauwatosa, WI	03/01/2010	Richmond, VA	04/20/2009	Plymouth Meeting, PA	07/21/2008	Tempe, AZ	09/17/2007

Roseville, CA	05/03/2010	Indianapolis, IN	06/15/2009	Arlington, TX	11/24/2008

		Columbus, OH	10/12/2009	Tulsa, OK	01/12/2009

		Niagara Falls, ON, Canada(3)	06/25/2009

(3)	Franchise location.

Thirteen Weeks Ended May 2, 2010 Compared to Thirteen Weeks Ended May 3, 2009

Revenues

Total revenues increased 2.3%, or $3,149 for first quarter of 2010 compared to the first quarter of 2009. Comparable store revenue decreased 2.5%, or $3,356 for first quarter 2010 compared to first quarter 2009. Comparable special events revenues which accounted for 9.6% of consolidated comparable stores revenue for the first quarter of 2010 were flat compared to the first quarter of 2009.

The increased revenues were derived from the following sources:

Comparable stores	$(3,356)
Non comparable stores	6,768
Other	(263)

Total	$3,149

Comparable store revenues during the first quarter of fiscal year 2010 were adversely impacted by severe February snowstorms on the East Coast. We have estimated that the storms resulted in revenue reductions at our comparable stores of approximately $1,500.

Comparable store revenues were also significantly impacted by the unfavorable macro economic environment affecting the restaurant/entertainment industry in general, and the effects of the global economic environment impacted our store locations as well.

Food sales at comparable stores decreased by $759, or 1.7% from $45,814 in the first quarter of 2009 to $45,055 in the first quarter of 2010. Sales mix at our comparable stores continued to show a shift away from the beverage component of our business towards our amusement offerings. Beverage sales at comparable stores decreased by $2,126, or 9.3% from $22,910 in the first quarter of 2009 to $20,784 in the first quarter of 2010. Comparable store amusement revenue in the first quarter of 2010 decreased by $337, or 0.5% from $63,999 in the first quarter of 2009 to $63,662 in the first quarter of 2010. Downward pressures on amusement sales were partially mitigated by our Half-Price Wednesday promotions and Power Card up-sell initiative which provides greater value to guest in terms of chips per dollar.

Our revenue mix was 34.6% for food, 15.8% for beverage and 49.6% for amusements and other for the first quarter of 2010. This compares to 34.3%, 17.0% and 48.7%, respectively, for the first quarter of 2009.

Cost of products

Cost of food and beverage decreased from $17,406 in the first quarter of 2009 to $17,277 in the first quarter of 2010. Cost of food and beverage declined 30 basis points to 24.2% of revenue for the first quarter of 2010 compared to 24.5% for the first quarter of 2009 primarily due to lower liquor and beer costs.

Cost of amusement and other revenues increased from $9,549 in the first quarter of 2009 to $10,586 in the first quarter of 2010. The costs of amusements and other, as a percentage of amusements and other revenues increased 90 basis points to 15.1% of amusement and other revenue for the first quarter of 2010 compared to 14.2% for the first quarter of 2009. This increase is primarily a result of increased redemption costs driven, in part, by increased game play as a result of our Half-Price Wednesday promotions.

Operating payroll and benefits

Operating payroll and benefits decreased by $1,064, or 3.1%, from $34,532 in the first quarter of 2009 to $33,468 in the first quarter of 2010. Operating payroll and benefits declined 130 basis points to 23.6% of revenue for the first quarter of 2010 compared to 24.9% for the first quarter of 2009. This decrease was primarily driven by initiatives designed to reduce hourly labor costs through improved scheduling as well as lower management costs resulting from an accounting centralization effort.

Other store operating expenses

Other store operating expenses increased by $3,001, or 7.0%, from $42,604 in the first quarter of 2009 to $45,605 in the first quarter of 2010. Other store operating expenses as a percentage of revenues increased 140 basis points to 32.2% for the first quarter of 2010 compared to 30.8% for the same period of 2009. This increase is primarily driven by the increase in occupancy expenses related to new stores and the increase in media and production costs related to our new marketing campaign, in the first quarter of 2010 compared to the first quarter of 2009.

General and administrative expenses

General and administrative expenses consist primarily of personnel, facilities and professional expenses for the various departments of our corporate headquarters. General and administrative expenses increased by $1,212, or 16.4%, from $7,405 in the first quarter of 2009 to $8,617 in the first quarter of 2010, primarily due to increased salary, benefits, stock based compensation expenses, and professional fees.

Depreciation and amortization expense

Depreciation and amortization expense includes the depreciation of fixed assets and the amortization of trademarks with finite lives. Depreciation and amortization expense decreased by $232, or 1.8%, from $12,733 in the first quarter of 2009 to $12,501 in the first quarter of 2010. Increases in depreciation from new store openings and maintenance capital expenditures was more than offset by depreciation reductions resulting from certain operating assets being fully depreciated subsequent to the first quarter of fiscal 2009.

Pre-opening costs

Pre-opening costs include costs associated with the opening and organizing of new stores or conversion of existing stores, including the cost of feasibility studies, pre-opening rent, staff-training and recruiting, and travel costs for employees engaged in such pre-opening activities. Pre-opening costs increased slightly from $1,146 in the first quarter of 2009 to $1,189 in the first quarter of 2010.

Interest expense

Interest expense includes the cost of our debt obligations including the amortization of loan fees, adjustments to mark the interest rate swap contracts to fair value and any interest income earned. Interest expense decreased by $201 from $5,549 in the first quarter of 2009 to $5,348 in the first quarter of 2010.

Provision for income taxes

Provision for income taxes consisted of an income tax provision of $3,073 in the first quarter of 2010, and an income tax provision of $2,335 in the first quarter of 2009. Our effective tax rate differs from the statutory rate due to changes in the tax valuation allowance, the deduction for FICA tip credits, state income taxes and the impact of certain expenses that are not deductible for income tax purposes.

As a result of our experiencing cumulative losses before income taxes for the three-year period ended May 2, 2010, we have concluded that it is more likely than not that a portion of our federal and state deferred tax assets will not be fully realized. At May 2, 2010, we estimate an increase in our valuation allowance for the year ending January 30, 2011 in the amount of $606 will be required. This increase in valuation allowance is attributable to deductible temporary differences and carryforwards originating during the year and has been included in our calculation of the annual estimated effective tax rate.

Historically, we have had a partial valuation allowance against all state net operating loss carryforwards. At May 2, 2010, we estimate no change in the valuation allowance for the year ending January 30, 2011 related to state net operating loss carryforwards.

As of May 2, 2010, we have accrued approximately $2,046 of unrecognized tax benefits, including an additional amount of approximately $1,049 of penalties and interest. During the thirteen weeks ended May 2, 2010, we decreased our unrecognized tax benefit by $151 and increased our accrual for interest and penalties by $49. During the first quarter, the Internal Revenue Service completed its federal income tax audit for years 2006 and 2007 and one state jurisdiction completed its income tax audit for 2005 thru 2007. As a result of these audits being completed, the Company has released the related reserves. We currently anticipate that approximately $1,020 of unrecognized tax benefits will be recognized as a result of the expiration of the statute of limitations during fiscal 2010. Future recognition of potential interest or penalties, if any, will be recorded as a component of income tax expense. Because of the impact of deferred tax accounting, $2,318 of unrecognized tax benefits, if recognized, would impact the effective tax rate.

We file income tax returns which are periodically audited by various federal, state and foreign jurisdictions. We are generally no longer subject to federal, state, or foreign income tax examinations for years prior to fiscal 2005.

Fiscal 2009 compared to fiscal 2008

Revenues

Total revenues during fiscal 2009 decreased by $12,575, or 2.4%, from $533,358 in fiscal 2008 to $520,783 in fiscal 2009.

The decreased revenues were derived from the following sources:

Comparable stores	$(40,359)
Non comparable stores	26,907
Other	877

Total	$(12,575)

Comparable store revenues were significantly impacted by the unfavorable macro economic environment affecting the restaurant/entertainment industry in general, and the effects of the global economic environment impacted our store locations as well.

Comparable stores revenue decreased by $40,359, or 7.8%, for fiscal 2009 compared to fiscal 2008. Comparable special events revenues which accounted for 12.0% of consolidated comparable stores revenue for fiscal 2009 fell by 24.4% compared to fiscal 2008. The walk-in component of our comparable store sales declined by 5.0% for fiscal 2009.

Food sales at comparable stores decreased by $16,136, or 8.8% from $183,568 in fiscal 2008 to $167,432 in fiscal 2009. Sales at our comparable stores continued to show a shift away from the beverage component of our business towards our amusements offerings. Beverage sales of comparable stores decreased 12.4% or $11,247 to $79,621 in fiscal 2009 from $90,868 in fiscal 2008. Our amusement revenues experienced a somewhat softer 4.7% decline to $224,410 in fiscal 2009 from $235,509 in fiscal 2008. Downward pressures on amusement sales were partially mitigated by our Half-Price Wednesday promotions and Power Card up-sell initiatives which provides greater value to guests in term of chips per dollar.

Our revenue mix was 35.2% for food, 16.6% for beverage and 48.2% for amusement and other for fiscal 2009. This compares to 35.7%, 17.7% and 46.6%, respectively, for fiscal 2008.

Cost of products

Cost of food and beverage revenues decreased from $70,520 in fiscal 2008 to $65,349 in fiscal 2009 principally as a result of lower food and beverage revenue levels in 2009. Cost of food and beverage products, as a percentage of food and beverage revenues, decreased by 60 basis points to 24.2% of revenue for fiscal 2009 compared to 24.8% of revenue for fiscal 2008. A slight increase in beverage cost was offset by reduced costs in our produce and dairy products.

Costs of amusement and other revenues increased from $34,218 in fiscal 2008 to $38,788 in fiscal 2009. As a percentage of amusement and other revenues, these costs increased by 170 basis points to 15.5% in fiscal 2009 compared to 13.8% of revenues in fiscal 2008 primarily as a result of increased redemption costs driven, in part, by increased game play as a result of our Half-Price Wednesday promotions.

Operating payroll and benefits

Operating payroll and benefits decreased by $7,394, or 5.3%, from $139,508 in fiscal 2008 to $132,114 in fiscal 2009. Operating payroll and benefits as a percentage of revenues decreased by 80 basis points to 25.4% in fiscal 2009 compared to 26.2% in fiscal 2008. This decrease was primarily driven by initiatives designed to reduce hourly labor costs through improved scheduling as well as lower management costs resulting from an accounting centralization effort.

Other store operating expenses

Other store operating expenses increased by $506, or 0.3%, from $174,179 in fiscal 2008 to $174,685 in fiscal 2009. Other store operating expenses as a percentage of revenues increased 100 basis points from 32.6% in fiscal 2008 to 33.6% in fiscal 2009.

General and administrative expenses

General and administrative expenses consist primarily of personnel, facilities, and professional expenses for the various departments of our corporate headquarters. General and administrative expenses decreased by $4,109, or 11.9%, from $34,546 in fiscal 2008 to $30,437 in fiscal 2009. General and administrative expenses as a percentage of revenues decreased from 6.5% in fiscal 2008 to 5.8% in fiscal 2009, primarily due to lower labor costs, and the absence of approximately $2,100 incurred in 2008 related to severance and costs associated with a possible public offering of common stock that was terminated.

Depreciation and amortization expense

Depreciation and amortization expense includes the depreciation of fixed assets and the amortization of trademarks with finite lives. Depreciation and amortization expense increased by $4,006, or 8.1%, from $49,652 in fiscal 2008 to $53,658 in fiscal 2009. Depreciation expense increased primarily due to the new stores opened in fiscal 2008 and 2009.

Pre-opening costs

Pre-opening costs include costs associated with the opening and organizing of new stores or conversion of existing stores, including the cost of feasibility studies, pre-opening rent, staff training and recruiting, and travel costs for employees engaged in such pre-opening activities. Pre-opening costs increased from $2,988 in fiscal 2008 to $3,881 in fiscal 2009. The increase of opening costs is primarily attributable to the opening of three new stores in fiscal 2009 and approximately $1,700 of costs incurred related to the opening of two stores in the first half of 2010.

Interest expense

Interest expense includes the cost of our debt obligations including the amortization of loan fees, adjustments to mark the interest rate swap agreements to fair value and any interest income earned. Interest expense decreased by $4,055 from $26,177 in fiscal 2008 to $22,122 in fiscal 2009. The decrease in interest expense is primarily attributed to adjustments to mark the interest rate swap agreements to their fair value and reduced interest costs attributable to the early retirement of $15,000 of our senior notes in September 2008.

Provision for income taxes

Provision for income taxes consisted of an income tax provision of $99 in fiscal 2009 and a tax benefit of $45 in fiscal 2008. Our effective tax rate differs from the federal corporate statutory rate due to the deduction for FICA tip credits, state income taxes and the impact of certain expenses that are not deductible for income tax purposes.

In fiscal 2009, we recorded an additional net valuation allowance of $977 against our deferred tax assets. The valuation allowance was recorded in accordance with accounting guidance for income taxes. As a result of our experiencing cumulative losses before income taxes for the three-year period ending January 31, 2010, we could not conclude that it is more likely than not that our deferred tax asset will be fully realized. The ultimate realization of our deferred tax assets is dependent on the generation of future taxable income during periods in which temporary differences become deductible.

We have adopted the accounting guidance for uncertainty in income taxes. This guidance limits the recognition of income tax benefits to those items that meet the “more likely than not” threshold on the effective date. As of January 31, 2010, we had approximately $2,468 of unrecognized tax benefits, including approximately $269 in potential interest and penalties, net of related tax benefits. During fiscal 2009, we decreased our unrecognized tax benefit by $43. This decrease resulted primarily from tax positions taken in prior periods and the expiration of the statute of limitations. During the second quarter, one state jurisdiction completed its income tax audit. The Company settled and has released the related reserve. We currently anticipate that approximately $1,395 of unrecognized tax benefits will be settled through federal and state audits or is expected to be recognized as a result of the expiration of statute of limitations during fiscal 2010. Future recognition of potential interest or penalties, if any, will be recorded as a component of income tax expense. Because of the impact of deferred tax accounting, $1,809 of unrecognized tax benefits, if recognized, would affect the effective tax rate.

We file income tax returns which are periodically audited by various federal, state and foreign jurisdictions. We are generally no longer subject to federal, state or foreign income tax examinations for years prior to fiscal 2005.

Fiscal 2008 compared to fiscal 2007

Revenues

Total revenues during fiscal 2008 decreased by $2,914, or 0.5%, from $536,272 in fiscal 2007 to $533,358 fiscal 2008.

The decreased revenues were derived from the following sources:

Comparable stores	$(14,818)
Non comparable stores	12,119
Other	(215)

Total	$(2,914)

Comparable stores revenue decreased by $14,818, or 2.8%, for fiscal 2008 compared to fiscal 2007. Comparable special events revenues accounted for 14.7% of consolidated comparable stores revenue for fiscal 2008 compared to 16.2% for fiscal 2007.

Comparable store revenues were significantly impacted by the unfavorable macro economic environment affecting the restaurant/entertainment industry in general, and the effects of global economic environment impacted our store locations as well. The economic deterioration was most apparent in the latter part of our fiscal year. During the first half of fiscal 2008, our comparable store revenue was 2.5% or $6,550 above fiscal 2007 revenue levels during the similar period. In the second half of fiscal 2008, our comparable sales fell by $21,368 or 8.2% from sales levels achieved during the last six months of fiscal 2007.

During fiscal 2008, we maintained advertising on cable television in all of our markets. Food sales at comparable stores decreased by $7,656, or 4.1% from $188,278 in fiscal 2007 to $180,622 in fiscal 2008. Beverage sales at comparable stores decreased by $7,310, or 7.6% from $96,560 in fiscal 2007 to $89,250 in fiscal 2008. Comparable store amusement revenue in fiscal 2008 increased by $1,118, or 0.5%, from $230,878 in fiscal 2007 to $231,996 in fiscal 2008. Amusement revenue continued to reflect the positive impact of increased points of sale available through the installation of sales kiosks throughout the system and an expansion of available predenominated Power Card alternatives.

Our revenue mix was 35.7% for food, 17.7% for beverage and 46.6% for amusement and other for fiscal 2008. This compares to 36.1%, 18.6% and 45.3%, respectively, for fiscal 2007.

Cost of products

Cost of food and beverage revenues decreased from $72,493 in fiscal 2007 to $70,520 in fiscal 2008 principally as a result of lower food and beverage revenue levels in 2008. Cost of food and beverage products, as a percentage of food and beverage revenues, increased by 10 basis points to 24.8% of revenue for fiscal 2008 compared to 24.7% of revenue for fiscal 2007. Increased food costs resulting from the introduction of certain pre-prepared products were partially offset by reduced costs in our meat, dairy, produce and beverage products.

Costs of amusement and other revenues remained relatively flat at approximately $34,200 year over year. The cost of amusement and other, as a percentage of amusement and other revenues, decreased as a percentage of revenues by 30 basis points to 13.8% in fiscal 2008 compared to 14.1% of revenues in fiscal 2007 primarily as a result of reduced redemption costs.

Operating payroll and benefits

Operating payroll and benefits decreased by $5,412, or 3.7%, from $144,920 in fiscal 2007 to $139,508 in fiscal 2008. Operating payroll and benefits as a percentage of revenues decreased by 80 basis points to 26.2% in fiscal 2008 compared to 27.0% in fiscal 2007. This decrease was primarily driven by initiatives designed to reduce labor costs as well as lower management and hourly employee turnover at our stores and reduced incentive compensation expenses as a result of lower revenues levels.

Other store operating expenses

Other store operating expenses increased by $2,552, or 1.5%, from $171,627 in fiscal 2007 to $174,179 in fiscal 2008. Other store operating expenses as a percentage of revenues increased 60 basis points from 32.0% in fiscal 2007 to 32.6% in fiscal 2008. This increase was driven primarily by additional expenditures related to our national marketing program and guest safety initiatives of several locations.

General and administrative expenses

General and administrative expenses consist primarily of personnel, facilities, and professional expenses for the various departments of our corporate headquarters. General and administrative expenses decreased by $4,453, or 11.4%, from $38,999 in fiscal 2007 to $34,546 in fiscal 2008. General and administrative expenses as a percentage of revenues decreased by 80 basis points from 7.3% in fiscal 2007 to 6.5% in fiscal 2008, primarily due to lower incentive compensation costs, the reduction of severance costs associated with corporate personnel partially offset by increased costs associated with efforts related to the potential sale of Dave & Buster’s.

Depreciation and amortization expense

Depreciation and amortization expense includes the depreciation of fixed assets and the amortization of trademarks with finite lives. Depreciation and amortization expense decreased by $2,246, or 4.3%, from $51,898 in fiscal 2007 to $49,652 in fiscal 2008. Depreciation and amortization expense decreased primarily due to certain fixed assets reaching the end of their depreciable life partially offset by depreciation expense on new assets added subsequent to fiscal 2007.

Pre-opening costs

Pre-opening costs include costs associated with the opening and organizing of new stores or conversion of existing stores, including the cost of feasibility studies, staff training and recruiting, and travel costs for employees engaged in such pre-opening activities. Pre-opening costs increased from $1,002 in fiscal 2007 to $2,988 in fiscal 2008. Pre-opening costs as a percentage of revenues increased from 0.2% in fiscal 2007 to 0.6% in fiscal 2008. The increase in pre-opening costs is primarily attributable to the opening of three new stores in fiscal 2008 compared to one new store opening in fiscal 2007.

Interest expense

Interest expense includes the cost of our debt obligations including the amortization of loan fees, adjustments to mark the interest rate swap agreements to fair value and any interest income earned. Interest expense decreased by $5,006 from $31,183 in fiscal 2007 to $26,177 in fiscal 2008. The decrease in interest expense is primarily attributed to adjustments to mark the interest rate swap agreements to their fair value and reduced interest costs attributable to the early retirement of $15,000 of our senior notes in September 2008.

Provision for income taxes

Provision for income taxes consisted of an income tax benefit of $45 in fiscal 2008 and a tax benefit of $1,261 in fiscal 2007. Our effective tax rate differs from the statutory rate due to the deduction for FICA tip credits, state income taxes and the impact of certain expenses that are not deductible for income tax purposes.

In fiscal 2008, we recorded an additional valuation allowance against our deferred tax assets. The valuation allowance was recorded in accordance with accounting guidance for income taxes. As a result of our experiencing cumulative losses before income taxes for the three-year period ending February 1, 2009, we could not conclude that it is more likely than not that our deferred tax asset will be fully realized. The ultimate realization of our deferred tax assets is dependent on the generation of future taxable income during periods in which temporary differences become deductible.

As of February 1, 2009, we had approximately $2,946 of unrecognized tax benefits, including approximately $704 of potential interest and penalties, net of related tax benefit. During the fifty-two week period ended February 1, 2009, we decreased our unrecognized tax benefit by $96. This decrease resulted primarily from an uncertain tax position taken on the 2005, 2006, and 2007 federal income tax returns. We also recorded net additional interest and penalties related to uncertain tax positions taken in prior years. We do not currently anticipate any additional material changes in fiscal 2009. Future recognition of potential interest or penalties, if any, will be recorded as a component of income tax expense. The entire balance of unrecognized tax benefits, if recognized, would affect the effective tax rate.

We file income tax returns which are periodically audited by various federal, state and foreign jurisdictions. We are generally no longer subject to federal, state or foreign income tax examinations for years prior to fiscal 2005.

Quarterly results of operations and seasonality

The following table sets forth certain unaudited financial and operating data in each fiscal quarter during fiscal 2009 and fiscal 2008. The unaudited quarterly information includes all normal recurring adjustments that we consider necessary for a fair presentation of the information shown. This information should be read in conjunction with the audited consolidated financial statements and notes thereto appearing elsewhere in this prospectus.

	1st Quarter 2010		Fiscal 2009—thirteen week period ended				Fiscal 2008—thirteen week period ended
	May 2, 2010		Jan 31, 2010	Nov 1, 2009	Aug 2, 2009	May 3, 2009	Feb 1, 2009	Nov 2, 2008	Aug 3, 2008	May 4, 2008
Food and beverage revenues	$71,357		$71,833	$60,549	$66,591	$71,000	$74,348	$63,910	$71,856	$74,665
Amusement and other revenues	70,218		61,812	56,636	64,936	67,426	60,570	55,829	64,382	67,798

Total revenues	141,575		133,645	117,185	131,527	138,426	134,918	119,739	136,238	142,463
Cost of food and beverage	17,277		17,024	14,768	16,151	17,406	17,876	16,265	17,908	18,471
Cost of amusement and other	10,586		10,316	8,868	10,055	9,549	8,546	8,154	8,894	8,624

Total costs of products	27,863		27,340	23,636	26,206	26,955	26,422	24,419	26,802	27,095
Operating payroll and benefits	33,468		32,502	31,328	33,752	34,532	33,954	33,069	35,613	36,872
Other store operating expenses	45,605		42,110	44,514	45,457	42,604	41,846	43,787	45,367	43,179
General and administrative expense	8,617		8,158	7,202	7,672	7,405	9,742	7,693	8,629	8,482
Depreciation and amortization expense	12,501		13,825	13,932	13,168	12,733	12,866	12,449	11,898	12,439
Pre-opening costs	1,189		700	983	1,052	1,146	1,121	625	960	282

Total operating costs	129,243		124,635	121,595	127,307	125,375	125,951	122,042	129,269	128,349

Operating income (loss)	12,332		9,010	(4,410)	4,220	13,051	8,967	(2,303)	6,969	14,114
Interest expense, net	5,348		5,340	5,598	5,635	5,549	7,224	6,996	5,811	6,146

Income (loss) before taxes	6,984		3,670	(10,008)	(1,415)	7,502	1,743	(9,299)	1,158	7,968
Income taxes	3,073		3,760	(4,518)	(1,478)	2,335	382	(3,573)	188	2,958

Net income (loss)	$3,911		$(90)	$(5,490)	$63	$5,167	$1,361	$(5,726)	$970	$5,010

Stores open at end of period	57	(1)	56	56	55	53	52	50	50	49
Quarterly total revenues as a percentage of annual total revenues	N/A		25.7%	22.5%	25.2%	26.6%	25.3%	22.5%	25.5%	26.7%
Change in comparable store sales	(2.5)%		(5.8)%	(7.4)%	(10.1)%	(7.9)%	(10.2)%	(6.0)%	1.2%	3.8%

(1)	The number of stores includes 56 company-owned stores and one franchised store in Canada.

Liquidity and capital resources

Historically, we have financed our activities through cash flow from operations, our existing senior notes and borrowings under our existing credit facility. As of May 2, 2010, we had cash and cash equivalents of $19,017, a working capital deficit of $16,908 and outstanding debt obligations of $227,125. We also had $54,359 in borrowing availability under our existing credit facility.

Historical indebtedness

As more fully described in the Notes to our Consolidated Financial Statements contained herein, on June 1, 2010, our outstanding debt as described below was fully retired in connection with the acquisition of D&B Holdings by Oak Hill.

Senior credit facility. Our debt structure at May 2, 2010 included a senior credit facility providing for a $100,000 term loan facility with a maturity date of March 8, 2013 and providing for a $60,000 revolving credit facility with a maturity date of March 8, 2011. The $60,000 revolving credit facility includes (i) a $20,000 letter of credit sub-facility, (ii) a $5,000 swingline sub-facility, and (iii) a sub-facility available to the Canadian subsidiary in the Canadian dollar equivalent to U.S. $5,000. The revolving credit facility was available to provide financing for working capital and general corporate purposes. As of May 2, 2010, we had no borrowings under the revolving credit facility, $67,125 of borrowings under the term loan facility and $5,641 in letters of credit outstanding.

Our senior credit facility was secured by all of our assets and is unconditionally guaranteed by D&B Holdings. Borrowings on our senior credit facility bore interest, at our option, based upon either a base rate (or, in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-month (or, in the case of the Canadian revolving credit facility, 30-, 60-, 90- or 180-day) interest periods chosen by us, in each case, plus an applicable margin percentage. Swingline loans bore interest at the base rate plus the applicable margin. Effective June 30, 2006, we entered into two interest rate swap contracts that expire in 2011, to change a substantial portion of the variable rate debt to fixed rate debt. Pursuant to the swap contracts, the interest rate on notional amounts of $35,000 was fixed at 5.31% plus applicable margin. The weighted average rate of interest on borrowings under our senior credit facility was 5.20% at May 2, 2010.

Interest rates on borrowings under our senior credit facility varied based on the movement of prescribed indexes and applicable margin percentages. On the last day of each calendar quarter, we were required to pay a commitment fee of 0.5% on any unused commitments under the revolving credit facilities or the term loan facility. Our senior credit facility required scheduled quarterly payments of principal on the term loans at the end of each of the fiscal quarters in aggregate annual amounts equal to 1.0 % of the original aggregate principal amount of the term loan with the balance payable ratably over the final four quarters.

Senior notes. Our debt structure at May 2, 2010 also included $160,000 aggregate principal amount of 11.25% senior notes. The notes were general unsecured, unsubordinated obligations of ours and were scheduled to mature on March 15, 2014. Interest on the notes compounded semi-annually and accrued at the rate of 11.25% per annum. On or after March 15, 2010, we could redeem all, or from time-to-time, a part of the senior notes upon not less than 30 nor more than 60 days notice, at redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the senior notes.

Our senior credit facility and the indenture governing the senior notes contained restrictive covenants that, among other things, limited our ability and the ability of our subsidiaries to, among other things: incur additional indebtedness, make loans or advances to subsidiaries and other entities, make capital expenditures, declare dividends, acquire other businesses or sell assets. In addition, under our senior credit facility, we were required to meet certain financial covenants, ratios and tests, including a minimum fixed charge coverage ratio and a maximum leverage ratio. The indenture under which the senior notes were issued also contained customary covenants and events of defaults.

Indebtedness—after Transactions

In connection with the Transactions, we terminated our existing credit facility and enter into a senior secured credit facility that provides for (i) a five-year $50.0 million revolving credit facility that includes a sub-facility of up to the U.S. dollar equivalent of $1.0 million for borrowings in Canadian dollars by our Canadian subsidiary and (ii) a six-year $150.0 million term loan. Upon consummation of the Transactions, we had $5.6 million in letters of credit outstanding under our new revolving credit facility, leaving approximately $44.4 million available for additional borrowings subject to meeting certain conditions. For a description of our senior secured credit facility, see “Description of other indebtedness—Our senior secured credit facility.”

Our senior secured credit facility is secured by all of our assets and is unconditionally guaranteed by each of our direct and indirect, existing and future, domestic subsidiaries (with certain agreed-upon exceptions) and by us and each of the guarantors with respect to the obligations of the Canadian subsidiary. Borrowings under the senior secured credit facility bear interest, at our option, based upon either a base rate (or, in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-months (or, if agreed by the applicable lenders, nine or twelve months) or, in relation to the Canadian revolving credit facility, 30-, 60-, 90- or 180-day interest periods chosen by us or the Canadian Borrower, as applicable in each case, plus an applicable margin percentage. Swingline loans will bear interest at the base rate plus the applicable margin.

Interest rates on borrowings under our senior secured credit facility will vary based on the movement of prescribed indexes and applicable margin percentages. On the last day of each calendar quarter, we will be required to pay a commitment fee on the average daily unused portion of the revolving credit facilities (with swingline loans not deemed, for these purposes, to be a utilization of the revolving credit facility). Our senior secured credit facility requires scheduled quarterly payments of principal on the term loans at the end of each of the fiscal quarters in aggregate annual amounts equal to a percentage of the original aggregate principal amount of the term loan with the balance payable on the maturity date.

Our senior secured credit facility and the indenture governing the Notes contain restrictive covenants that, among other things, will limit our ability and the ability of our subsidiaries to: incur additional indebtedness, make loans or advances to subsidiaries and other entities, make initial capital expenditures in relation to new stores, declare dividends, acquire other businesses or sell assets. In addition, under our senior secured credit facility, we will be required to meet certain financial covenants, ratios and tests, including a minimum fixed charge coverage ratio and a maximum total leverage ratio. The indenture under which the senior notes have been issued also contain customary covenants and events of defaults.

We believe the cash flow from operations, together with borrowings under the senior secured credit facility, will be sufficient to cover working capital, capital expenditures, and debt service needs in the foreseeable future. Our ability to make scheduled payments of principal or interest on, or to refinance, the indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, competitive environment and other factors as described in the “Risk factors” section of this prospectus.

Historical cash flows

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities:

	Thirteen Weeks Ended May 2, 2010	Thirteen Weeks Ended May 3, 2009	Fiscal year ended January 31, 2010	Fiscal year ended February 1, 2009	Fiscal year ended February 3, 2008
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)
Net cash provided by (used in):
Operating activities	$9,445	$10,903	$59,054	$52,197	$50,573
Investing activities	(6,985)	(8,177)	(48,406)	(49,084)	(30,899)
Financing activities	(125)	(2,125)	(2,500)	(13,625)	(11,000)

Thirteen weeks ended May 2, 2010 compared to thirteen weeks ended May 3, 2009

Cash provided by operating activities was $9,445 for the thirteen weeks of 2010 compared to cash provided by operating activities of $10,903 for the thirteen weeks of 2009. The decrease in cash flow from operations is primarily due to an increase in net income offset by a increase in working capital components related to new store developments.

Cash used in investing activities was $6,985 for the thirteen weeks of 2010 compared to $8,177 for the thirteen weeks of 2009. The investing activities for the first quarter of 2010 and 2009 consisted of $6,988 and $8,177 in capital expenditures, respectively.

We plan on financing future growth through operating cash flows, debt facilities and tenant improvement allowances from landlords. We expect to spend approximately $48,000 ($45,000 net of cash contributions from landlords) in capital expenditures during fiscal 2010. The fiscal 2010 expenditures are expected to include approximately $29,000 ($26,000 net of cash contributions from landlords) for new store construction and operating improvement initiatives, $8,000 for games (excluding games for new stores) and $11,000 in maintenance capital.

On May 2, 2010, flooding occurred in Nashville, Tennessee causing considerable damage to the city and surrounding area. Our Nashville store sustained significant damage, as did the retail mall where our store is located. The store is covered by up to $25,000 in property and business interruption insurance subject to an overall deductible of one thousand dollars. We have initiated property insurance claims, including business interruption, with our insurers. We cannot estimate at this time when the store will be back in operation.

We anticipate the cost to replace the assets destroyed by the flood will be covered by insurance proceeds, net of the one thousand dollar deductible amount. These costs are not included in the 2010 capital expenditure amounts noted above. We have not recorded any gains or losses resulting from the flood with the exception of the one thousand dollar deductible.

Cash used in financing activities was $125 for the thirteen weeks of 2010 compared to cash used in financing activities of $2,125 in the thirteen weeks of 2009. The financing activities for the first quarter of 2010 include required paydowns under our term loan facility of $125. The financing activities for the first quarter of 2009 include required paydowns under our term loan facility of $125, as well as paydowns on our revolving credit facility of $2,000.

Fiscal 2009 compared to fiscal 2008

Net cash provided by operating activities was $59,054 for fiscal 2009 compared to cash provided by operating activities of $52,197 for fiscal 2008. The increase in cash flow from operations is primarily due to the implementation of cash saving measures such as labor initiatives designed to reduce hourly labor cost and management costs in the stores and reduced labor costs in the corporate headquarters.

Net cash used in investing activities was $48,406 for fiscal 2009 compared to $49,084 for fiscal 2008. The investing activities for fiscal 2009 primarily include $48,423 in capital expenditures. During the 2009 fiscal year, the Company spent approximately $33,827 ($25,484 net of cash contributions from landlords) for new store construction and operating improvement initiatives, $3,894 for games and $10,702 for maintenance capital. The investing activities for fiscal 2008 primarily include $49,254 in capital expenditures.

Net cash used in financing activities was $2,500 for fiscal 2009 compared to $13,625 in fiscal 2008. The financing activities for fiscal 2009 include required principal payments on the term loan facility of $500 and net paydowns under our revolving credit facility of $2,000. The financing activities for fiscal 2008 include required paydowns under our term loan facility of $625, net borrowings under our revolving credit facility of $2,000, and retirement of $15,000 of our senior notes.

Fiscal 2008 compared to fiscal 2007

Net cash provided by operating activities was $52,197 for fiscal 2008 compared to cash provided by operating activities of $50,573 for fiscal 2007. The increase in cash flow from operations is primarily due to a net income increase of $10,456 from fiscal 2007 to fiscal 2008 and in the year-over-year changes in the use of accrued liabilities and other working capital of approximately $9,000 over fiscal 2007. Cash flow from operations in fiscal 2007 was also negatively impacted by the payment of employment agreement costs triggered by the mergers related to our acquisition by Wellspring and HBK in March 2006.

Net cash used in investing activities was $49,084 for fiscal 2008 compared to $30,899 for fiscal 2007. The investing activities for fiscal 2008 primarily include $49,254 in capital expenditures. The investing activities for fiscal 2007 primarily include $31,355 in capital expenditures. The increase in fiscal 2008 capital expenditures over fiscal 2007 expenditure levels is primarily a result of costs associated with the opening of three new stores in fiscal 2008 compared to one new store opening in fiscal 2007. Additionally, fiscal 2008 capital expenditures reflect progress spending related to a new store scheduled to open in early 2009.

Net cash used in financing activities was $13,625 for fiscal 2008 compared to $11,000 in fiscal 2007. The financing activities for fiscal 2008 include required paydowns under our term loan facility of $625, net borrowings under our revolving credit facility of $2,000, and retirement of $15,000 of our senior notes. The financing activities for fiscal 2007 include required paydowns under our term loan facility of $1,000 and an optional pay down of $10,000 on one tranche of the term loan facility.

Contractual obligations and commercial commitments

The following table sets forth the contractual obligations and commercial commitments related to our historical indebtedness as of May 2, 2010:

Payment due by period	Total	1 Year or Less	2-3 Years	4-5 Years	After 5 Years
Senior credit facility(1)	$67,125	$956	$66,169	$—	$—
Senior notes	160,000	—	—	160,000	—
Interest requirements(2)	77,762	21,467	38,295	18,000	—
Operating leases(3)	457,126	46,068	89,973	87,802	233,283

Total	$762,013	$68,491	$194,437	$265,802	$233,283

(1)	Our existing credit facility includes a $100,000 term loan facility and $60,000 revolving credit facility, with a $20,000 letter of credit sub-facility and a $5,000 revolving sub-facility. As of May 2, 2010, we had no borrowings under the revolving credit facility, borrowings of approximately $67,125 under the term loan facility and $5,641 in letters of credit outstanding.
(2)

The cash obligations for interest requirements consist of (1) interest requirements on our fixed rate debt obligations at their contractual rates, through original maturity dates (2) interest requirements on variable rate debt obligations not subject to interest rate swaps at rates in effect at May 2, 2010 and (3) interest requirements on variable rate debt obligations subject to interest rate swaps at the fixed rates provided through the swap agreements.

(3)	Our operating leases generally provide for one or more renewal options. These renewal options allow us to extend the term of the lease for a specified time at an established annual lease payment. Future obligations related to lease renewal options that have not been exercised are excluded from the table above.

As described above, in connection with the Transactions, on June 1, 2010, we replaced our Historical Indebtedness with a new $200,000 senior secured credit facility and $200,000 in Restricted Notes. The following table sets forth our contractual obligations and commercial commitments on a pro forma basis as of June 1, 2010:

Payment due by period	Total	1 Year or Less	2-3 Years	4-5 Years	After 5 Years
Senior credit facility(1)	$150,000	$1,500	$3,000	$3,000	$142,500
Restricted notes	200,000	—	—	—	200,000
Interest requirements(2)	230,394	19,291	61,859	61,495	87,749
Operating leases(3)	453,356	46,046	89,830	87,790	229,690

Pro forma indebtedness	$1,033,750	$66,837	$154,689	$152,285	$659,939

(1)	Our new senior credit facility includes a $150,000 term loan facility and $50,000 revolving credit facility, including a sub-facility of up to the US dollar equivalent of $1,000 for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility, and a swingline sub-facility, with a maturity on June 1, 2015. Immediately following the Transactions we had borrowings of $200,000 under the term loan facility, $2,000 under the revolving credit facility and $5,641 in letters of credit outstanding.
(2)	The cash obligations for interest requirements consist of (1) interest requirements on our fixed rate debt obligations at their contractual rates and (2) interest requirements on variable rate debt obligations at rates in effect at June 1, 2010.
(3)	Our operating leases generally provide for one or more renewal options. These renewal options allow us to extend the term of the lease for a specified time at an established annual lease payment. Future obligations related to lease renewal options that have been exercised are excluded from the table above.

Critical accounting policies and estimates

The above discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 1 to the accompanying consolidated financial statements. Critical accounting policies are those that we believe are most important to portraying our financial condition and results of operations and also require the greatest amount of subjective or store judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the consolidated financial statements.

Goodwill and intangible assets

We account for our goodwill and intangible assets in accordance with accounting guidance for business combinations and accounting guidance for goodwill and other intangible assets. In accordance with accounting guidance for business combinations, goodwill of approximately $65,857 and intangible assets of $63,000 representing trade names were recognized in connection with the acquisition of Dave & Buster’s by D&B Holdings on March 8, 2006. In accordance with accounting guidance for goodwill and other intangible assets, goodwill and trade names, which have an indefinite useful life, are not being amortized. However, both goodwill and trade names are subject to annual impairment testing.

The evaluation of the carrying amount of other intangible assets with indefinite lives is made at least annually by comparing the carrying amount of these assets to their estimated fair value. The estimated fair value is generally determined on the basis of discounted future cash flows. If the estimated fair value is less than the carrying amount of the other intangible assets with indefinite lives, then an impairment charge is recorded to reduce the asset to its estimated fair value.

The annual impairment tests were most recently performed in fiscal 2009. No impairment of assets was determined as a result of these tests for fiscal 2009, 2008 or 2007. Furthermore, there were no impairment indicators for the period ended May 2, 2010.

The Transactions will be accounted for in accordance with accounting guidance for business combinations and, accordingly, will result in the recognition of assets acquired and liabilities assumed at fair value. As of the date of this prospectus, the valuation studies necessary to estimate the fair values of the assets and the liabilities and to allocate the cost of the acquisition have not been completed.

The adjustment of the historical recorded amounts of assets and liabilities to their respective fair values may also result in adjustments to depreciation and amortization expense, rent expense and the provision for income taxes which are not reflected in the Predecessor’s historical statements of operations. In addition, the final allocation of the acquisition cost will be based on the actual assets and liabilities of Dave & Buster’s that exist as of the date of the Acquisition.

Property and equipment

Expenditures that substantially increase the useful lives of the property and equipment are capitalized, whereas costs incurred to maintain the appearance and functionality of such assets are charged to repair and maintenance expense. Interest costs incurred during construction are capitalized and depreciated based on the estimated useful life of the underlying asset. These costs are depreciated over various methods based on an estimate of the depreciable life, resulting in a charge to the operating results. Our actual results may differ from these estimates under different assumptions or conditions.

Reviews are performed regularly to determine whether facts or circumstances exist that indicate the carrying values of property and equipment are impaired. We assess the recoverability of property and equipment by comparing the projected future undiscounted net cash flows associated with these assets to their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the estimated fair market value of the assets. Changes in the estimated future cash flows could have a material impact on the assessment of impairment. We did not recognize any impairment losses related to property and equipment for fiscal 2009, 2008, 2007 or for the period ended May 2, 2010, nor do we presently foresee any such impairment losses.

Income taxes

We use the liability method for recording income taxes, which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that are recognized in the financial statements and as measured by the provisions of enacted tax laws. We have adopted accounting guidance for uncertainty in income taxes. This guidance limits the recognition of income tax benefits to those items that meet the “more likely than not” threshold on the effective date.

The calculation of tax liabilities involves significant judgment and evaluation of uncertainties in the interpretation of store tax regulations. As a result, we have established reserves for taxes that may become payable in future years as a result of audits by tax authorities. Tax reserves are reviewed regularly pursuant to accounting guidance for uncertainty in income taxes. Tax reserves are adjusted as events occur that affect the potential liability for additional taxes, such as the expiration of statutes of limitations, conclusion of tax audits, identification of additional exposure based on current calculations, identification of new issues, or the issuance of statutory or administrative guidance or rendering of a court decision affecting a particular issue. Accordingly, we may experience significant changes in tax reserves in the future, if or when such events occur.

Deferred tax assets

A deferred income tax asset or liability is established for the expected future consequences resulting from temporary differences in the financial reporting and tax bases of assets and liabilities. As of January 31, 2010, we have recorded a valuation allowance against our deferred tax assets. The valuation allowance was established in accordance with accounting guidance for income taxes. If we generate taxable income in future periods or if the facts and circumstances on which our estimates and assumptions are based were to change, thereby impacting the likelihood of realizing the deferred tax assets, judgment would have to be applied in determining the amount of valuation allowance no longer required.

Accounting for amusement operations

The majority of our amusement revenue is derived from customer purchases of game play credits which allow our guests to play the video and redemption games in our midways. We have recognized a liability for the estimated amount of unused game play credits, which we believe our guests will utilize in the future based on credits remaining on Power Cards, historic utilization patterns and revenue per game credit sold. Certain midway games allow guests to earn coupons, which may be redeemed for prizes. The cost of these prizes is included in the cost of amusement products and is generally recorded when coupons are utilized by the customer by either redeeming the coupons for a prize in our “Winner’s Circle” or storing the coupon value on a Power Card for future redemption. We have accrued a liability for the estimated amount of outstanding coupons that will be redeemed in subsequent periods based on tickets outstanding, historic redemption patterns and the estimated redemption cost of products per ticket.

Insurance reserves

We use a combination of insurance and self-insurance mechanisms to provide for potential liabilities for workers’ compensation, healthcare benefits, general liability, property insurance, director and officers’ liability insurance and vehicle liability. Liabilities associated with the risks that are retained by us are estimated, in part, by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. The estimated accruals for these liabilities, portions of which are calculated by third-party actuarial firms, could be significantly affected if future occurrences and claims differ from these assumptions and historical trends.

Loss contingencies

We maintain accrued liabilities and reserves relating to the resolution of certain contingent obligations. Significant contingencies include those related to litigation. We account for contingent obligations in accordance with accounting guidance for contingencies. This guidance requires that we assess each contingency to determine estimates of the degree of probability and range of possible settlement. Contingencies which are deemed probable and where the amount of such settlement is reasonably estimable are accrued in our financial statements. If only a range of loss can be determined, we accrue to the best estimate within that range; if none of the estimates within that range is better than another, we accrue to the low end of the range. The assessment of loss contingencies is a highly subjective process that requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of the accruals and related financial statement disclosure. The ultimate settlement of loss contingencies may differ significantly from amounts we have accrued in the financial statements.

Recent accounting pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance on business combinations which expands the use of the acquisition method of accounting used in business combinations to all transactions and other events in which one entity obtains control over one or more other businesses or assets. This new accounting guidance requires measurement at the acquisition date of the fair value of assets acquired, liabilities assumed and any non-controlling interest. Additionally, the guidance requires that acquisition-related costs, including restructuring costs, be recognized as expense separately from the acquisition. We adopted the new accounting guidance on February 2, 2009.

In December 2007, the FASB issued new accounting guidance on non-controlling interests in consolidated financial statements. This new guidance applies to the accounting for non-controlling interests (previously referred to as minority interest) in a subsidiary and for the deconsolidation of a subsidiary. We adopted the new accounting guidance on February 2, 2009.

In September 2006, the FASB issued new accounting guidance, which establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. The new accounting guidance requires companies to disclose the fair value of their financial instruments according to a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This guidance requires companies to provide additional disclosures based on that hierarchy. The three-levels of inputs used to measure fair value are as follows: 1) defined as observable inputs such as quoted prices in active markets for identical assets or liabilities as of the reporting date, 2) defined as pricing inputs other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reporting date, 3) defined as pricing inputs that are generally less observable from objective sources. In February 2008, the FASB issued new accounting guidance, which delayed the effective date of previously issued accounting guidance on fair value measurements for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009. Effective February 2, 2009, we adopted this guidance.

In February 2007, the FASB issued accounting guidance that permits entities to choose to measure many financial instruments and certain other items at fair value. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date. Effective February 4, 2008, we adopted this guidance. We did not elect to measure any additional financial assets or liabilities at fair value that were not already measured at fair value under existing standards. Therefore, the adoption of this standard did not have an impact on our consolidated financial statements or results of operations.

In March 2008, the FASB issued new accounting guidance regarding disclosures about derivative instruments and hedging activities. Entities with instruments subject to this accounting guidance are required to provide qualitative disclosures including (a) how and why derivative instruments are used, (b) how derivative instruments and related hedge items are accounted for under this accounting guidance, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Additionally, under this accounting guidance, entities must disclose the fair values of derivative instruments and their gains and losses in a tabular format that identifies the location of derivative positions and the effect of their use in an entity’s financial statements. Effective February 2, 2009, we adopted the new guidance.

In April 2009, the FASB issued new accounting guidance on interim disclosures about fair value of financial instruments. This new accounting guidance was effective for our reporting periods beginning with our August 2, 2009 interim financial statements. The new accounting guidance expanded the previous disclosure requirements to require disclosure of the fair value of financial instruments in interim reporting periods. We implemented this guidance during the second quarter of fiscal 2009.

In May 2009, the FASB issued new accounting guidance on subsequent events. This new guidance establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This new accounting guidance is effective for interim or annual periods ending after June 15, 2009 and was implemented by the Company during the second quarter of fiscal 2009.

In June 2009, the FASB issued new accounting guidance on the FASB Accounting Standards Codification (“Codification”) and the hierarchy of generally accepted accounting principles, which establishes the Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP. This new guidance explicitly recognized rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants. The new accounting guidance is effective for financial statements issued for interim and annual reporting periods ending after September 15, 2009. The adoption of this new guidance did not have an impact on our consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On August 25, 2010, Ernst & Young, LLP (the “Former Auditors”) was dismissed as the Company’s independent auditors. The Audit Committee of the Board of Directors of the Company approved their dismissal on August 24, 2010.

The Former Auditors’ audit report on the Company’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent two fiscal years and through the subsequent interim period on or prior to August 25, 2010, (a) there were no disagreements between the Company and the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditors, would have caused the Former Auditors to make reference to the subject matter of the disagreement in connection with its report; and (b) no reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

BUSINESS

Company overview

We are the leading owner and operator of high-volume venues that combine dining and entertainment in North America. We offer our customers a unique opportunity to “Eat Drink Play®” all in one location, through a full menu of high-quality food and beverage items combined with an extensive assortment of entertainment attractions, including state-of-the-art video games, interactive simulators and other games of skill. We developed this concept in 1982, and remain the only company offering this customer experience under a single brand and on a national basis. We believe we appeal to a diverse customer base by providing a highly customizable experience in a dynamic and fun setting.

As of August 2, 2010, we owned and operated 57 stores in 24 states and Canada. In addition, there is one franchised store operating in Canada. Our stores range in size between 16,000 and 66,000 square feet, are open seven days a week. We had total revenues of $520.8 million and Adjusted EBITDA of $83.1 million. See “—Summary historical and pro forma financial and other data” for a reconciliation of Adjusted EBITDA.

Our history

In 1982, David “Dave” Corriveau and James “Buster” Corley founded Dave & Buster’s under the belief that there was consumer demand for a combined experience of entertainment, food and drinks. We opened our first two stores in Dallas, Texas in 1982 and 1988 and now operate 57 stores across 24 states and Canada, and one franchised store in Canada. From 1997 to early 2006, we operated as a public company under the leadership of Dave and Buster. In March 2006, Dave & Buster’s was acquired by D&B Holdings, formerly known as WS Midway Holdings, a holding company controlled by Wellspring and HBK. Subsequently, on June 1, 2010, Oak Hill, a leading middle market private equity firm, acquired D&B Holdings.

Our concept—Eat Drink Play®

When our founders opened our first location in Dallas in 1982, they sought to create a unique venue providing interactive entertainment options for adults and families, while serving high-quality food and beverages. Since then we have followed the same principle for each new store, and in doing so have developed a distinctive brand based on a differentiated customer value proposition: Eat Drink Play®. The interplay between entertainment, dining and full-service bar areas is the defining feature of the Dave & Buster’s customer experience, and the layout of each store is designed to maximize crossover between these activities. We believe this creates an experience that cannot be replicated at home or elsewhere without having to visit multiple destinations. Our guests enjoy the flexibility to tailor each visit into a highly customized experience, which we believe further differentiates our brand. Our locations are also designed to be attractive venues for private parties, business functions and other corporate sponsored events. Special events represented 12% of our revenues in fiscal 2009.

Eat Drink…

Our menu emphasizes high-quality meals, including gourmet pastas, steaks, sandwiches, salads and an outstanding selection of desserts. We believe the quality of our food offering compares favorably to that of higher-end casual dining operators. Our regular entrée prices typically range from $7.59 to $19.99. Each of our locations offers full bar service throughout the store, including an extensive array of beers and a wide selection of wines, signature cocktails, premium spirits and non-alcoholic beverages. We believe that each location’s combination of high-quality food and beverages, and attentive and friendly service, provides us with a competitive advantage compared to alternative entertainment venues. Approximately 52% of our total revenues were derived from food and beverage sales during fiscal 2009.

…Play

Each of our stores has a Midway, an extensive array of amusements and entertainment options, typically including over 150 games with approximately 250 player positions. Our Midways occupy a significant area within our stores and are high-energy social gathering and entertainment areas for our customers. Amusement and other revenues accounted for approximately 48% of our total revenues during fiscal 2009.

Redemption games. Redemption games represented 73% of our amusement revenues in fiscal 2009 and offer an opportunity for guests to win tickets that are redeemable at our “Winner’s Circle” for prizes ranging from branded novelty items to high-end home electronics. This “opportunity to win” creates a high-energy social experience that is an important aspect of the Dave & Buster’s in-store experience and cannot be replicated at home. These games are core to our concept and classic in nature, and generally do not require frequent replacement.

Video and simulation games. Video and simulation games represented approximately 22% of our amusement revenues in fiscal 2009. Our video and simulation games can be played by one guest or by multiple guests simultaneously. These games include interactive electronic battlefield games, fantasy games, motion simulation racing games, large screen interactive electronic games and golf simulators. We seek to maintain the most up-to-date and technologically advanced games.

Traditional games and entertainment. Traditional games and entertainment represented approximately 5% of our amusement revenues in fiscal 2009. Our traditional amusements include billiards, bowling and shuffleboard tables, as well as multiple televisions and high quality audio systems providing guests with an attractive venue for watching live sports and other televised events.

Power Cards. Our games are typically activated with magnetic swipe cards, which we refer to as Power Cards®. Power Cards are rechargeable with game play credits, which we refer to as chips, and can be used to accumulate tickets won in redemption games. Power Cards allow our guests to activate games easily and encourage extended play and return visits by guests who have remaining credits and tickets at the end of their visit. Power Cards also facilitate our innovative promotional activity (for example, we bundle our Power Card with our food offerings and offer the Eat and Play Combo), and eliminate the technical difficulties and maintenance issues associated with coin-activated equipment.

Our company’s core strengths

We believe the following strengths differentiate us and are essential to our continued success:

Strong, differentiated brand with broad customer appeal. We believe that the multi-faceted customer experience of Eat Drink Play® at Dave & Buster’s, supported by our marketing and advertising campaigns as well as our established 27 year history, have helped us to create a strong, differentiated brand that is widely recognized and lacks a direct national competitor. This is evidenced by our brand’s strong consumer awareness of over 90% in our existing trade areas. We conduct ongoing research on our customer base, and based on these surveys we have determined that our brand appeals to a broad and diverse customer base, attracting a balanced mix of male and female adults, primarily between the ages of 21 and 44, as well as families and teenagers. Based on survey results, we also believe that the average household income of our customers is $75,000, which is representative of an attractive demographic.

Multi-faceted customer experience offers an excellent value proposition. We believe that our combination of interactive entertainment, high-quality dining and full-service beverage offering, delivered in a high-energy atmosphere that caters to both adults and families, provides a multi-faceted customer experience that cannot be replicated at home, or elsewhere without having to visit multiple destinations. We also believe that the cost of visiting a Dave & Buster’s offers an attractive value proposition for our guests relative to pursuing separate dining and entertainment options.

Attractive store economic model that generates stable and diversified cash flows. Our revenue base is diversified, with 48% of our fiscal 2009 revenue generated from amusement and other revenue. This reduces our reliance on revenues driven by dining and bar traffic, as well as our exposure to food costs, relative to other restaurant businesses. In addition, our entertainment offerings have low associated costs (approximately 85% gross margins for fiscal 2009). We believe this provides us with a structural advantage in our store economic model and helps drive our high average store volumes and store level margins. Our overall gross margins were 80% in fiscal 2009.

History of successful product innovation and marketing activities. Recent initiatives, including higher Power Card “buy-ins,” Eat & Play Combo enhancements, Super Charge up-sell and Half-Price Game Play on Wednesdays have helped increase guest visits while encouraging them to participate in our full range of food and entertainment offerings. Our enhanced marketing efforts and creative promotional activities have yielded walk-in comps that have outpaced casual dining comparable sales as measured by Knapp-Track™, in each of the last four fiscal years.

Proven, economically aligned management team. Our seasoned management team has experience leading and operating many of the largest brands in the casual dining and entertainment industries including Carlson Restaurants Worldwide, Brinker International, Pizza Hut and Six Flags. We believe that our management team’s prior experience in the restaurant and entertainment industries provides it with strong insights into our customer base and enables us to create the dynamic environment that is core to our brand. We believe our management team has demonstrated its leadership through initiatives it has successfully implemented to increase margins, improve the guest experience, improve the effectiveness of promotions, redesign our store format and revamp the process by which we choose store locations.

Our management team invested approximately $8 million of cash in the equity of Holdings in connection with the Transactions, in addition to participating in an equity incentive plan. We believe that this highlights the management team’s commitment to Dave & Buster’s, and effectively aligns the interests of management with those of Dave & Buster’s other stakeholders.

Our strategy and key accomplishments

Grow our comparable store sales. We intend to grow our comparable store sales by continuing to differentiate the Dave & Buster’s brand from other food and entertainment alternatives, with emphasis on the following initiatives:

Maintaining fresh and exciting entertainment options: Entertainment options are the core differentiating feature of the Dave & Buster’s brand, and staying current with the latest offerings helps drive repeat visits. Many of Dave & Buster’s games are “evergreen”, as they remain highly profitable over long useful lives and do not become obsolete. However, in fiscal 2010 we expect to spend on average approximately $145,000 in each of our stores on game replenishment and additions, which we believe serves to drive brand relevance and comparable store sales growth.

Continuously improving the total guest experience: We believe that continued focus on improving guest experience will help to drive incremental guest traffic, extend guests’ length of stay and result in incremental revenue. In early 2007, we implemented a range of guest feedback tools throughout the organization, including an ongoing Guest Satisfaction Survey and Quarterly Brand Health Study, which enable us to collect information from our guests and use these insights to improve our overall guest experience. We believe these surveys identified several key drivers of guest satisfaction, and we have initiated programs to improve food quality, service levels, facility cleanliness and the playing conditions of our games.

Over the past several years, we have significantly improved the quality of the guest experience as measured by our Guest Satisfaction Survey. The percentage of guests rating us “Top Box” or “Excellent” in the category of “Overall Experience” and “Food Quality” has increased significantly in each of the past two years. Likewise, the scores on “Very Likely” in the category of “Intent to Recommend to a Friend, Relative or Colleague” have increased by a significant amount in each of the past two years.

Percentage of walk-in guests awarding “Top Box” scores

Our 2010 survey results to date indicate that we continue to be successful in improving these satisfaction measures.

Innovative marketing and promotion: In order to drive traffic, in recent years we have improved food quality, introduced new menu items and developed new marketing innovations, such as bundling food and entertainment through our Eat & Play Combo and other promotions aimed specifically at off-peak hours. We have increased amusement revenues and helped extend average guest stay by introducing higher price point Power Cards and leveraging our investment in automated kiosks to prompt consumers to purchase these Power Cards.

We have also refocused our marketing strategy and increased our mix of television advertising from $144,000 locally in fiscal 2005 (1% of our total marketing expenditures) to $14,900,000 on national cable television networks in fiscal 2009 (56% of our total marketing expenditures). We believe that in the current consumer environment such initiatives have been a key component driving walk-in comparable store sales trends, which have exceeded industry averages. We believe that continued enhancements to our marketing initiatives and increased focus on our loyalty program and digital strategies will resonate strongly with guests and help to drive incremental and new guest traffic. We have a substantial database of customer profiles that can be utilized in targeted marketing initiatives in the future.

Continue to improve margins. We believe that we have significant additional opportunities to reduce costs and increase margins beyond our accomplishments in these areas to date. Between fiscal 2005 and fiscal 2009, we improved our Adjusted EBITDA margins, which we define to mean Adjusted EBITDA divided by sales, by over 200 basis points despite operating in a recessionary environment for the past two years. We implemented new technology such as self-service Power Card kiosks, kitchen display systems and a new cost of sales tracking system to improve unit-level profitability. We have also adjusted our menu mix to emphasize higher margin items with stronger customer appeal. In addition, we have centralized functions that were previously executed at the store level, including special events planning and accounting, which has translated into a significant reduction in headcount.

In the future, we believe that improved labor scheduling technology will allow us to increase labor productivity. We also believe that continued focus on operating margins at individual locations and the deployment of best practices across our brand will yield incremental margin improvements. Additionally, the operational turnaround at Dave & Buster’s has laid the foundation for significant organic growth as the economy and sales begin to recover as we expect greater than 50% flow through from incremental comparable store sales due to our low cost, high margin operating model.

New store development. We plan to selectively open new stores. In the past several years, we have rebuilt our new store pipeline by instituting a systematic site selection process using seven key benchmarks designed to enhance new site selection. We are targeting an annual return on invested capital of approximately 30% to 35% for future new store openings, levels that are consistent with Dave & Buster’s store openings in recent years. In addition, we have reduced the target size of large format units to approximately 35,000 square feet and introduced a smaller 16,000 – 22,000 square foot unit format to give us the flexibility to enter new smaller markets and backfill existing markets. We believe our national advertising program generates national brand awareness, which in turn helps facilitate new market development.

We have opened two new stores in fiscal 2010, including one large format and one small format store, and we plan to open three additional stores in fiscal 2011. We believe the Dave & Buster’s brand is significantly under-penetrated, with internal studies and third-party research suggesting a total store opportunity in the United States and Canada in excess of 150 stores. We plan to selectively open a limited number of stores each year, focused on the sites we believe offer the greatest potential.

Site selection

We believe that the location of stores is critical to our long-term success. We devote significant time and resources to strategically analyze each prospective market, trade area and site. We continually identify, evaluate and update our database of potential locations for expansion. To refine our site selection, we recently conducted extensive demographic and market analyses to determine the key drivers of successful new store performance. We now base new site selection on an analytical evaluation of a set of drivers we believe increase the probability of successful, high-volume stores.

During 2010, we opened one store in Wauwatosa, Wisconsin and one store in Roseville, California. During 2009, we opened three new stores in Richmond, Virginia; Indianapolis, Indiana; and Columbus, Ohio. In 2008, we opened three new stores in Plymouth Meeting, Pennsylvania; Arlington, Texas; and Tulsa, Oklahoma. In 2007, we opened one store in Tempe, Arizona.

The store in Wauwatosa (Milwaukee), Wisconsin opened as a large format design on March 1, 2010 and the store in Roseville (Sacramento), California opened as a small format design on May 3, 2010.

Our store formats

We have historically operated stores varying in size from 29,000 to 66,000 square feet. After significant store-level research and analysis we have found that incremental square footage in excess of 35,000 yields limited incremental sales volumes and lower margins. We have also experienced significant variability among stores in volumes, individual and net investment costs. Further, we have conducted sales per square foot analyses on individual games and improved the mix of the more profitable attractions within the stores. In order to optimize sales per square foot and further enhance our store economics, we have reduced the target size of our future large format stores to 35,000 square feet. We may take advantage of local market and economic conditions to open stores that are larger or smaller than this target size. To accomplish this, we have reduced the back of house space, and optimized the sales area allocated to billiards and other traditional games in favor of space dedicated to more profitable video and redemption games. As a result, we expect to generate significantly higher sales per square foot than the average of our current store base.

To facilitate further growth of our brand, we have developed a small store format specifically designed to backfill existing markets and penetrate less densely populated markets. We opened our initial store using a small store format in Tulsa, Oklahoma, in January 2009. We also opened small store formats in Richmond, Virginia, Columbus, Ohio and Roseville, California in April 2009, October 2009 and May 2010, respectively. We believe that the small store format will maintain the unique and dynamic guest experience that is the foundation of our brand and allow us flexibility in our site selection process. Moreover, we expect the format to yield higher margins than our current stores by optimizing the ratio of “selling space” to back of the house square footage and improving fixed cost leverage. Finally, we believe that the small store format will allow us to take less capital investment risk per store. As a result, we are targeting these smaller format stores to achieve higher returns, more efficient sales per square foot and reduce pre-opening costs relative to our larger formats, and to enable us to expand into additional markets.

Marketing, advertising and promotion

Our corporate marketing department manages all consumer-focused initiatives for the Dave & Buster’s brand. In order to drive sales and expand our guest base, we focus our efforts in three key areas:

•	Marketing: national advertising, media, promotions, in-store merchandising, pricing, local and digital marketing programs

•	Food and beverage: menu & product development, in-store execution

•	Customer insights: research, brand health & tracking

We spent approximately $26,588,000 in marketing efforts in fiscal 2009 and $26,605,000 in fiscal 2008. We have improved marketing effectiveness through a number of initiatives. Over the last three years, we:

•	performed extensive research to better understand our guest base and fine-tune the brand positioning;

•	refined our marketing strategy to better reach both young adults and families;

•	created a new advertising campaign;

•

invested in menu research and development to differentiate our food offerings from our competition and improve key product attributes (quality, consistency, value and overall guest satisfaction) and execution;

•	developed product/promotional strategies to attract new customers and increase spending/ length of stay;

•	leveraged our loyalty database to engage and motivate customers;

•	invested more in digital and social media to create stronger relationships with consumers; and

•	defined a consistent brand identity that reflects our quality, heritage and energy.

To drive traffic and increase visit frequency and average check size, the bulk of our marketing budget is allocated to our national cable television media. To enhance that effort, we also develop:

•	local marketing plans

•	in-store promotions

•	digital loyalty programs

•	market-wide print

•	national and local radio

•	emails

•	websites

We work with external advertising, digital, media and design agencies in the development and execution of these programs.

Special Event Marketing

Our corporate and group sales programs are managed by our sales department, which provides direction, training, and support to the special events managers and their teams within each location. They are supported by a Special Events Call Center located at our Corporate Office, targeted print and online media plans, as well as promotional incentives at appropriate times across the year.

Operations

Management

The management of our store base is divided into seven regions, each of which is overseen by a Regional Operations Director who reports to one of the two Vice Presidents of Operations. Our Regional Operations Directors oversee four to ten company-owned stores each, which we believe enables them to better support the General Managers and achieve sales and profitability targets for each store within their region.

Our typical store team consists of a General Manager supported by an average of eight additional management positions. There is a defined structure of development and progression of job responsibilities from Line Manager through various positions up to the General Manager role. This structure ensures that an adequate succession plan exists within each store. Each Management member handles various departments within the location including responsibility for hourly employees. A typical store employs approximately 150 hourly employees, many of whom work part time. The General Manager and the management team is responsible for the day-to-day operation of that store, including the hiring, training and development of team members, as well as financial and operational performances. Our stores are generally open seven days a week, from 11:30 a.m. to midnight on weekdays and 11:30 a.m. to 2:00 a.m. on weekends.

Operational tools and programs

We utilize a customized food and beverage analysis program that determines the theoretical food and beverage costs for each store and provides additional tools and reports to help us identify opportunities, including waste management. Our managers perform a weekly complete “test drive” of each game to ensure that our amusement offerings are consistent and operational. Consolidated reporting tools for each key driver of our business exist for our Regional Operations Directors to be able to identify and troubleshoot any systemic issues.

Management information systems

We utilize a number of proprietary and third party management information systems. These systems are designed to enable our games functionality, improve operating efficiencies, provide us with timely access to financial and marketing data, and reduce store and corporate administrative time and expense. We believe our management information systems are sufficient to support our store expansion plans.

Training

We strive to maintain quality and consistency in each of our stores through the careful training and supervision of our team members and the establishment of, and adherence to, high standards relating to personnel performance, food and beverage preparation, game playability and maintenance of our stores. We provide all new team members with complete orientation and one-on-one training for their positions to help ensure they are able to meet our high standards. All of our new team members are trained by partnering with a certified trainer to assure that the training and information they receive is complete and accurate. Team members are certified for their positions by passing a series of tests, including alcohol awareness training.

We require our new store managers to complete a 13-week training program that includes front of the house service, kitchen, amusements, and management responsibilities. Newly trained managers are then assigned to their home store where they receive additional training with their General Manager. We place a high priority on our continuing management development programs in order to ensure that qualified managers are available for our future openings. We conduct semi-annual talent reviews with each manager to discuss prior performance and future performance goals. Once a year we hold a general manager conference in which our General Managers share best practices and also receive an update on our business plan.

When we open a new store, we provide varying levels of training to team members in each position to ensure the smooth and efficient operation of the store from the first day it opens to the public. Prior to opening a new store, our dedicated training and opening team travels to the location to prepare for an intensive two week training program for all team members hired for the new store opening. Part of the training teams stay on site during the first week of operation. We believe this additional investment in our new stores is important, because it helps us provide our guests with a quality experience from day one.

After a store has been opened and is operating smoothly, the assistant managers supervise the training of new team members.

Recruiting and retention

We seek to hire experienced General Managers and team members, and offer competitive wage and benefit programs. Our store managers all participate in a performance based incentive program that is based on sales, profit and employee retention goals. In addition, our salaried and hourly employees are also eligible to participate in a 401(k) plan, medical/dental/vision insurance plans and also receive vacation/paid time off based on tenure.

Food preparation, quality control and purchasing

The principal goods we purchase are games, prizes and food and beverage products, which are available from a number of suppliers.

We strive to maintain high food quality standards. To ensure our quality standards are met, we negotiate directly with independent producers of food products. We provide detailed quality and yield specifications to suppliers for our purchases. Our systems are designed to protect the safety and quality of our food supply throughout the procurement and preparation process. Within each store, the Kitchen Manager is primarily responsible for ensuring the timely and correct preparation of food products, per the recipes we specify. We provide each of our stores with various tools and training to facilitate these activities.

Foreign operations

We own and operate one store outside of the United States in Toronto, Canada. This store generated revenue of approximately $9.5 million USD in fiscal year 2009, representing approximately 1.8% of our consolidated revenue. As of January 31, 2010, we have less than 2% of our long-lived assets located outside the United States. Additionally, a franchisee operates a Dave & Buster’s store located in Niagara Falls, Ontario, Canada which opened on June 25, 2009.

The foreign activities are subject to various risks of doing business in a foreign country, including currency fluctuations, changes in laws and regulations and economic and political stability. We do not believe there is any material risk associated with the Canadian operations or any dependence by the domestic business upon the Canadian operations.

Suppliers

The principal goods used by us are games, prizes and food and beverage products, which are available from a number of suppliers. We have expanded our contacts with amusement merchandise suppliers through the direct import program. Federal and state health care mandates and mandated increases in the minimum wage could have the repercussion of increasing expenses, as suppliers may be adversely impacted by higher health care costs and increases in the minimum wage.

Intellectual property

We have registered the trademarks Dave & Buster’s®, Power Card®, Eat & Play Combo®, and Eat Drink Play® with the United States Patent and Trademark Office and in various foreign countries. We have also registered and/or applied for certain additional trademarks with the United States Patent and Trademark Office and in various foreign countries. We consider our trade name and our signature “bulls-eye” logo to be important features of our operations and seek to actively monitor and protect our interest in this property in the various jurisdictions where we operate. We also have certain trade secrets, such as our recipes and certain software programs that we protect by requiring all of our employees to sign a code of ethics, which includes an agreement to keep trade secrets confidential.

Employees

As of August 3, 2010, we employed 7,521 persons, 197 of whom served at world headquarters, 535 of whom served as management personnel and the remainder of whom were hourly personnel.

None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Legal proceedings

We have reached an agreement with the Federal Trade Commission (“FTC”) on the terms and provisions of a Complaint and Agreement Containing Consent Order (the “Order”) that concludes and settles an investigation into our information security practices. The investigation related to a 2007 criminal attack upon our computer system during which approximately 130,000 payment cards used at eleven of our stores were compromised. The terms of the Order provide that we failed to provide reasonable and appropriate security for personal information on our computer networks. Specifically, we failed to (a) employ sufficient measures to detect and prevent unauthorized access to computer networks, (b) adequately restrict third-party access to our networks, (c) monitor and filter outbound traffic from our networks (to identify and block the unauthorized export of sensitive personal information), (d) limit access between in-store networks, and (e) limit access to our computer networks through wireless access points.

Under our settlement with the FTC, we are required to establish, implement, and maintain a comprehensive information security program that is reasonably designed to protect the security, confidentiality, and integrity of personal information collected from or about consumers. This information security program will contain administrative, technical, and physical safeguards designed to (a) identify material internal and external risks to the security, confidentiality, and integrity of personal information that could result in the unauthorized disclosure, misuse, loss, alteration, destruction, or other compromise of such information, (b) control the identified risks, and (c) ensure that our third-party service providers are capable of appropriately safeguarding personal information they receive from us. As part of the development of the information security program, for a ten-year period, we must obtain initial and biennial assessments and reports from an independent auditor that set out the safeguards implemented and maintained by us, and explain how such safeguards meet or exceed the protections required by the terms of the Order. The Order shall be binding upon us for twenty years.

The Order does not require us to pay any fines or other monetary assessments and we do not believe that the terms of the Order will have a material adverse effect on our business, operations, or financial performance.

Properties

As of August 2, 2010, we owned or leased 57 stores. There is also one franchised store operating in Canada. The following table sets forth the number of stores that are located in each state/country as of May 3, 2010. Unless otherwise indicated, each of the stores listed below is leased.

State or country	Number of complexes
Arizona	2
California	7
Colorado	2
Florida	3
Georgia	3
Hawaii	1
Illinois	2
Indiana	1
Kansas	1
Maryland	2
Michigan	1
Minnesota	1
Missouri	1
Nebraska	1
New York	6
North Carolina	1
Ohio	4
Oklahoma	1
Pennsylvania	4
Rhode Island	1
Tennessee	1
Texas(a)	8
Virginia	1
Wisconsin	1
Canada(b)	2

(a)	One store in the state is owned.
(b)	One store is a franchise which operates in Niagara Falls, Ontario.

Our stores generally are located on land leased by our subsidiaries. Our lease terms, including renewal options, range from 20 to 40 years. Our leases typically provide for a minimum annual rent and contingent rent to be determined as a percentage of the applicable store’s annual gross revenues, subject to market-based minimum annual rents. We currently pay contingent rent in only a small number of our stores. Generally, leases are “net leases” that require us to pay our pro rata share of taxes, insurance and maintenance costs. Typically, one of our subsidiaries is a party to the lease, and performance is guaranteed by the Company for all or a portion of the lease term.

In addition to our leased stores, we lease a 47,000 square foot office building and 30,000 square foot warehouse facility in Dallas, Texas, for use as our corporate headquarters and distribution center. This lease expires in October 2021, with options to renew until October 2041. We also lease a 22,900 square foot warehouse facility in Dallas, Texas, for use as additional warehouse space. This lease expires in January 2011.

MANAGEMENT

Directors, executive officers and other key employees

The following table provides certain information regarding the directors of Holdings, and our executive officers and key employees. Each director and officer holds office until a successor is elected or qualified or until his earlier death, resignation or removal. Pursuant to a stockholders’ agreement among Holdings, Oak Hill and certain members of management, Oak Hill has the right to designate all of the directors of Holdings. In addition, Oak Hill has the right to remove any or all of the directors of Holdings that it appoints. See “Certain relationships and transactions—Stockholders’ agreement.”

Name	Age	Position
Stephen M. King	52	Chief Executive Officer and Director
Starlette B. Johnson	47	President, Chief Operating Officer and Director
Brian A. Jenkins	48	Senior Vice President and Chief Financial Officer
Sean Gleason	45	Senior Vice President and Chief Marketing Officer
Margo L. Manning	45	Senior Vice President of Training and Special Events
Michael J. Metzinger	53	Vice President—Accounting and Controller
J. Michael Plunkett	59	Senior Vice President of Purchasing and International Operations
Jay L. Tobin	52	Senior Vice President, General Counsel and Secretary
Jeffrey C. Wood	48	Senior Vice President and Chief Development Officer
Tyler J. Wolfram	43	Chairman of the Board of Directors
Michael S. Green	37	Director
Kevin M. Mailender	32	Director
Alan J. Lacy	56	Director
David A. Jones	60	Director

Set forth below is biographical information regarding the directors of Holdings and our executive officers:

Stephen M. King, has served as our Chief Executive Officer and director since September 2006. From March 2006 until September 2006, Mr. King served as our Senior Vice President and Chief Financial Officer. From 1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide, a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and, most recently, as President and Chief Operating Officer of International.

Starlette B. Johnson, has served as our President, Chief Operating Officer and director since April 2007. Since May 2008, Ms. Johnson has served as a director of the Tuesday Morning Corporation and is a member of its Audit Committee. From June 2006 until April 2007, Ms. Johnson served as our Senior Vice President and Chief Strategic Officer. From 2004 until June 2006, she was an independent consultant to restaurant, retail and retail services companies. From 1995 to 2004, she served in various capacities (most recently as Executive Vice President and Chief Strategic Officer) of Brinker International, Inc., a company that owns and operates casual dining restaurants worldwide.

Brian A. Jenkins, joined us as our Senior Vice President and Chief Financial Officer in December 2006. From 1996 until August 2006, he served in various capacities (most recently as Senior Vice President—Finance) of Six Flags, Inc., an amusement park operator.

Sean Gleason, has served as our Senior Vice President and Chief Marketing Officer since August 2009. From June 2005 until October 2008, Mr. Gleason was the Senior Vice President of Marketing Communications at Cadbury Schweppes where he led initiatives for brands such as Dr Pepper, 7UP and Snapple. From May 1995 until May 2005, he served in various capacities (most recently as Vice President, Advertising/Media/Brand Identity) at Pizza Hut for Yum! Brands, the world’s largest restaurant company.

Margo L. Manning, has served as our Senior Vice President of Training and Special Events since September 2006. Prior to that, she served as our Vice President of Training and Sales from June 2005 until September 2006 and as Vice President of Management Development from September 2001 until June 2005. From December 1999 until September 2001, she served as our Assistant Vice President of Team Development and from 1991 until December 1999 she served in various positions of increasing responsibility for us and our predecessors.

Michael J. Metzinger, has served as our Vice President—Accounting and Controller since January 2005. From 1986 until January 2005, Mr. Metzinger served in various capacities (most recently as Executive Director—Financial Reporting) of Carlson Restaurants Worldwide, Inc.

J. Michael Plunkett, has served as our Senior Vice President of Purchasing and International Operations since September 2006. Previously, he served as our Senior Vice President—Food, Beverage and Purchasing/Operations Strategy from June 2003 until June 2004 and from January 2006 until September 2006. Mr. Plunkett also served as Senior Vice President of Operations for Jillian’s from June 2004 to January 2006, as Vice President of Kitchen Operations from November 2000 until June 2003, as Vice President of Information Systems from November 1996 until November 2000 and as Vice President and Director of Training from November 1994 until November 1996. From 1982 until November 1994, he served in operating positions of increasing responsibility for us and our predecessors.

Jay L. Tobin, has served as our Senior Vice President, General Counsel and Secretary since May 2006. From 1988 to 2005, he served in various capacities (most recently as Senior Vice President and Deputy General Counsel) of Brinker International, Inc.

Jeffrey C. Wood, has served as our Senior Vice President and Chief Development Officer since June 2006. Mr. Wood previously served as Vice President of Restaurant Leasing for Simon Property Group, a shopping mall owner and real estate company, from April 2005 until June 2006 and in various capacities (including Vice President of Development—Emerging Concepts and Vice President of Real Estate and Property Development) with Brinker International, Inc. from 1993 until November 2004.

Tyler J. Wolfram is a Partner of Oak Hill Capital Management, LLC and has been with the firm since 2001. He is responsible for originating, structuring, and managing investments in the Consumer, Retail & Distribution industry group. He currently serves as a director of NSA International, LLC and The Hillman Companies, Inc.

Michael S. Green is a Partner of Oak Hill Capital Management, LLC and has been with the firm since 2000. He is responsible for originating, structuring, and managing investments in the Consumer, Retail & Distribution industry group. Mr. Green currently serves as a director of NSA International, LLC, Alibris Inc. and The Hillman Companies, Inc.

Kevin M. Mailender is a Principal of Oak Hill Capital Management, LLC and has been with the firm since 2002. Mr. Mailender is responsible for investments in the Consumer, Retail & Distribution industry group. He currently serves as a director of The Hillman Companies, Inc.

Alan J. Lacy is a Senior Advisor to Oak Hill Capital Management, LLC’s Consumer, Retail and Distribution industry group and has been with the Firm since 2007. Prior to advising Oak Hill Capital Management, LLC, he was Vice Chairman and Chief Executive Officer of Sears Holdings Corporation and Chairman and Chief Executive Officer of Sears Roebuck and Co. During Mr. Lacy’s tenure as CEO of Sears, the company created significant value for shareholders by executing major restructuring and growth initiatives, including the merger of Sears and Kmart, the acquisition of Lands’ End and the sale of Sears’ credit business. Prior to that, Mr. Lacy was employed in a number of executive level positions at major retail and consumer products companies, including Sears, Kraft, Philip Morris and Minnetonka Corporation. Mr. Lacy currently serves as a director of Bristol-Myers Squibb Company, The Western Union Company, and The Hillman Companies, Inc. and is a Trustee of Fidelity Funds.

David A. Jones is a Senior Advisor to Oak Hill Capital Management, LLC’s Consumer, Retail and Distribution industry group and has been with the Firm since 2008. Prior to advising Oak Hill Capital Management, LLC, he was the Chairman and Chief Executive Officer of Spectrum Brands, Inc., a $2.7 billion publicly traded consumer products company with operations in 120 countries worldwide and whose brand names include Rayovac, Varta, Remington, Cutter and Tetra. Prior to that, Mr. Jones was the Chairman and Chief Executive Officer of Rayovac Corporation (the predecessor to Spectrum Brands), a $1.4 billion publicly traded global consumer products company with major product offerings in batteries, portable lighting and shaving and grooming categories. In aggregate, Mr. Jones has over 35 years of experience in senior leadership roles at several leading public and private global consumer products companies, including Spectrum Brands, Rayovac, Thermoscan, Regina, Electrolux, Sara Lee, and General Electric. He currently serves as a director of Pentair, Inc. and The Hillman Companies, Inc.

Compensation of Officers

The following table sets forth information concerning the salary and non-equity incentive plan compensation paid or accrued by the Company during fiscal 2009 to or for those persons serving as our NEOs at the end of 2009.

	Annual compensation
Name and principal position	Year	Salary	Non-equity incentive plan compensation
Stephen M. King	2009	$600,000	$223,050
(Chief Executive Officer)	2008	$600,000	$146,250
	2007	$600,000	$422,250

Brian A. Jenkins	2009	$300,000	$111,525
(Senior Vice President and Chief Financial Officer)	2008	$300,000	$73,125
	2007	$278,777	$196,190

Starlette B. Johnson	2009	$400,000	$148,700
(President and Chief Operating Officer)	2008	$400,000	$97,500
	2007	$396,154	$281,500

Jay L. Tobin	2009	$309,000	$114,871
(Senior Vice President, General Counsel and Secretary)	2008	$306,819	$75,319
	2007	$292,308	$211,125

Sean Gleason(1)	2009	$130,000	$44,554
(Senior Vice President and Chief Marketing Officer)

(1)	Mr. Gleason joined Dave & Buster’s on August 3, 2009 and received a stock option grant upon the commencement of his employment.

Compensation of directors

The members of our board of directors other than Alan Lacy and David Jones are not separately compensated for their services as directors, other than reimbursement for out-of-pocket expenses incurred in connection with rendering such services. In addition to reimbursement for out-of-pocket expenses incurred in connection with their board service, Mr. Lacy will receive an annual cash stipend of $75,000 and Mr. Jones will receive an annual cash stipend of $50,000 for serving as members of our board of directors. Mr. Lacy and Mr. Jones will also participate in a contemplated equity incentive plan in consideration of their service on our board.

Employment agreements

We have entered into new amended and restated employment agreements, effective as of the closing of the Transactions, with Steve King, Starlette Johnson, Brian Jenkins, Sean Gleason, Jeff Wood and Jay Tobin (the

“Management Members”) to reflect the then current compensation arrangements of each of the Management Members and to include additional restrictive covenants, including a one-year non-compete provision and a two-year non-solicitation and non-hire provision. The employment agreement for each Management Member provide for an initial term of two years, subject to automatic one-year renewals unless terminated earlier by the Management Member or us. Under the terms of the employment agreements, each Management Member will be entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by the Board of Directors of Dave & Busters Management Corporation, Inc. Our Management Members are also be entitled to participate in Holdings’ 2010 Management Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. Management Members will be entitled to receive an annual automobile allowance, an allowance for club membership and paid vacation. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without cause, upon execution of a general release of claims in favor of us. Each employment agreement contains a confidentiality covenant.

Holdings’ 2010 management incentive plan and option grant agreements

We anticipate that pursuant to the Holdings’ 2010 management incentive plan and the contemplated applicable option grant agreement, each Management Member shall receive (i) time vesting options, which shall vest ratably on the first through fifth anniversary of the date of the grant, (ii) EBITDA vesting options, which shall vest over a five year period based on Holdings meeting certain EBITDA targets for each fiscal year and (iii) IRR vesting options, which shall vest upon a change of control of Holdings if Oak Hill’s internal rate of return is greater than or equal to certain percentages set forth in the applicable option grant agreement, in each case subject to the Management Member’s continued employment with Holdings or its Subsidiaries (unless the Management Member’s termination is without cause or for good reason within 180 days preceding the change of control).

PRINCIPAL STOCKHOLDERS

Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. own approximately 93% and 3%, respectively, of the outstanding common stock of Holdings, the indirect parent of Dave & Buster’s, Inc. Certain members of our Board of Directors and management own approximately 4% of the outstanding common stock of Holdings, the indirect parent of Dave & Buster’s, Inc.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationship with Oak Hill

Our directors, Tyler J. Wolfram and Michael S. Green, are both Partners of Oak Hill Capital Management, LLC. Our director, Kevin M. Mailender, is a Principal of Oak Hill Capital Management, LLC and our directors, Alan J. Lacy and David A. Jones are both Senior Advisors to Oak Hill Capital Management, LLC’s Consumer, Retail and Distribution industry group.

Expense reimbursement agreement

We have entered into an expense reimbursement agreement with Oak Hill Capital Management, LLC, concurrently with the consummation of the Transactions. Pursuant to this Agreement, Oak Hill Capital Management, LLC provides general advice to us in connection with our long-term strategic plans, financial management, strategic transactions and other business matters. The expense reimbursement agreement provides for the reimbursement of certain expenses of Oak Hill Capital Management, LLC. The initial term of the expense reimbursement agreement expires in June 2015 and after that date such agreement will renew automatically on a year-to-year basis unless one party gives at least 30 days’ prior notice of its intention not to renew.

Stockholders’ agreement

Holdings, certain members of management and Oak Hill entered into a stockholders’ agreement as of June 1, 2010. The stockholders’ agreement contains, among other things, certain restrictions on the ability of the parties thereto to freely transfer the securities of Holdings held by such parties. In addition, the stockholders’ agreement provides that Oak Hill may compel a sale of all or a portion of the equity in Holdings to a third party (commonly known as drag-along rights) and, alternatively, that stockholders of Holdings may participate in certain sales of stock by Oak Hill to third parties (commonly known as tag-along rights). The stockholders’ agreement also contains certain corporate governance provisions regarding the nomination of directors and officers of Holdings by the parties thereto. The stockholders’ agreement also provides that Holdings’ stockholders, under certain circumstances, will have the ability to cause Holdings to register common equity securities of Holdings under the Securities Act, and provide for procedures by which certain of the equity holders of Holdings may participate in such registrations.

DESCRIPTION OF OTHER INDEBTEDNESS

Our senior secured credit facility

General

In connection with the Transactions, we entered into a senior secured credit facility with a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of our senior secured credit facility.

Our senior secured credit facility provides for senior secured financing of up to $200.0 million consisting of:

•	a $150.0 million term loan facility with a maturity of six years from the closing date of the Transactions; and

•

a $50.0 million revolving credit facility, including a sub-facility of up to the U.S. dollar equivalent of $1 million for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility and a swingline sub-facility, with a maturity of five years from the closing date of the Transactions.

All borrowings under our senior secured credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest and fees

The interest rates per annum applicable to loans, other than swingline loans, under our senior secured credit facility are, at our option, equal to either a base rate (or, in relation to the Eurodollar rate and in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-month (or, if agreed by the applicable lenders, nine or twelve months) or, in relation to the Canadian revolving credit facility, 30-, 60-, 90- or 180- day interest periods chosen by us or the Canadian Borrower, as applicable in each case, plus an applicable margin percentage. Swingline loans bear interest at the base rate plus the applicable margin.

The base rate will be, subject to adjustment, the greater of: (i) the JPMorgan Chase Bank, N.A. prime rate; (ii) the federal funds effective rate from time to time plus 50 basis points; and (iii) the Eurodollar rate applicable for an interest period of one month plus 100 basis points provided that the base rate will not be less than 2.75%. The Eurodollar rate means the rate (adjusted for statutory reserve requirements for Eurocurrency liabilities) for Eurodollar deposits for a period equal to one, two, three, six, and, if agreed to by the applicable lenders, nine and twelve months (as selected by us or the Canadian Borrower, as applicable) appearing on LIBOR01 Page published by Reuters; provided, however, that with respect to the term loan facility, at no time will the Eurodollar rate be deemed to be less than 1.75%.

The Canadian prime rate will be, subject to adjustment, the greater of: (i) the JPMorgan Chase Bank, N.A., Toronto Branch prime rate C$ denominated commercial loans to borrowers in Canada and (ii) the sum of (A) the CDOR rate and (B) 1.00% per annum. The Canadian cost of funds rate will be the fixed rate of interest determined by JPMorgan Chase Bank, N.A., Toronto Branch as being sufficient to compensate JPMorgan Chase Bank, N.A., Toronto Branch for its cost of funds for funding a Canadian cost of funds loan with a comparable maturity.

The applicable margin with respect to loans under the revolving credit facility will be, subject to adjustment, a percentage per annum equal to (i) 3.00% for base rate loans and Canadian prime rate loans and (ii) 4.00% for Eurodollar loans and Canadian cost of funds loans. The applicable margin with respect to loans under the term loan facility will be a percentage per annum equal to (i) 3.25% for base rate loans and (ii) 4.25% for Eurodollar loans and will be subject to adjustment based on performance goals.

On the last day of each calendar quarter we are required to pay each lender a commitment fee in respect to any unused commitments under the revolving credit facilities (and for these purposes swingline loans will not be deemed to be a utilization of the revolving credit facility).

Prepayments

Subject to exceptions, our senior secured credit facility requires mandatory prepayments of the term loan based on certain percentages of excess cash flows and net cash proceeds from asset sales and recovery events or the issuance of certain debt securities not otherwise permitted under the senior secured credit facility.

Amortization of principal

Our senior secured credit facility requires scheduled quarterly payments of principal on the term loan at the end of each of our fiscal quarters in aggregate annual amounts equal to a percentage of the original aggregate principal amount of the term loan with the balance payable on the maturity date.

Collateral and guarantors

Indebtedness under our senior secured credit facility is unconditionally guaranteed by each of our direct and indirect, existing and future, domestic subsidiaries (with certain agreed-upon exceptions) and by us and each of the guarantors with respect to the obligations of the Canadian subsidiary. Indebtedness under our senior secured credit facility is also be secured by a first priority security interest in all of our tangible and intangible assets (subject to exceptions to be agreed upon) including, intellectual property, real property and all of our capital stock and the capital stock of each of our direct and indirect subsidiaries (limited, in the case of foreign subsidiaries, to 66% of the voting capital stock of first tier foreign subsidiaries).

Restrictive covenants and other matters

Our senior secured credit facility requires that we comply with the following financial covenants: a minimum fixed charge coverage ratio test and a maximum total leverage ratio test. In addition, our senior secured credit facility includes negative covenants restricting or limiting our, D&B Holdings’ and our subsidiaries’ ability to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale-leaseback transactions;

•	make loans and investments;

•	make initial capital expenditures in relation to new stores;

•	declare dividends, make payments on or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness;

•	amend or otherwise materially alter terms of our material indebtedness and other material agreements;

•	sell assets;

•	transact with affiliates; and

•	alter the business that we conduct.

Such negative covenants are subject to certain exceptions.

Our senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failures of any guarantee or security document supporting our senior secured credit facility to be in full force and effect and a change of control. If an event of default occurs, the lenders under our senior secured credit facility would be entitled to take various actions, including acceleration of amounts due under our senior secured credit facility and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF THE EXCHANGE NOTES

Dave & Buster’s, Inc. (the “Company”) will issue the Exchange Notes under the Indenture (the “Indenture”) among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). This is the same indenture under which the Restricted Notes were issued. The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of notes pursuant to the Exchange Offer will be limited to $200,000,000. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes other than the issue date, issue price and the first interest payment date (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “—Certain definitions.” Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture. The definitions used in this “Description of the Exchange Notes” may differ from definitions used elsewhere in this prospectus. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Exchange Notes. A copy of the Indenture is available upon request from the Company. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Dave & Buster’s, Inc. and not to the Company’s subsidiaries. You will find the definitions of other capitalized terms used in this description under the heading “—Certain definitions” below. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

As of the Issue Date, all of our domestic subsidiaries were “Restricted Subsidiaries.” Under the circumstances described under the caption “—Certain covenants—Limitation on restricted payments” and the definition of “Unrestricted Subsidiary,” we will be permitted to designate certain of our subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee these Notes.

Exchange Notes versus Restricted Notes

The terms of the Exchange Notes are substantially identical to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

General

The Notes. The Notes:

•	are general unsecured, unsubordinated obligations of the Company;

•	rank equally in right of payment to any future unsubordinated Indebtedness of the Company;

•

are effectively subordinated to our obligations under our existing and future secured Indebtedness, including the Senior Secured Credit Agreement, to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future liabilities of our Subsidiaries that are not Guarantors;

•	are unconditionally guaranteed on an unsubordinated basis by each of the Company’s current and future Restricted Subsidiaries, other than its Foreign Subsidiaries;

•	are limited to an aggregate principal amount of $200.0 million, subject to our ability to issue Additional Notes;

•	mature on June 1, 2018; and

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Note Guarantees. The Guarantees of the Notes (the “Guarantees”):

•	are general unsecured, unsubordinated obligations of the Guarantors;

•

rank equally in right of payment with all existing and future unsubordinated Indebtedness of the Guarantors and senior in right of payment to any existing and future subordinated Indebtedness of the Guarantors;

•

are effectively subordinated to the Guarantors’ obligations under their existing and future secured Indebtedness, including the Senior Secured Credit Agreement, to the extent of the value of the collateral that secures such obligations; and

•	are structurally subordinated to obligations of any Subsidiaries of such Guarantor that are not Guarantors.

Interest. Interest on the Notes will compound semi-annually and:

•	accrue at the rate of 11% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on December 1, 2010;

•	be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to the DTC or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

Except as described below, the Notes are not redeemable until June 1, 2014. On and after June 1, 2014, the Company may redeem all or, from time to time, a part of the Notes (including any Additional Notes, if any) upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1, of the years indicated below:

Year	Percentage
2014	105.500%
2015	102.750%
2016 and thereafter	100.000%

Prior to June 1, 2013, the Company may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	at least 60% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2)	the redemption occurs within 90 days after the closing of such Equity Offering.

In addition, at any time prior to June 1, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as may be required by the applicable depositary, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

Mandatory redemptions; offers to purchase; open market purchases

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under “Change of control” and “Certain covenants—Limitation on sales of assets and subsidiary stock.”

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Ranking

The Notes are general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness of the Company that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated. The Notes are effectively subordinated to all of the Company’s and the Guarantors’ obligations under the Senior Secured Credit Agreement to the extent of the collateral securing such indebtedness. The Notes are structurally subordinated to all existing and future liabilities of our Subsidiaries that are not Guarantors. On the Issue Date, each of the Company’s Subsidiaries, other than 6131646 Canada, Inc. will be a Guarantor.

Since the Notes are unsecured, in the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Secured Credit Agreement or other senior secured Indebtedness, the assets of the Company and the Guarantors that secure other senior secured Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under such Senior Secured Credit Agreement and other senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

Note Guarantees

The Guarantors, jointly and severally, have unconditionally guaranteed on a senior unsecured basis the Company’s obligations under the Notes and all obligations under the Indenture. Such Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Note Guarantees. The obligations of the Guarantors under the Note Guarantees rank equally in right of payment with other Indebtedness of such Guarantors, except to the extent such other Indebtedness is expressly subordinated to the obligations arising under the Note Guarantees. Since the Note Guarantees are unsecured obligations of each Guarantor, in the event of a bankruptcy or insolvency, such Guarantor’s secured lenders will have a prior secured claim to any collateral securing the debt owed to them, including the collateral securing the Guarantors’ guarantees of Indebtedness under the Senior Secured Credit Agreement.

Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such indebtedness may be substantial.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk factors—Risks related to the exchange offer and holding the Notes—Federal and state fraudulent transfer laws permit a court to void the Notes and the guarantees, and, if that occurs, you may not receive any payments on the Notes.”

In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale, exchange or transfer (whether by merger, consolidation or otherwise) of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company, such Guarantor will be released from all its obligations under its Note Guarantee if:

(1)	the sale or other disposition is in compliance with the Indenture, including the covenants “—Certain covenants—Limitation on sales of assets and subsidiary stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and “Certain covenants—Merger and consolidation”; and

(2)	all the obligations of such Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Guarantor will be released from its obligations under the Indenture, its Note Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture. Finally, a Guarantor will be released from its obligations under the Indenture, its Note Guarantee and the Registration Rights Agreement in connection with any legal or covenant defeasance of the Notes in accordance with the terms of the Indenture or upon satisfaction and discharge of the Indenture.

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption”, each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or larger integral multiples of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption”, the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

A Change of Control Offer may be made in advance of a Change of Control, conditioned upon consummation of the Change of Control, if a definitive agreement is in effect at the time of making such Change of Control offer that, when consummated in accordance with its terms, will result in a Change of Control, provided that such Change of Control Offer complies with all applicable securities laws or regulations.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or larger integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; or (ii) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional redemption”, unless and until there is a default of the applicable redemption price.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement will, and future Indebtedness may, prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Senior Secured Credit Agreement Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Agreement.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder or its

Related Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain covenants

Effectiveness of covenants

Following the first day:

(a)	the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(b)	no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

•	“—Limitation on indebtedness,”

•	“—Limitation on restricted payments,”

•	“—Limitation on restrictions on distributions from restricted subsidiaries,”

•	“—Limitation on sales of assets and subsidiary stock,”

•	“—Limitation on affiliate transactions” and

•	Clause (3) of “—Merger and consolidation”

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of “—Limitation on indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (4) of the second paragraph of “—Limitation on indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on restricted payments” will be made as though the covenants described under “—Limitation on restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments.”

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Company or any Guarantor Incurred under a Credit Facility in an aggregate amount up to $250.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions utilized in accordance with clause 3(a) of “—Limitations on sales of assets and subsidiary stock” that permanently reduce the commitments thereunder;

(2)	(x) Guarantees by the Company or Guarantors of Indebtedness Incurred by the Company or a Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary’s Note Guarantee, as the case may be; and (y) Guarantees by Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of the Indenture;

(3)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)	if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)	if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantees of such Guarantor; and

(c)	(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, not permitted by this clause (3);

(4)	Indebtedness represented by (a) the Notes issued on the Issue Date, the Note Guarantees of the Guarantors and the related Exchange Notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness (including Refinancing Indebtedness) described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, either (a) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (b) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries is higher than such ratio immediately prior to such acquisition or merger;

(6)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(7)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance or refinance the purchase, lease, construction or improvements of real or personal property, plant or equipment used in the business of the Company or such Restricted Subsidiary, and Attributable Indebtedness, and any Indebtedness of the Company or a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (7), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed the greater of (x) 3% of Consolidated Net Tangible Assets and (y) $10.0 million at any time outstanding;

(8)	Indebtedness Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance and premiums related thereto, self-insurance obligations, performance, bid surety and similar bonds and completion guarantees (not for borrowed money) provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, provided that

(a)	the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b)	such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (9));

(10)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; and

(11)	in addition to the items referred to in clauses (1) through (10) above, Indebtedness of the Company and its Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $25.0 million at any time outstanding, including all Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (11); provided that a Foreign Subsidiary that is not a Guarantor can Incur Indebtedness under this clause (11) of up to $10.0 million at any one time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, with the exception of clause (1) of the second paragraph, may later classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)	all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

(3)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)	if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus related fees and expenses). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis, taking into account the relative preferences, if any, of the various classes of Capital Stock in such Restricted Subsidiaries);

(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Equity Interests of the Company (other than Disqualified Stock));

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Company or any other Guarantor permitted under clause (3) of the second paragraph of the covenant “—Limitation on indebtedness” or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “—Limitation on indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding clauses (1) through (4) and (6) through (14)) would exceed the sum of:

(i)	50% of (i) Consolidated Net Income for the period (treated as one accounting period) from the beginning of the Company’s last completed fiscal quarter preceding the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income) is a deficit, minus 100% of such deficit and (ii) any dividends received by the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income for such periods or otherwise included in clause (v) below;

(ii)	100% of the aggregate Net Cash Proceeds and the fair market value of the assets (as determined conclusively by the Board of Directors of the Company) received by the Company from the issue or sale of its Equity Interests (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) excluding in any event Excluded Contributions or Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of the caption “—Optional redemption”, provided, that this clause (ii) shall not apply to Net Cash Proceeds received in connection with the Transactions, as contemplated in this prospectus;

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange);

(iv)	to the extent that any Unrestricted Subsidiary designated as such after the Issue Date (A) is redesignated as a Restricted Subsidiary, (B) is merged or consolidated into the Company or any of its Restricted Subsidiaries or (C) transfers all or substantially all of its assets to the Company or any of its Restricted Subsidiaries after the Issue Date, the fair market value (as determined conclusively by the Board of Directors of the Company) of (x) in the case of clause (A) or (B) above, the Company’s Investment in such Subsidiary as of the date of such redesignation, merger or consolidation and (y) in the case of clause (C) above, such assets (other than to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (15) of the next succeeding paragraph or pursuant to clause (11) of the definition of Permitted Investment); and

(v)	to the extent that any Restricted Investment that was made after the Issue Date of the Indenture is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment to the extent such amount was not already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of (i) the substantially contemporaneous contribution of common equity capital to the Company or (ii) the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “––Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(4)	so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Guarantor from Net Available Cash to the extent permitted under “—Limitation on sales of assets and subsidiary stock” below;

(5)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision and the consummation of any irrevocable redemption within 60 days after the giving of the redemption notice if at the date of such notice the redemption payment would have complied with this provision;

(6)	so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management or directors of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with (x) the death or disability of such employee, manager or director or (y) the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that in the case of clause (y) such redemptions or repurchases pursuant to such clause will not exceed $2.5 million in the aggregate during any twelve-month period plus the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance of such Capital Stock or equity appreciation rights to, or the exercise of options, warrants or other rights to purchase or acquire Capital Stock of the Company by, any current or former director, officer or employee of the Company or any Restricted Subsidiary; provided that the amount of such Net Cash Proceeds received by the Company and utilized pursuant to this clause (6) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (c)(ii) of the preceding paragraph) and provided, further, that unused amounts available pursuant to this clause (6) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or Preferred Stock of any Guarantor issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(8)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise, provided that the amount of such withholding taxes shall reduce the amount set forth in clause (6) above;

(9)	cash dividends or loans to Holdings (which for purposes of this clause (9) shall include any direct or indirect parent of the Company) (“Permitted Holdings Payments”) in amounts equal to:

(a)	the amounts required for Holdings to pay any Federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of amounts actually received from Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent directly attributable to the income of the Unrestricted Subsidiaries.

(b)	the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence;

(c)	an amount not to exceed $1.0 million (or $2.0 million following an initial public offering) in any fiscal year to permit Holdings to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

(d)	dividends or distributions to Holdings to permit Holdings to satisfy its payment obligations, if any under the Expense Reimbursement Agreement as in effect on the Issue Date, or as later amended, provided that any such amendment is not more disadvantageous to the Company in any material respect that the Expense Reimbursement Agreement as in effect on the Issue Date; and

(e)	any fees and expenses related to any equity offering or other financing of any direct or indirect parent of the Company to the extent the proceeds of such offering or financing are contributed to the Company.

(10)	any payments made in connection with the Transactions pursuant to the Stock Purchase Agreement and any other agreements or documents related to the Transactions and in effect on the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the May 19, 2010 offering memorandum relating to the initial offering of the Restricted Notes;

(11)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Change of control” covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Limitation on sales of assets and subsidiary stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(12)	any payment on intercompany Indebtedness permitted to be Incurred under clause (3) of the second paragraph of “—Limitation on indebtedness;”

(13)	Restricted Payments that are made with Excluded Contributions;

(14)	the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

(15)	so long as no Default or Event of Default has occurred and is continuing, Restricted Payments in an amount not to exceed $7.5 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $20.0 million.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

(2)	the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on indebtedness;”

(3)	the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Notes by the covenant described under “—Limitation on liens”; and

(4)	the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under “—Limitation on sales of assets and subsidiary stock” (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit:

(a)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Restricted Notes, the Exchange Notes, the Note Guarantees, and the Senior Secured Credit Agreement (and related documentation) in effect on such date;

(b)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Equity Interests or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Equity Interests or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired, and, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be Incurred;

(c)	any encumbrance or restriction (i) with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or (ii) contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing are not materially less favorable, taken as a whole, in the good faith determination of the Company, to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(d)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(i)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract;

(ii)	contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(iii)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(e)	(i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(f)	any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Equity Interests or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(g)	any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business; any customary encumbrances or restrictions on any Foreign Subsidiary pursuant to Indebtedness Incurred by such Foreign Subsidiary;

(h)	restrictions on cash and other deposits or net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(i)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(j)	encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Guarantors in accordance with “—Limitation on indebtedness” that are not materially more restrictive, taken as a whole, in the good faith determination of the Company, than those applicable to the Company in either the Indenture or the Senior Secured Credit Agreement on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level);

(k)	encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred or Preferred Stock issued subsequent to the Issue Date by Restricted Subsidiaries that are not Guarantors pursuant to clause (5) of the second paragraph of the covenant “—Limitation on indebtedness” by Restricted Subsidiaries; and

(l)	in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under “—Limitation on liens” that limit the right of the debtor to dispose of assets securing such Indebtedness.

Limitation on sales of assets and subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that for the purposes of this covenant, the following will be deemed to be cash:

(a)	the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness); and

(b)	securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)	to repay Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Guarantor) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

(b)	to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (or enter into a definitive agreement with respect thereto that is consummated within 545 days after the days after the receipt of any such Net Available Cash).

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition (or such later date as permitted in 3(b) of the immediately preceding paragraph), if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in the case of the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence an Asset Disposition Offer prior to the expiration of 365 days after the occurrence of an Asset Disposition (or such later date after giving effect to the proviso in 3(b) of the immediately preceding paragraph, provided that such Asset Disposition Offer complies with all applicable securities laws and regulations).

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

Pending the final application of any Net Available Cash pursuant to this covenant, the holder of such Net Available Cash may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in the case of the Notes in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)	at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Board of Directors has determined that the aggregate fair market value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets being received by the Company or such Restricted Subsidiary and has approved the terms of such Asset Swap.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)	the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and either (x) a further resolution by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); or (y) the Company shall have received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate; and

(3)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $20.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on restricted payments” or any Permitted Investment (other than Permitted Investments set forth under clauses (1)(b), (2), (11), (13) and (14) of the definition of Permitted Investments);

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees approved by the Board of Directors of the Company;

(3)	to the extent permitted by applicable law, loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $2.5 million in the aggregate outstanding at any one time (without giving effect to the forgiveness of any such loan) with respect to all loans or advances made since the Issue Date;

(4)	any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on indebtedness;”

(5)	the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(6)	the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes in any material respect in the good faith judgment of the Board of Directors of the Company when taken as a whole than the terms of the agreements in effect on the Issue Date;

(7)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(8)	any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(9)	Permitted Holdings Payments;

(10)	any transaction on arm’s length terms with non-affiliates that become Affiliates as a result of such transaction; and

(11)	transactions in which the Company or any Restricted Subsidiary delivers to the Trustee an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

SEC reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided that the quarterly report with respect to the first quarter ending following the Transactions may be furnished up to 75 days following the end of such quarter. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information (as well as the details regarding the conference call described below) to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms (except as provided above). Unless the Company is subject to the reporting requirements of the Exchange Act, the Company will also hold a quarterly conference call for the holders of the Notes to discuss such financial information. The conference call will not be later than three business days from the time that the Company distributes the financial information as set forth above. No fewer than one Business Day prior to the date of the conference call required to be held in accordance with the preceding sentence the Company shall issue a press release to the appropriate U.S. wire services announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain information on how to access such conference call. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings.

Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, unless the Company has publicly furnished such information to the SEC, the Company shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions that are reasonably satisfactory to the Company.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and the Consolidated EBITDA of the Unrestricted Subsidiaries taken together exceeds 10% of the Consolidated EBITDA of the Company, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

In addition, the Company and the Guarantors have agreed that they will make available to the holders and to securities analysts, prospective investors, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the Guarantors will be deemed to have furnished the reports to the Trustee and the holders of Notes as required by this covenant if it has filed or furnished such reports with the SEC via the EDGAR filing system and such reports are publicly available.

The filing requirements set forth above for the applicable period may be satisfied by the Company prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (each as described under “Exchange offer; registration rights”) by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Company’s reporting obligations set forth in the first three paragraphs of this covenant, provided, further that at such time the Company is not required to pay any additional interest pursuant to the Registration Rights Agreement.

In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity’s level on a consolidated basis and (2) such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly of the Capital Stock of the Company, the information and reports required by the covenant may be those of such parent company on a consolidated basis.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation or a limited liability company, provided that in the case of a merger with a limited liability company there shall be a corporate co-issuer, in each case organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “—Limitation on indebtedness” covenant;

(4)	each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiary is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Guarantor to consolidate with, merge with or into any Person (other than another Guarantor) and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Guarantor to any person (other than to another Guarantor) unless:

(1)

(a) if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (b) the Successor Guarantor (if other than such Guarantor), expressly assumes, by supplemental indenture or other documentation or instruments, executed and delivered to the Trustee, all the obligations of such Guarantor under the Guarantee, the Indenture and the Registration Rights Agreement; (c) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2)	the transaction is made in compliance with the covenant described under “—Limitation on sales of assets and subsidiary stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and this “—Merger and consolidation” covenant.

Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to another Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Guarantor in a State of the United States, the District of Columbia or any territory thereof, as long as the amount of Indebtedness of such Guarantor and the Restricted Subsidiaries is not increased thereby.

Future guarantors

After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary, created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Note Guarantee within 10 Business Days of the date on which it was acquired or created pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest (including additional interest, if any) on the Notes on a senior basis.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—The Note Guarantees.”

Limitation on lines of business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as would not be material to the Company as a whole.

Payments for consent

Neither the Company nor any of the Company’s Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

Each of the following is an Event of Default:

(1)	default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, that continues for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company or any Guarantor to comply with its obligations under “—Certain covenants—Merger and consolidation;”

(4)	failure by the Company to comply for 30 days after notice as provided below with any of its obligations under the covenants described under “—Change of control” above or under the covenants described under “—Certain covenants—Limitation on sales of assets and subsidiary stock” above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above);

(5)	failure by the Company or any Restricted Subsidiary to comply for 60 days after notice as provided below with its other agreements contained in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)	any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the

Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things (with respect to any Notes held by a non-consenting holder):

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under “—Optional redemption,” or “—Certain covenants—Limitation on sales of assets and subsidiary stock,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(8)	modify the Note Guarantees in any manner adverse to the holders of the Notes.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes to:

(1)	cure any ambiguity, omission, defect, mistake or inconsistency;

(2)	provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under the Indenture, the Notes and the Note Guarantees;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	add Guarantees with respect to the Notes or release a Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

(5)	secure the Notes;

(6)	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(7)	provide additional rights or benefits of the Holders of the Notes or make any change that does not adversely affect the rights of any holder;

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)	release a Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(10)	provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(11)	provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(12)	to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Note Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “—Change of control” and under the covenants described under “—Certain covenants” (other than “—Certain covenants—Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under “—Events of default” above and the limitations contained in clause (3) under “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “—Events of default” above or because of the failure of the Company to comply with clause (3) and clause (4) under “—Certain covenants—Merger and consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. Further, no Default or Event of Default must have occurred or be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds applied to such deposit).

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, or the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets; provided, however, that Indebtedness of such acquired Person or assumed in connection with such acquisition of assets that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Restricted Subsidiary of such Person or such assets are acquired shall not be Acquired Indebtedness.

“Additional Assets” means:

(1)	any assets (other than assets that are qualified as current assets under GAAP), property, plant or equipment (excluding working capital for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2)	assets (other than assets that are qualified as current assets under GAAP), property and/or the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary;

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4)	capital expenditures used or useful in a Related Business.

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such note and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such note on June 1, 2014, (each such redemption price being described under “—Optional Redemption”) plus (ii) all required interest payments due on such note through June 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the sale or other disposition of cash or Cash Equivalents in the ordinary course of business;

(3)	the sale, lease, discount of products, services or accounts receivable in the ordinary course of business, including a disposition of inventory in the ordinary course of business;

(4)	a disposition of damaged, obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted under “—Certain covenants—Merger and consolidation” or any disposition that constitutes a Change of Control;

(6)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

(7)	for purposes of “—Certain covenants—Limitation on sales of assets and subsidiary stock” only, (a) the making of a Permitted Investment (provided that any cash or Cash Equivalents received in such Asset Disposition shall be treated as Net Available Cash) or (b) a disposition subject to “Certain covenants—Limitation on restricted payments;”

(8)	an Asset Swap effected in compliance with “—Certain covenants—Limitation on sales of assets and subsidiary stock;”

(9)	dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value of less than $1.0 million;

(10)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(11)	dispositions of Investments or receivables, in each case in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)	the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under the caption “—Certain covenants—Limitation on indebtedness;”

(13)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(14)	the unwinding of any Hedging Obligations;

(15)	the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Company; provided that any such proceeds or contributions in clauses (a) and (b) will be excluded from clause (c)(ii) of the first paragraph under “—Certain covenants—Limitation on restricted payments;”

(16)	foreclosure on assets; and

(17)	the sale or other Investment of Equity Interests of, or any Investment in, any Unrestricted Subsidiary.

“Asset Swap” means a concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “—Certain covenants—Limitation on sales of assets and subsidiary stock.”

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner or such Person) or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible or exchangeable into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, including, in each case, Preferred Stock.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4)	certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at the time of acquisition thereof at least “A 2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P 2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (2) through (6) above.

“Change of Control” means the occurrence of any of the following:

(1)

the Company becomes aware that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders has become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); or

(2)	the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

(3)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings’ or the Company’s and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(4)	the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)	has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such repayment, repurchase, defeasance or other discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)	Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged (including, but not limited, to through the assumption of such Indebtedness by another Person if the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness after the assumption thereof) with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA (plus adjustments which will only include annualized cost savings achievable within 180 days and which shall be itemized in an Officer’s Certificate delivered to the Trustee by the chief financial officer of the Company) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense; plus

(2)	Consolidated Income Taxes; plus

(3)	consolidated depreciation expense; plus

(4)	consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets;” plus

(5)	other non-cash charges reducing Consolidated Net Income (including any net change in deferred amusement revenue and ticket liability reserves, but excluding any other non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(6)	any non-recurring, extraordinary or unusual loss; plus

(7)	fees, expenses and charges resulting from the Transactions described in this prospectus; plus

(8)	the aggregate amount of cash Preopening Costs incurred during such period in an aggregate amount not to exceed $5.0 million in any period; plus

(9)	payments made pursuant to the Expense Reimbursement Agreement as in effect on the Issue Date; less

(10)	noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6), (8) and (10) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6), (8) and (10) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(6)	costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)	the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)	subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)	any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)	subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any extraordinary gain or loss;

(5)	the cumulative effect of a change in accounting principles;

(6)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments; and

(7)	any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

Corporate overhead expenses payable by Holdings described in clause (9) of the second paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments,” the funds for which are provided by the Company and/or its Restricted Subsidiaries, shall be deducted in calculating the Consolidated Net Income of the Company and its Restricted Subsidiaries. In no event will the proceeds of business interruption insurance (if otherwise included in the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP) be excluded from Consolidated Net Income by the foregoing adjustments.

“Consolidated Net Tangible Assets” means Consolidated Total Assets after deducting:

(1)	all current liabilities;

(2)	any item representing investments in Unrestricted Subsidiaries; and

(3)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles.

“Consolidated Secured Debt Leverage Ratio” means, as of any date, the ratio of (x) Consolidated Secured Indebtedness as of such date to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available, provided that for purposes of calculating the Consolidated Secured Debt Leverage Ratio, Consolidated EBITDA and Consolidated Secured Indebtedness shall be calculated on a pro forma basis (and with respect to Consolidated EBITDA, consistent with the adjustments in the definition of “Consolidated Coverage Ratio”) to give effect, as appropriate, to any Incurrence or discharge of Indebtedness or Asset Disposition, Investment or acquisition since the beginning of the applicable period and as if each such Incurrence, discharge, Asset Disposition, Investment or acquisition had been effected on the first day of such period and as if each such Asset Disposition had been consummated on the day prior to the first day of such period.

“Consolidated Secured Indebtedness” means, as of any date, the total Secured Indebtedness of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” as of any date of determination, means the total amount of assets which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.

“Credit Facility” means, one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders or investors or indentures or other agreements providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other indebtedness, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part, in one or more instances, from time to time (including successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing, including into one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements (including by means of sales of debt securities (including additional notes) to investors), providing for revolving credit loans, term loans, letters of credit, debt securities or other debt obligations, from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part;

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “—Change of control” and “—Certain covenants—Limitation on sales of assets and subsidiary stock” and such repurchase or redemption complies with “—Certain covenants—Limitation on restricted payments.”

“Equity Interests” means Capital Stock and all warrants, options, profits, interests, equity appreciation rights or other rights to acquire or purchase Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an offering for cash by the Company or Holdings, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock, or (ii) a cash capital contribution to the Company or any of its Restricted Subsidiaries, in each case other than (x) public offerings with respect to the Company’s or Holdings’, as the case may be, Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Net Cash Proceeds and the fair market value of the assets (as determined conclusively by the Board of Directors of the Company) received by the Company after the Issue Date from:

(1)	capital contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Expense Reimbursement Agreement” means the Expense Reimbursement Agreement between the Company and Oak Hill Capital Management, LLC (and their permitted successors and assigns thereunder) as in effect on the Issue Date.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary (other than Foreign Subsidiaries) in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Guarantor that ranks equally in right of payment to its Note Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Dave & Buster’s Holdings, Inc., a Delaware corporation.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “—Certain covenants—Limitation on restricted payments,”

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and

(3)	if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means June 1, 2010.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law is required be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements); provided that the cash proceeds of an Equity Offering by Holdings shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed by the Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Holders” means Oak Hill Capital Partners III L.P., Oak Hill Capital Management Partners III, L.P., and Oak Hill Capital Management, LLC (collectively, “Oak Hill”), investment funds managed or advised by Oak Hill, partners of Oak Hill and any Affiliates or Related Persons thereof.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	(a) a Restricted Subsidiary that is a Guarantor or (b) a Person which will, upon the making of such Investment, become a Restricted Subsidiary that is a Guarantor; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	or held by another Person if such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary that is a Guarantor; provided, however, that such Person’s primary business is a Related Business; provided further, that in the case of Investments held by such other Person, such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	to the extent permitted by applicable law, loans or advances to employees (other than executive officers) of the Company and its Restricted Subsidiaries made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount at any one time outstanding not to exceed $2.5 million (loans or advances that are forgiven shall continue to be deemed outstanding);

(7)	Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain covenants—Limitation on sales of assets and subsidiary stock;”

(9)	Investments in existence on the Issue Date;

(10)	Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain covenants—Limitation on indebtedness;”

(11)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $15.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(12)	Guarantees issued in accordance with “—Certain covenants—Limitation on indebtedness;”

(13)	any Asset Swap made in accordance with “—Certain covenants—Limitation on sales of assets and subsidiary stock;”

(14)	any acquisition of assets or Equity Interests solely in exchange for, or out of the Net Cash Proceeds received from, the substantially contemporaneous issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such Net Cash Proceeds that are utilized for any such Investment pursuant to this clause (14) will be excluded from clause (c)(ii) of the first paragraph of the covenant described above under the caption “—Certain covenants—Limitation on restricted payments;”

(15)	endorsements of negotiable instruments and documents in the ordinary course of business;

(16)	pledges or deposits permitted under clause (2) of the definition of Permitted Liens;

(17)	Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans; and

(18)	Investments in or by any Foreign Subsidiary in an aggregate amount at the time of such Investments not to exceed $10.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations under the Senior Secured Credit Agreement and related Hedging Obligations and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Secured Credit Agreement permitted to be Incurred under the Indenture in an aggregate principal amount at any one time outstanding not to exceed $250.0 million;

(2)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens Incurred in the ordinary course of business;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)	such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date, other than Liens Incurred pursuant to clause (1) of this definition;

(14)	Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)	Liens securing the Notes and the Note Guarantees;

(18)	Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17), (20) and (22), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)	Liens under industrial revenue, municipal or similar bonds;

(21)	Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million which may include Liens securing Indebtedness and other obligations of Foreign Subsidiaries that are incurred in accordance with “—Certain covenants—Limitation on indebtedness” in an aggregate principal amount outstanding at any one time not to exceed $10.0 million; and

(22)	Liens securing Indebtedness of the Company or any of its Restricted Subsidiaries Incurred pursuant to the first paragraph under “—Certain covenants—Limitation on indebtedness,” provided that on the date thereof the Consolidated Secured Debt Leverage Ratio for the Company and its Restricted Subsidiaries is less than or equal to 1.50 to 1.00.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Preopening Costs” means “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training and recruiting and travel costs for employees engaged in such start-up activities.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors delivered to the Trustee) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off- balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or the Company) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the

Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount that is equal to or less than the sum of the aggregate principal amount then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or a Subsidiary’s Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or a Subsidiary’s Note Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)	no Restricted Subsidiary (other than a Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Guarantor.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Related Business” means (x) any business which is the same as or related, ancillary or complementary to, or a reasonable extension or expansion of, any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture and (y) any unrelated business to the extent it is not material to the Company.

“Related Business Assets” means assets used or useful in a Related Business.

“Related Person” with respect to any Permitted Holder means:

(1)	any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” with respect to any Person means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means, with respect to any Person on any date of determination, any Indebtedness of such Person secured by any Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Agreement” means the Credit Agreement to be entered into among the Company, as Borrower, 6131646 Canada Inc., as Canadian Borrower, JPMorgan Chase Bank N.A., as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with the covenant described under “—Certain covenants—Limitation on indebtedness”); provided that a Senior Secured Credit Agreement shall not (x) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (y) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the Stock Purchase Agreement by and among Holdings, the sellers party thereto, each option holder of Holdings party thereto and Games Acquisition Corp., a Delaware corporation, as Buyer, dated as of May 2, 2010.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Transactions” means the transactions contemplated by the Stock Purchase Agreement, the initial borrowings under the Senior Secured Credit Agreement, the issuance of the Notes, the application of the proceeds therefrom and the payment of related fees and expenses.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2014; provided, however, that if the period from the redemption date to June 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly-formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “—Certain covenants—Limitation on restricted payments”;

(4)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the “—Certain covenants—Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Exchange offer; registration rights

We and our guarantors entered into a registration rights agreement with the initial purchasers on June 1, 2010. In that agreement, we and the guarantors agreed for the benefit of the holders of the Restricted Notes that we will use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for an issue of SEC-registered Exchange Notes with terms identical to the Restricted Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will offer the Exchange Notes in return for the Restricted Notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to holders of the Restricted Notes. For each note surrendered to us under the exchange offer, the holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Restricted Notes or, if no interest has been paid on the Restricted Notes, from June 1, 2010. We and the guarantors will use our reasonable best efforts to complete the exchange offer not later than 45 days after the registration statement of which this prospectus forms a part becomes effective. Under current SEC interpretations, the Exchange Notes will generally be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the Exchange Notes.

In the event that we determine that a registered exchange offer is not available under applicable law or if applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or, if for any reason, we and the Guarantors do not consummate the exchange offer by 210 days after June 1, 2010, or upon receipt of a written request from the initial purchasers representing that they hold Notes that are ineligible to be exchanged in the exchange offer of Notes, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until all Notes covered by the shelf registration statement have been sold. We and the Guarantors will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the Notes. A noteholder that sells Notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations). Holders of Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their Notes for Exchange Notes in the exchange offer.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 210 days after June 1, 2010, interest on the Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for the subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.5% per annum) until the exchange offer is completed or the shelf registration statement is declared effective. If a shelf registration statement is required to be filed due to an unsold allotment of Notes held by an initial purchasers, the Notes held by the initial purchasers will accrue additional interest if the shelf registration is not declared effective.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all Notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Book-Entry, Delivery and Form

The Exchange Notes will initially be represented by one or more registered notes in global form, without interest coupons (the “global notes”). The global notes will be deposited with the trustee as custodian for the DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive Exchange Notes in registered certificated form (the “Certificated Exchange Notes”) except in the limited circumstances described below. Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of Exchange Notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”)).

Depository Procedures

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the United States federal income tax consequences of the exchange offer to a holder of Restricted Notes. This discussion is based upon current United States federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address any state, local or foreign tax laws. Holders of Restricted Notes are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer.

The exchange of Restricted Notes for Exchange Notes pursuant to the exchange offer will not constitute a “significant modification” of the Restricted Notes for United States federal income tax purposes and, accordingly, the Exchange Notes received will be treated as a continuation of the Restricted Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges Restricted Notes for Exchange Notes pursuant to the exchange offer, and any such holder will not recognize gain or loss and will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Restricted Notes immediately before the exchange. A holder that does not exchange its Restricted Notes for Exchange Notes pursuant to the exchange offer will not recognize any gain or loss for United States federal income tax purposes upon consummation of the exchange offer.

To ensure compliance with Treasury Department Circular 230, holders of the Restricted Notes are hereby notified that (A) any discussion of U.S. Federal tax issues in this prospectus is not intended or written to be used, and cannot be used, by holders of the Restricted Notes for the purpose of avoiding penalties that may be imposed on such holders under the Internal Revenue Code, (B) any discussion of U.S. Federal tax issues in this prospectus is written to support the promotion or marketing of the transactions or matters addressed herein, and (C) holders of the Restricted Notes should seek advice based on their particular circumstances from an independent tax advisor.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Restricted Notes and Exchange Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan’) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Exchange Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Restricted Notes and the Exchange Notes by an ERISA Plan with respect to which we, the initial purchasers, or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Restricted Notes and the Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions as determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Exchange Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance an Exchange Note, each purchaser and subsequent transferee of an Exchange Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold any Exchange Notes constitutes assets of any Plan or (ii) the holding of the Restricted Notes (and the exchange of the Restricted Notes for the Exchange Notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Exchange Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Exchange Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period after the expiration date ending on the earlier of (i) 210 days after the last date on which Restricted Notes are accepted for exchange or (ii) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities. In addition, until             , 2010 (90 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the Exchange Notes have been passed upon for us and the guarantors by Hallett & Perrin, Dallas, Texas.

EXPERTS

The consolidated financial statements of Dave & Buster’s, Inc and its subsidiaries at January 31, 2010 and February 1, 2009 and for each of the three fiscal years in the period ended January 31, 2010, included in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at http://www.sec.gov.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering pursuant to this prospectus shall also be deemed to be incorporated herein by reference. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any past or future filings, unless specifically stated otherwise. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of our SEC filings and forms of documents pertaining to the securities offered hereby referred to in this prospectus without charge, by written or telephonic request directed to us at Dave & Buster’s, Inc., 2481 Mañana Drive, Dallas, Texas 75220, Attention: Investor Relations, Telephone: (214) 357-9588, Website: www.daveandbusters.com.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Dave & Buster’s, Inc.

We have audited the accompanying consolidated balance sheets of Dave & Buster’s, Inc. and subsidiaries (Predecessor) as of January 31, 2010 and February 1, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three fiscal years in the period ended January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dave & Buster’s, Inc. and subsidiaries (Predecessor) at January 31, 2010 and February 1, 2009, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas Texas

April 15, 2010

DAVE & BUSTER’S, INC.

CONSOLIDATED BALANCE SHEETS

(Predecessor)

(in thousands, except share amounts)	January 31, 2010	February 1, 2009
Assets
Current assets:
Cash and cash equivalents	$16,682	$8,534
Inventories	13,782	15,105
Prepaid expenses	8,347	7,750
Deferred income taxes	5,308	5,304
Income tax receivable	51	2,254
Other current assets	2,616	206

Total current assets	46,786	39,153

Property and equipment, net	294,151	296,805
Tradename	63,000	63,000
Goodwill	65,857	65,857
Other assets and deferred charges	13,846	16,121

Total assets	$483,640	$480,936

Liabilities and stockholders’ equity
Current liabilities:
Current installments of long-term debt (Note 6)	$836	$500
Accounts payable	21,414	18,886
Accrued liabilities	51,239	54,497
Income taxes payable	1,136	466
Deferred income taxes	180	—

Total current liabilities	74,805	74,349

Deferred income taxes	11,493	17,915
Deferred occupancy costs	66,615	56,572
Other liabilities	11,667	10,827
Long-term debt, less current installments (Note 6)	226,414	229,250
Commitment and contingencies (Note 11)
Stockholders’ equity (Note 1):
Common stock, $0.01 par value, 1,000 authorized; 100 issued and outstanding as of January 31, 2010 and February 1, 2009	—	—
Preferred stock, 10,000,000 authorized; none issued	—	—
Paid-in capital	112,069	111,346
Accumulated comprehensive income (loss)	216	(34)
Retained earnings (deficit)	(19,639)	(19,289)

Total stockholders’ equity	92,646	92,023

Total liabilities and stockholders’ equity	$483,640	$480,936

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Predecessor)

(in thousands)	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009	Fiscal Year Ended February 3, 2008
Food and beverage revenues	$269,973	$284,779	$293,097
Amusement and other revenues	250,810	248,579	243,175

Total revenues	520,783	533,358	536,272

Cost of food and beverage	65,349	70,520	72,493
Cost of amusement and other	38,788	34,218	34,252

Total cost of products	104,137	104,738	106,745

Operating payroll and benefits	132,114	139,508	144,920
Other store operating expenses	174,685	174,179	171,627
General and administrative expenses	30,437	34,546	38,999
Depreciation and amortization expense	53,658	49,652	51,898
Pre-opening costs	3,881	2,988	1,002

Total operating costs	498,912	505,611	515,191

Operating income	21,871	27,747	21,081
Interest expense, net	22,122	26,177	31,183

Income (loss) before provision for income taxes	(251)	1,570	(10,102)
(Benefit) provision for income taxes	99	(45)	(1,261)

Net income (loss)	$(350)	$1,615	$(8,841)

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Predecessor)

	Common Stock		Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Deficit)
(in thousands, except share amounts)	Shares	Amount				Total
Balance, February 4, 2007	100	—	$108,952	$(184)	$(12,063)	$96,705
Net loss	—	—	—	—	(8,841)	(8,841)
Unrealized foreign currency translation gain (net of tax)	—	—	—	1,378	—	1,378

Comprehensive loss	—	—	—	—	—	(7,463)
Stock-based compensation	—	—	1,514	—	—	1,514

Balance, February 3, 2008	100	—	110,466	1,194	(20,904)	90,756
Net earnings	—	—	—	—	1,615	1,615
Unrealized foreign currency translation loss (net of tax)	—	—	—	(1,228)	—	(1,228)

Comprehensive income	—	—	—	—	—	387
Stock-based compensation	—	—	880	—	—	880

Balance, February 1, 2009	100	—	111,346	(34)	(19,289)	92,023
Net loss	—	—	—	—	(350)	(350)
Unrealized foreign currency Translation gain (net of tax)	—	—	—	250	—	250

Comprehensive loss	—	—	—	—	—	(100)
Stock-based compensation	—	—	723	—	—	723

Balance, January 31, 2010	100	—	$112,069	$216	$(19,639)	$92,646

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Predecessor)

(in thousands)	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009	Fiscal Year Ended February 3, 2008
Cash flows from operating activities:
Net income (loss)	$(350)	$1,615	$(8,841)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	53,658	49,652	51,898
Deferred income tax	(6,246)	(3,344)	(5,996)
Stock-based compensation charges	723	880	1,514
Other, net	1,646	1,180	1,847
Changes in assets and liabilities:
Inventories	1,486	(103)	(1,854)
Prepaid expenses	(570)	333	(1,277)
Income tax receivable	2,203	(2,254)	—
Other current assets	(2,167)	5,949	230
Other assets and deferred charges	675	2,111	974
Accounts payable	2,524	(3,103)	2,823
Accrued liabilities	(3,620)	(769)	8,136
Income taxes payable	671	(3,692)	107
Deferred occupancy costs	7,683	2,569	502
Acquisition of minority interest	(102)	—	—
Other liabilities	840	1,173	510

Net cash provided by operating activities	59,054	52,197	50,573
Cash flows from investing activities:
Capital expenditures	(48,423)	(49,254)	(31,355)
Proceeds from sales of property and equipment	17	170	456

Net cash used in investing activities	(48,406)	(49,084)	(30,899)
Cash flows from financing activities:
Borrowings under senior credit facility	36,600	24,000	13,000
Repayments under senior credit facility	(39,100)	(22,625)	(24,000)
Repayments under senior notes	—	(15,000)	—

Net cash used in financing activities	(2,500)	(13,625)	(11,000)
Increase (decrease) in cash and cash equivalents	8,148	(10,512)	8,674
Beginning cash and cash equivalents	8,534	19,046	10,372

Ending cash and cash equivalents	$16,682	$8,534	$19,046

Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	3,599	$9,005	$4,388
Cash paid for interest, net of amounts capitalized	22,932	$25,650	$26,399

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Predecessor)

Note 1: Summary of significant accounting policies

Basis of presentation—Dave & Buster’s, Inc., a Missouri corporation, was acquired on March 8, 2006, by Dave & Buster’s Holdings, Inc. (“D&B Holdings”), formerly known as WS Midway Holdings, Inc., a newly-formed Delaware corporation, through the merger (the “WS Merger”) of WS Midway Acquisition Sub, Inc., a newly-formed Missouri corporation and a direct, wholly-owned subsidiary of D&B Holdings, with and into Dave & Buster’s, Inc. with Dave & Buster’s, Inc. as the surviving corporation. Affiliates of Wellspring Capital Management LLC (“Wellspring”) and HBK Investments L.P. (“HBK”) control approximately 82 percent and 18 percent, respectively, of the outstanding capital stock of D&B Holdings. D&B Holdings owns no other significant assets or operations other than all of the common stock of Dave & Buster’s, Inc. Dave & Buster’s, Inc. continues as the same legal entity after the Merger. The accompanying consolidated statements of operations and cash flows present the results of operations and cash flows of Dave & Buster’s, Inc., and all wholly-owned subsidiaries. The WS Merger transactions resulted in a change in ownership of 100 percent of Dave & Buster’s, Inc. outstanding common stock and have been accounted for in accordance with accounting guidance for business combinations. References to “Dave & Buster’s,” the “Company,” “we,” “us,” and “our” are references to Dave & Buster’s, Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. (See Note 2 and Note 14)

Our one industry segment is the ownership, operation and licensing of high-volume entertainment and dining venues under the names “Dave & Buster’s,” and “Dave & Buster’s Grand Sports Café.” As of January 31, 2010, there were 55 company-owned locations in the United States and Canada and one franchise location in Canada.

Our fiscal year ends on the Sunday after the Saturday closest to January 31. All references to Fiscal 2009 relate to the 52-week period ending on January 31, 2010. All references to Fiscal 2008 relate to the 52-week period ending on February 1, 2009. All references to Fiscal 2007 relate to the 52-week period ending on February 3, 2008. In the opinion of management, these financial statements contain all adjustments (consisting of normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. All dollar amounts are presented in thousands, unless otherwise noted, except share amounts.

Use of estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents—We consider amounts receivable from credit card companies and all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

Inventories—Inventories are reported at the lower of cost or market determined on a first-in, first-out method. Amusement inventory includes electronic equipment, stuffed animals and small novelty items used as redemption prizes for certain midway games, as well as supplies needed for midway operations. Inventories consist of the following:

	January 31, 2010	February 1, 2009
Operating store—food and beverage	$2,793	$2,877
Operating store—amusement	6,821	6,785
Corporate supplies, warehouse and other	4,168	5,443

	$13,782	$15,105

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Property and equipment—Property and equipment are recorded at cost. Expenditures that substantially increase the useful lives of the property and equipment are capitalized, whereas costs incurred to maintain the appearance and functionality of such assets are charged to repair and maintenance expense. Interest costs incurred during construction are capitalized and depreciated based on the estimated useful life of the underlying asset. Interest costs capitalized during the construction of facilities in fiscal years 2009, 2008, and 2007 were $640, $522, and $151, respectively.

Property and equipment, excluding most games, are depreciated using the straight-line method over the estimated useful life of the assets. Games are generally depreciated on the 150 percent declining-balance method over the estimated useful life of the assets. Depreciation expense totaled $52,058, $48,052, and $50,298 in fiscal 2009, 2008, and 2007, respectively. Reviews are performed regularly to determine whether facts or circumstances exist that indicate the carrying values of the property and equipment are impaired. We assess the recoverability of property and equipment by comparing the projected future undiscounted net cash flows associated with these assets to their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the estimated fair market value of the assets.

Goodwill and other intangible assets—In accordance with accounting guidance for goodwill and other intangible assets, goodwill and indefinite lived intangibles, such as tradenames, are not amortized, but are reviewed for impairment at least annually. Indefinite lived intangibles include goodwill in the amount of $65,857 and tradenames in the amount of $63,000.

We have developed and acquired certain trademarks that are utilized in our business and have been determined to have finite lives. These trademarks in the amount of $8,000 are amortized over their estimated life of five years. As of January 31, 2010 and February 1, 2009, we had trademarks of $1,723 and $3,323, respectively, included in other assets and deferred charges. Amortization expense related to trademarks totaled $1,600 each year for fiscal years 2009, 2008, and 2007, respectively. Total estimated amortization expense for future years is currently estimated at $1,600 for 2010 and $123 in 2011.

Deferred financing costs—The Company capitalizes costs incurred in connection with borrowings or establishment of credit facilities. These costs are included in other assets and deferred charges and are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility. In the case of early debt principal repayments, the Company adjusts the value of the corresponding deferred financing costs with a charge to interest expense, and similarly adjusts the future amortization expense. The following table details amounts relating to those assets:

	January 31, 2010	February 1, 2009
Balance at beginning of year	$6,132	$8,066
Write-off during period due to prepayments of principal	—	(429)
Amortization during period	(1,464)	(1,505)

Balance at end of year	$4,668	$6,132

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Scheduled amortization for future years, assuming no further prepayment of principal is as follows:

2010	$1,464
2011	1,151
2012	1,139
2013	850
2014	64

Total amortization	$4,668

Income taxes. We use the liability method for recording income taxes, which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that are recognized in the financial statements and as measured by the provisions of enacted tax laws. We have adopted accounting guidance for uncertainty in income taxes. This guidance limits the recognition of income tax benefits to those items that meet the “more likely than not” threshold on the effective date. Initial derecognition amounts are reported as adjustments to retained earnings on the effective date. We analyzed our tax positions as of February 5, 2007 and determined that the implementation of this guidance had no material impact on our financial statements.

The calculation of tax liabilities involves significant judgment and evaluation of uncertainties in the interpretation of store tax regulations. As a result, we have established reserves for taxes that may become payable in future years as a result of audits by tax authorities. Tax reserves are reviewed regularly pursuant to accounting guidance for uncertainty in income taxes. Tax reserves are adjusted as events occur that affect the potential liability for additional taxes, such as the expiration of statutes of limitations, conclusion of tax audits, identification of additional exposure based on current calculations, identification of new issues, or the issuance of statutory or administrative guidance or rendering of a court decision affecting a particular issue. Accordingly, we may experience significant changes in tax reserves in the future, if or when such events occur.

Deferred tax assets. A deferred income tax asset or liability is established for the expected future consequences resulting from temporary differences in the financial reporting and tax bases of assets and liabilities. As of January 31, 2010, we have recorded a $10,787 valuation allowance against our deferred tax assets. The valuation allowance was established in accordance with accounting guidance for income taxes. If we generate taxable income in future periods or if the facts and circumstances on which our estimates and assumptions are based were to change, thereby impacting the likelihood of realizing the deferred tax assets, judgment would have to be applied in determining the amount of valuation allowance no longer required.

Share-based expense—In December 2006, the members of the board of directors of D&B Holdings approved the adoption of D&B Holdings stock option plan (the “Stock Option Plan”). The Stock Option Plan allows for the granting to certain of our employees and consultants options to acquire stock in D&B Holdings. The expense associated with share-based equity awards granted as more fully described in Note 9 have been calculated as required by current accounting standards related to stock compensation. In connection with the acquisition of D&B Holdings by Oak Hill Capital Partners all outstanding options become fully vested under the terms of the option agreements. Vested options were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration. The grant date fair values of the options granted in 2009 have been determined based on a Black-Scholes option pricing model. We determined that this model yields materially similar values to option pricing models previously used and allows for the application of a uniform set of criteria across all grants. The expected term of the options is based on the weighted average of anticipated exercise dates. Since we do not have publicly traded equity securities, the

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

volatility of our options has been estimated using peer group volatility information. The risk-free interest rate is based on the implied yield on U.S. Treasury zero-coupon issues with a remaining term equivalent to the expected term. We have not paid dividends in the past and do not plan to pay any dividends in the near future. No options were granted in 2008. The significant assumptions used in determining the underlying fair value of the weighted-average options granted in fiscal 2009 and fiscal 2007 were as follows:

	Fiscal Year 2009 Grants			Fiscal Year 2007 Grants
	Series A Service Based Options	Series A Performance Based Options	Series B Performance Based Options	Series A Service Based Options	Series A Performance Based Options	Series B Performance Based Options
Valuation Model	Black- Scholes	Black- Scholes	Black- Scholes	Black- Scholes	Monte Carlo Simulation	Monte Carlo Simulation
Volatility	55.0%	55.0%	55.0%	38.1%	38.1%	38.1%
Risk free interest rate	1.5%	1.5%	1.4%	4.7%	4.7%	4.7%
Expected dividend yield	0%	0%	0%	0%	0%	0%
Expected term	2.7 years	2.7 years	2.8 years	5.25 years	5.25 years	5.25 years

Foreign currency translation—The financial statements related to the operations of our Toronto store are prepared in Canadian dollars. Income statement amounts are translated at average exchange rates for each period, while the assets and liabilities are translated at year-end exchange rates. Translation adjustments for assets and liabilities are included in shareholders’ equity as a component of comprehensive income.

Revenue recognition—Food and beverage revenues are recorded at point of service. Amusement revenues consist primarily of credits on Power Cards purchased and used by customers to activate most of the video and redemption games in our midway. Amusement revenues are primarily recognized upon utilization of these game play credits. We have recognized a liability for the estimated amount of unused game play credits, which we believe our guests will utilize in the future.

Food and beverage cost of products—Our dependence on a small number of suppliers subjects us to the possible risks of shortages, interruptions and price fluctuations. We have entered into a long-term contract with U.S. Foodservice, Inc. which provides for the purchasing, warehousing and distributing of a substantial majority of our food, non-alcoholic beverage and chemical supplies. The unplanned loss of this distributor could adversely affect our business by disrupting our operations as we seek out and negotiate a new distribution contract. We also have multiple short-term supply contracts with a limited number of suppliers. If any of these suppliers do not perform adequately or otherwise fail to distribute products or supplies to our stores, we may be unable to replace the suppliers in a short period of time on acceptable terms, which could increase our costs, cause shortages of food and other items at our stores and cause us to remove certain items from our menu. We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of food and other supplies, which we purchase at prevailing market or contracted prices.

Amusement costs of products—Certain midway games allow guests to earn coupons, which may be redeemed for prizes. The cost of these prizes is included in the cost of amusement products and is generally recorded when coupons are utilized by the customer by redeeming the coupons for a prize in our “Winner’s Circle.” Customers may also store the coupon value on a Power Card for future redemption. We have accrued a liability for the estimated amount of outstanding coupons that will be redeemed in subsequent periods based on tickets outstanding, historic redemption patterns and the estimated redemption cost of products per ticket.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Related party transaction—We have entered into an expense reimbursement agreement with an affiliate of Wellspring, pursuant to which the Wellspring affiliate provides general advice to us in connection with long-term strategic plans, financial management, strategic transactions and other business matters. The expense reimbursement agreement provides for an annual expense reimbursement of up to $750 to the Wellspring affiliate. The agreement also provides for the dollar-for-dollar reimbursement of certain third-party expenses paid by Wellspring on behalf of the Company. The initial term of the expense reimbursement agreement will expire in March 2011, and after that date, such agreement will renew automatically on a year-to-year basis unless one party gives at least 30 days’ prior notice of its intention not to renew. In each fiscal year 2009, 2008 and 2007, we paid the Wellspring affiliate $750 under the terms of the expense reimbursement agreement. During fiscal 2009, and fiscal 2008, we expensed approximately $155 and $1,184, respectively, for third-party expenses arranged by Wellspring in connection with the potential sale of Dave & Buster’s or the initial public offering of D&B Holdings.

Advertising costs—Advertising costs are recorded as an expense in the period in which we incur the costs or the first time the advertising takes place. Advertising expenses were $26,588, $26,605, and $25,309 for 2009, 2008, and 2007, respectively.

Pre-opening costs—Pre-opening costs include costs associated with the opening and organizing of new stores or conversion of existing stores, including the cost of feasibility studies, pre-opening rent, training and recruiting and travel costs for employees engaged in such pre-opening activities. All pre-opening costs are expensed as incurred.

Lease accounting—Rent expense is recorded on a straight-line basis over the lease term. The lease term commences on the date when we take possession and have the right to control the use of the leased premises. The lease term includes the initial non-cancelable lease term plus any periods covered by renewal options that we consider reasonably assured of exercising. Construction allowances we receive from the lessor to reimburse us for the cost of leasehold improvements are recorded as deferred occupancy costs and amortized as a reduction of rent over the term of the lease.

Comprehensive income—Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. In addition to net income (loss), unrealized foreign currency translation gain (loss) is included in comprehensive income. Unrealized translation gains (losses) for fiscal years 2009, 2008, and 2007 were $250, $(1,228), and $1,378, respectively.

Recent accounting pronouncements—In December 2007, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance on business combinations which expands the use of the acquisition method of accounting used in business combinations to all transactions and other events in which one entity obtains control over one or more other businesses or assets. This new accounting guidance requires measurement at the acquisition date of the fair value of assets acquired, liabilities assumed and any non-controlling interest. Additionally, the guidance requires that acquisition-related costs, including restructuring costs, be recognized as expense separately from the acquisition. We adopted the new accounting guidance on February 2, 2009. Refer to Notes 2 and 3 for additional discussion.

In December 2007, the FASB issued new accounting guidance on non-controlling interests in consolidated financial statements. This new guidance applies to the accounting for non-controlling interests (previously referred to as minority interest) in a subsidiary and for the deconsolidation of a subsidiary. We adopted the new accounting guidance on February 2, 2009.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

In March 2008, the FASB issued new accounting guidance regarding disclosures about derivative instruments and hedging activities. Entities with instruments subject to this accounting guidance are required to provide qualitative disclosures including (a) how and why derivative instruments are used, (b) how derivative instruments and related hedge items are accounted for under this accounting guidance, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Additionally, under this accounting guidance, entities must disclose the fair values of derivative instruments and their gains and losses in a tabular format that identifies the location of derivative positions and the effect of their use in an entity’s financial statements. Effective February 2, 2009, we adopted the new guidance. The new disclosure requirements are presented in Note 7.

In April 2009, the FASB issued new accounting guidance on interim disclosures about fair value of financial instruments. This new accounting guidance was effective for our reporting periods beginning with our August 2, 2009 interim financial statements. The new accounting guidance expanded the previous disclosure requirements to require disclosure of the fair value of financial instruments in interim reporting periods. We implemented this guidance during the second quarter of fiscal 2009 and have included the required disclosures within these financial statements. See additional discussion related to recent pronouncements on fair value and derivative instruments in Note 4 and Note 7, respectively.

In May 2009, the FASB issued new accounting guidance on subsequent events. This new guidance establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This new accounting guidance is effective for interim or annual periods ending after June 15, 2009 and was implemented by the Company during the second quarter of fiscal 2009. We performed a review for subsequent events through the date of this report. No recognized or non-recognized subsequent events were noted.

In June 2009, the FASB issued new accounting guidance on the FASB Accounting Standards Codification (“Codification”) and the hierarchy of generally accepted accounting principles, which establishes the Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”). This new guidance explicitly recognized rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under federal securities laws as authoritative GAAP for SEC registrants. The new accounting guidance is effective for financial statements issued for interim and annual reporting periods ending after September 15, 2009. The adoption of this new guidance did not have an impact on our consolidated financial statements.

Note 2: Acquisition of limited partnership

Effective June 30, 2009, we acquired the 49.9% limited partner interest in a limited partnership which owns a Jillian’s store in the Discover Mills Mall near Atlanta, Georgia. Prior to our June 30, 2009 acquisition, we owned a 50.1% general partner interest in the limited partnership. Historically, we accounted for our ownership of the general partnership interest using the equity method due to the substantive participative rights of the limited partner in the operations of the partnership.

The acquisition date fair value of the consideration given for the limited partner interest was $1,860 and consisted of an agreement to extend the underlying premises lease by an additional thirty-two months. Under the terms of the extended lease we also agreed to convert the Jillian’s operations to the “Dave & Buster’s” trade name by January 30, 2010. The Company completed the conversion of the store operations to Dave & Buster’s on November 12, 2009.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

The acquisition of the limited partner interest was accounted for in accordance with accounting guidance for business combinations and, accordingly, resulted in the recognition of the assets acquired and the liabilities assumed at the June 30, 2009 fair values as summarized below:

Fair Value
Assets:
Current asset	$1,030
Property and equipment, net	2,185

Total assets	$3,215

Liabilities:
Current liabilities	$498
Deferred occupancy costs	2,360

Total liabilities	$2,858

The acquisition resulted in a gain of approximately $357, which is included as a component of Other store operating expenses in the accompanying consolidated statements of operations.

Note 3: Fair value

In September 2006, the FASB issued new accounting guidance, which establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. The new accounting guidance, which we adopted February 4, 2008, requires companies to disclose the fair value of their financial instruments according to a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This guidance requires companies to provide additional disclosures based on that hierarchy. The three-levels of inputs used to measure fair value are as follows: 1) defined as observable inputs such as quoted prices in active markets for identical assets or liabilities as of the reporting date, 2) defined as pricing inputs other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reporting date, 3) defined as pricing inputs that are generally less observable from objective sources. In February 2008, the FASB issued new accounting guidance, which delayed the effective date of previously issued accounting guidance on fair value measurements for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis until January 1, 2009. Effective February 2, 2009, we adopted this guidance and the required disclosure relating to our interest rate swap contracts is presented below.

In February 2007, the FASB issued accounting guidance that permits entities to report many financial instruments and certain other items at fair value. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date. Effective February 4, 2008, we adopted this guidance. We did not elect to measure any additional financial assets or liabilities at fair value that were not already measured at fair value under existing standards. Therefore, the adoption of this standard did not have an impact on our consolidated financial statements or results of operations.

As discussed more fully in Note 6, the fair value of our interest rate swap contracts is determined by third parties by means of a mathematical model that calculates the present value of the anticipated cash flows from the transaction using mid-market prices and other economic data and assumptions, or by means of pricing indications from one or more other dealers selected at their discretion.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

The following table presents our financial assets and liabilities as of January 31, 2010 that were measured at fair value on a recurring basis:

	Fair Value Measurements
	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap contracts	—	$2,114	—

Note 4: Property and equipment

Property and equipment consist of the following:

	Estimated Depreciable Lives (In Years)	January 31, 2010	February 1, 2009
Land		$385	$385
Buildings	Shorter of 40 or ground lease term	16,356	16,114
Leasehold and building improvements	Shorter of 20 or lease term	280,629	260,240
Furniture, fixtures and equipment	5-10	100,519	87,806
Games	5	68,391	62,307
Construction in progress	—	16,552	8,806

Total cost		482,832	435,658
Less accumulated depreciation		(188,681)	(138,853)

Property and equipment, net		$294,151	$296,805

Note 5: Accrued liabilities

Accrued liabilities consist of the following:

	January 31, 2010	February 1, 2009
Compensation and benefits	$11,698	$10,271
Interest	9,305	11,279
Deferred amusement revenue	8,076	7,609
Amusement redemption liability	4,175	3,627
Deferred gift card revenue	3,729	3,930
Sales and use taxes	2,767	4,103
Accrued severance	344	2,104
Customer deposits	1,434	1,706
Property taxes	2,683	1,758
Other	7,028	8,110

Total accrued liabilities	$51,239	$54,497

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Note 6: Long-term debt

Long-term debt consisted of the following:

	January 31, 2010	February 1, 2009
Senior credit facility—revolving	$—	$2,000
Senior credit facility—term	67,250	67,750
Senior notes	160,000	160,000

	227,250	229,750
Less current installments	836	500

Long-term debt, less current installments	$226,414	$229,250

Senior Credit Facility—As of January 31, 2010, our senior secured credit facility (“senior credit facility”) consisted of (a) a $100,000 term loan facility with a maturity of seven years from the closing date of the WS Merger and (b) provides a $60,000 revolving credit facility with a maturity of five years from the closing date of the WS Merger. The $60,000 revolving credit facility includes (i) a $20,000 letter of credit sub-facility, (ii) a $5,000 swingline sub-facility and (iii) a $5,000 (in U.S. Dollar equivalent) sub-facility available in Canadian dollars to our Canadian subsidiary. The revolving credit facility is used to provide financing for general corporate purposes. As of January 31, 2010, in addition to the borrowings indicated above, we had $7,641 in letters of credit outstanding.

The interest rates per annum applicable to loans, other than swingline loans, under the senior credit facility are, at our option, equal to, either a base rate (or, in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-month (or, in the case of the Canadian revolving credit facility, 30, 60, 90 or 180-day) interest periods chosen by us, in each case, plus an applicable margin percentage. Swingline loans bear interest at the base rate plus the applicable margin. The weighted average rate of interest on borrowings under our senior credit facility was 6.82 percent at January 31, 2010.

Our senior credit facility requires compliance with financial covenants including a minimum fixed charge coverage ratio test and a maximum leverage ratio test. We are required to maintain a minimum fixed charge coverage ratio of 1.20:1.00 and a maximum leverage ratio of 3.75:1.00 until the fourth quarter of fiscal year 2010, at which time the maximum leverage ratio decreases to 3.50:1.00. In addition, our senior credit facility includes negative covenants restricting or limiting the ability of D&B Holdings and its subsidiaries to, among other things, incur additional indebtedness, make capital expenditures, make distributions or payments to affiliates outside the normal course of business and sell or acquire assets. Virtually all of our assets are pledged as collateral for the senior credit facility.

The senior credit facility also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failures of any guarantee or security document supporting the senior credit facility to be in full force and effect and a change of control. If an event of default occurs, the lenders under the senior credit facility would be entitled to take various actions, including acceleration of amounts due under the senior credit facility and all actions permitted to be taken by a secured creditor.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Derivative instrument—In March 2008, the FASB issued new accounting guidance regarding disclosures about derivative instruments and hedging activities. Entities with instruments subject to this accounting guidance are required to provide qualitative disclosures including (a) how and why derivative instruments are used, (b) how derivative instruments and related hedge items are accounted for under this accounting guidance, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Additionally, under this accounting guidance, entities must disclose the fair values of derivative instruments and their gains and losses in a tabular format that identifies the location of derivative positions and the effect of their use in an entity’s financial statements. Effective February 2, 2009, we adopted the new guidance. The new disclosure requirements are presented in Note 7.

At January 31, 2010, we held two interest rate swap contracts that expire in 2011. The interest rate swaps are utilized to change a portion of the variable rate debt on our senior credit facility to fixed rate debt. Pursuant to the swap contracts, the interest rate on notional amounts aggregating $57,400 at January 31, 2010 is fixed at 5.31 percent plus applicable margin. The notional amounts decline ratably over the term of the contracts. The contracts have not been designated as hedges and adjustments to mark the instruments to their fair value are recorded as interest income/expense. In connection with the Acquisition (see Note 14), our interest rate swap contracts were terminated on June 1, 2010.

The fair value and balance sheet location of our derivative instrument is as follows:

Derivatives not designated as hedging instruments	Liability Derivative
	January 31, 2010		February 1, 2009
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swap contracts	Accrued liabilities	$2,114	Accrued liabilities	$3,981

The effect of our derivative instrument on our consolidated statements of operations is as follows:

Derivatives not designated as hedging instruments	Location of Gain	Amount of Gain (Loss) Recognized in Income on Derivative
	(Loss) Recognized In Income on Derivative	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009
Interest rate swap contracts	Interest expense, net	$1,992	$(171)

Senior notes—As of January 31, 2010, our senior notes are general unsecured, unsubordinated obligations of ours and mature on March 15, 2014. Interest on the senior notes compounds semi-annually and accrues at the rate of 11.25 percent per annum. In September 2008, we retired notes with a principal amount of $15,000. On or after March 15, 2010, we may redeem all, or from time-to-time, a part of the senior notes upon not less than 30 nor more than 60 days notice, at a redemption price of 105.625 percent (expressed as a percentage of principal amount) plus accrued and unpaid interest on the senior notes. As of January 31, 2010, our $160,000 of senior notes had an approximate fair value of $167,000, based on quoted market prices.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Debt obligations—The following table sets forth our future debt payment obligations as of January 31, 2010 and following the Acquisition (excluding repayment obligations under the revolving portion of our senior credit facility):

Debt Outstanding at January 31, 2010
1 year or less	$836
2 years	982
3 years	49,135
4 years	16,297
5 years	160,000
Thereafter	—

Total future payments	$227,250

The following table sets forth our recorded interest expense, net:

	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009	Fiscal Year Ended February 3, 2008
Gross interest expense	$23,078	$27,221	$31,830
Capitalized interest	(640)	(522)	(151)
Interest income	(316)	(522)	(496)

Total interest expense, net	$22,122	$26,177	$31,183

Note 7: Income taxes

The provision (benefit) for income taxes is as follows:

	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009	Fiscal Year Ended February 3, 2008
Current expense
Federal	$3,219	$3,611	$2,962
Foreign	244	(237)	—
State and local	2,883	305	1,772
Deferred expense (benefit)	(6,247)	(3,724)	(5,995)

Total provision (benefit) for income taxes	$99	$(45)	$(1,261)

Significant components of the deferred tax liabilities and assets in the consolidated balance sheets are as follows:

	January 31, 2010	February 1, 2009
Deferred tax liabilities:
Trademark/trade name	$22,236	$22,477
Prepaid expenses	552	454
Other	695	—

Total deferred tax liabilities	$23,483	$22,931

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

	January 31, 2010	February 1, 2009
Deferred tax assets:
Property and equipment	$4,672	$70
Leasing transactions	5,064	3,423
Worker’s compensation and general liability insurance	3,223	3,182
Smallware supplies	745	751
Amusement redemption liability	4,331	3,870
Legal	41	351
Deferred compensation	1,383	1,083
Interest rate swap expense	822	1,571
Accruals	1,209	—
Tax credit carryovers	55	57
State net operating loss carryovers	4,845	5,134
Indirect benefit of unrecognized tax benefits	707	—
Other	808	638

Total deferred tax assets	27,905	20,130

Valuation allowance for deferred tax assets—US	(10,401)	(9,568)
Valuation allowance for deferred tax assets—Canada	(386)	(242)
Total deferred tax assets net of valuation allowance	17,118	10,320

Net deferred tax liability	$6,365	$12,611

At January 31, 2010, we had a $10,787 valuation allowance against our deferred tax assets. The valuation allowance was established in accordance with accounting guidance for income taxes. Primarily as a result of our experiencing cumulative losses before income taxes for the three-year period ending January 31, 2010, we could not conclude that it is more likely than not that our deferred tax asset will be fully realized. The ultimate realization of our deferred tax assets is dependent on the generation of future taxable income during periods in which temporary differences become deductible.

As of January 31, 2010, we had no federal tax credit carryforwards for income tax purposes. There is a 20-year carryforward on general business credits.

The State of Texas has enacted legislation which established a tax based on taxable margin. As a result of the legislation and in accordance with accounting guidance for income taxes, we recorded an income tax expense of $222 for the fiscal year ended January 31, 2010.

We currently anticipate that approximately $1,395 of unrecognized tax benefits will be settled through federal and state audits or will be recognized as a result of the expiration of statute of limitations during fiscal 2010. Future recognition of potential interest or penalties, if any, will be recorded as a component of income tax expense. Because of the impact of deferred tax accounting, $1,809 of unrecognized tax benefits, if recognized, would affect the effective tax rate.

We file income tax returns, which are periodically audited by various federal, state and foreign jurisdictions. We are generally no longer subject to federal, state, or foreign income tax examinations for years prior to 2005.

The Internal Revenue Service (“IRS”) commenced an examination of the Company’s U.S. income tax returns for 2006 and 2007 in the fourth quarter of 2008 that is anticipated to be completed by the end of 2010.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

As of January 31, 2010, the IRS has proposed certain adjustments to the Company’s depreciation and intercompany interest tax positions. Management is currently evaluating those proposed adjustments to determine if it agrees, but if accepted, the Company does not anticipate the adjustments would result in a material change to its financial position. However, the Company anticipates that it is reasonably possible that an additional payment of approximately $300 will be made by the end of 2010. The change in unrecognized tax benefits excluding interest, penalties and related income tax benefits, for the years ended January 31, 2010 and February 1, 2009 were as follows:

	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009
Balance at beginning of year	$2,242	$2,338
Additions for tax positions of prior years	366	397
Reductions for statute of limitations lapse	(370)	(471)
Reductions for tax positions of prior years		(22)
Settlements	(39)	—

Balance at end of year	$2,199	$2,242

As of January 31, 2010, the accrued interest and penalties on the unrecognized tax benefits were $856 and $144, respectively, excluding any related income tax benefits. As of February 1, 2009, the accrued interest and penalties on the unrecognized tax benefits were $696 and $154, respectively, excluding any related income tax benefits. The $160 increase in accrued interest is primarily related to the accrual of interest during Fiscal 2009 for uncertain tax positions established at the beginning of the fiscal year as well as tax positions added in Fiscal 2009. The Company recognizes interest accrued related to the unrecognized tax benefits and penalties as a component of the provision for income taxes recognized in the Consolidated Statements of Operations.

The reconciliation of the federal statutory rate to the effective income tax rate follows:

	Fiscal Year Ended January 31, 2010	Fiscal Year Ended February 1, 2009	Fiscal Year Ended February 3, 2008
Federal corporate statutory rate	35.0%	35.0%	35.0%
State and local income taxes, net of federal income tax benefit	(545.7)%	(13.5)%	(7.8)%
Foreign taxes	(129.5)%	(8.6)%	(0.8)%
Nondeductible expenses	(327.4)%	49.7%	4.7%
Tax credits	941.0%	(141.0)%	19.4%
Valuation allowance	(331.0)%	67.8%	(33.4)%
Change in reserve	(100.7)%	13.9%	(10.6)%
Other	418.9%	(6.2)%	6.0%

Effective tax rate	(39.4)%	(2.9)%	12.5%

Note 8: Leases

We lease certain property and equipment under various non-cancelable capital and operating leases. Some of the leases include options for renewal or extension on various terms. Most of the leases require us to pay

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

property taxes, insurance and maintenance of the leased assets. Certain leases also have provisions for additional percentage rentals based on revenues. For fiscal 2009, 2008, and 2007, rent expense for operating leases was $44,143, $41,771, and $40,634, respectively, including contingent rentals of $1,475, $707, and $1,121, respectively. At January 31, 2010 future minimum lease payments, including any periods covered by renewal options we are reasonably assured of exercising (including the sale/leaseback transactions described below), are:

2010	2011	2012	2013	2014	Thereafter	Total
$45,950	$45,588	$44,757	$43,875	$44,087	$244,093	$468,350

During 2000 and 2001, we completed the sale/leaseback of three stores and the corporate headquarters. Cash proceeds of $24,774 were received along with twenty-year notes aggregating $6,750. The notes bear interest of 7 percent to 7.5 percent. At the end of fiscal years 2009, 2008 and 2007, the aggregate balance of the notes receivable due from the lessors under the sale/leaseback agreements was $3,908, $4,105, and $4,281, respectively. Future minimum principal and interest payments due to us under these notes are as follows:

2010	2011	2012	2013	2014	Thereafter	Total
$529	$489	$489	$489	$489	$3,380	$5,865

Note 9: Common stock

In December 2006, the members of the board of directors of D&B Holdings approved the adoption of the D&B Holdings stock option plan (the “Stock Option Plan”). The Stock Option Plan allows for the granting to certain of our employees and consultants options to acquire stock in D&B Holdings that are subject to either time-based vesting or performance-based vesting.

Options granted under the Stock Option Plan terminate on the ten-year anniversary of the grants. Termination dates for the various grants outstanding as of January 31, 2010 are as follows:

Fiscal Year of Grant	Options Outstanding at January 31, 2010	Termination Date
2006	15,262.93	March 8, 2016
2007	1,515.52	May 11, 2017
2009	773.66	April 22, 2019
2009	953.83	October 30, 2019

The various options provided for in the Stock Option Plan are as follows:

Series A service-based options

These options contain a service-based (or time-based) vesting provision, whereby the options will vest in five equal amounts. Upon sale of the Company or completion of the initial public offering, all service-based options will fully vest.

Series A performance options

These options contain a performance-based vesting provision, whereby the options will vest if Wellspring earns a 15 percent internal rate of return (“IRR”) on its investment in the Company at the time it sells such investment. If the 15 percent IRR is not achieved upon sale, then the value of the interests of the optionees will

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

be reduced by an amount necessary to increase the IRR to 15 percent. In the event that no sale or liquidity event occurs by March 8, 2011, a third party valuation will take place for purposes of determining whether the 15 percent IRR has been achieved in order to establish vesting of these options.

Series B performance options

These options contain a similar performance-based vesting provision, whereby the options will vest if Wellspring earns a 25 percent IRR on its investment in the Company at the time it sells such investment. If the 25 percent IRR is not achieved upon sale, the value of the interests of the optionees will be reduced by an amount necessary to increase the IRR to 25 percent. These options do not contain a provision relating to a third party valuation, and therefore vest only upon a liquidity event. Upon the completion of an initial public offering, all performance-based options will fully vest.

Transactions during fiscal years 2009 and 2008 under the Stock Option Plan were as follows:

	Fiscal Year Ended January 31, 2010
	Series A Services Based Options	Weighted Average Exercise Price	Series A Performance Based Options	Weighted Average Exercise Price	Series B Performance Based Options	Weighted Average Exercise Price
Options outstanding at beginning of year	5,645.21	$1,004.07	5,404.98	$1,004.25	6,712.11	$1,003.32
Granted	510.48	1,613.11	510.47	1,613.11	706.54	1.582.06
Forfeited	180.16	1,000.00	450.42	1,000.00	353.27	1,000.00

Options outstanding at end of year	5,975.52	1,056.22	5,465.05	1,617.36	7,065.38	1,585.37

Options exercisable at end of year	3,381.12	$1002.72	—	$—	—	$—

	Fiscal Year Ended February 1, 2009
	Series A Services Based Options	Weighted Average Exercise Price	Series A Performance Based Options	Weighted Average Exercise Price	Series B Performance Based Options	Weighted Average Exercise Price
Options outstanding at beginning of year	6,005.54	$1,003.82	6,005.54	$1,003.82	7,065.38	$1,003.15
Granted	—	—	—	—	—	—
Forfeited	360.33	1,000.00	600.56	1,000.00	353.27	1,000.00

Options outstanding at end of year	5,645.21	1,004.07	5,404.98	1,004.25	6,712.11	1,003.32

Options exercisable at end of year	2,300.12	$1,002.00	—	$—	—	$—

We recorded share-based compensation expense related to our stock option plan of $723, $880, and $1,514 in fiscal 2009, 2008, and 2007, respectively. The weighted average grant date fair value per option granted in 2009 and 2007 was $493 and $256, respectively. The average remaining term for all options outstanding at January 31, 2010 is 6.5 years.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

In the event that vesting of the unvested options is accelerated under the original terms of the plan and the underlying stock option agreements, the remaining unamortized or unrecorded share-based compensation would be accelerated. In addition, assumptions made regarding forfeitures in determining the remaining unamortized share-based compensation would be re-evaluated to determine if additional share-based compensation expense would be required for any changes in the underlying assumptions.

Note 10: Employee benefit plan

We sponsor a plan to provide retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) for all employees who have completed a specified term of service. Our contributions may range from 0 percent to 100 percent of employee contributions, up to a maximum of 6 percent of eligible employee compensation, as defined. Employees may elect to contribute up to 50 percent of their eligible compensation on a pretax basis. Benefits under the 401(k) Plan are limited to the assets of the 401(k) Plan. Our contributions to the 401(k) plan were $260, $283, and $269 for fiscal 2009, 2008, and 2007, respectively.

Note 11: Contingencies

We are subject to certain legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, based upon consultation with legal counsel, the amount of ultimate liability with respect to such legal proceedings and claims will not materially affect the consolidated results of our operations or our financial condition.

Note 12: Condensed consolidating financial information

The senior notes are guaranteed on a senior basis by all domestic subsidiaries of the Company. The subsidiaries’ guarantee of the senior notes are full and unconditional and joint and several.

The accompanying condensed consolidating financial information have been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.” No other condensed consolidating financial statements are presented herein. The results of operations and cash flows from operating activities from the non-guarantor subsidiary were $(468) and $701, respectively, for the fiscal year ended January 31, 2010 and $1,071 and $(3,170), respectively for the fiscal year ended February 1, 2009. There are no restrictions on cash distributions from the non-guarantor subsidiary.

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

January 31, 2010:

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Assets
Current assets	$44,692	$2,094	$—	$46,786
Property and equipment, net	289,817	4,334	—	294,151
Tradename	63,000	—	—	63,000
Goodwill	65,857	—	—	65,857
Investment in sub	3,755	—	(3,755)	—
Other assets and deferred charges	13,773	73	—	13,846

Total assets	$480,894	$6,501	$(3,755)	$483,640

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Liabilities and stockholders’ equity
Current liabilities	$72,285	$2,520	$—	$74,805
Deferred income taxes	11,493	—	—	11,493
Deferred occupancy costs	66,389	226	—	66,615
Other liabilities	11,667	—	—	11,667
Long-term debt, less current installments (Note 6)	226,414	—	—	226,414
Stockholders’ equity	92,646	3,755	(3,755)	92,646

Total liabilities and stockholders’ equity	$480,894	$6,501	$(3,755)	$483,640

February 1, 2009:

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Assets
Current assets	$38,086	$1,067	$—	$39,153
Property and equipment, net	292,207	4,598	—	296,805
Tradename	63,000	—	—	63,000
Goodwill	65,857	—	—	65,857
Investment in sub	3,454	—	(3,454)	—
Other assets and deferred charges	16,045	76	—	16,121

Total assets	$478,649	$5,741	$(3,454)	$480,936

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Liabilities and stockholders’ equity
Current liabilities	$72,212	$2,137	$—	$74,349
Deferred income taxes	17,915	—	—	17,915
Deferred occupancy costs	56,422	150	—	56,572
Other liabilities	10,827	—	—	10,827
Long-term debt, less current installments (Note 6)	229,250	—	—	229,250
Stockholders’ equity	92,023	3,454	(3,454)	92,023

Total liabilities and stockholders’ equity	$478,649	$5,741	$(3,454)	$480,936

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Note 13: Quarterly financial information (unaudited)

	Fiscal Year Ended January 31, 2010
	First Quarter 5/3/2009	Second Quarter 8/2/2009	Third Quarter 11/1/2009	Fourth Quarter 1/31/2010
Total revenues	$138,426	$131,527	$117,185	$133,645
Income (loss) before provision for income taxes	7,502	(1,415)	(10,008)	3,670
Net income (loss)	5,167	63	(5,490)	(90)

	Fiscal Year Ended February 1, 2009
	First Quarter 5/4/2008	Second Quarter 8/3/2008	Third Quarter 11/2/2008	Fourth Quarter 2/1/2009
Total revenues	$142,463	$136,238	$119,739	$134,918
Income (loss) before provision for income taxes	7,968	1,158	(9,299)	1,743
Net income (loss)	5,010	970	(5,726)	1,361

During 2009, we opened three locations: Richmond, Virginia in the first quarter, Indianapolis, Indiana in the second quarter and Columbus, Ohio in the third quarter. In 2008, we opened three locations: Plymouth Meeting, Pennsylvania in the second quarter and Arlington, Texas and Tulsa, Oklahoma in the fourth quarter. Pre-opening costs incurred in fiscal 2009 were $1,146, $1,052, $983, and $700 in the first, second, third and fourth quarters, respectively. Pre-opening costs incurred in fiscal 2008 were $282, $960, $625, and $1,121 in the first, second, third and fourth quarters, respectively.

Note 14: Subsequent event (unaudited)

On June 1, 2010, Games Acquisition Corp. (“Holdings”), a newly formed Delaware corporation owned by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, “Oak Hill”) acquired all of the outstanding capital stock of Dave & Buster’s Holdings, Inc. (“D&B Holdings”) from Wellspring Capital Partners III, L.P. (“Wellspring”) and HBK Main Street Investors L.P. (“HBK” and, together with Wellspring, the “Sellers”). In connection therewith, Games Merger Corp., a newly formed Missouri corporation and an indirect wholly-owned subsidiary of Holdings, merged (the “OH Merger”) with and into D&B Holdings’ wholly-owned, direct subsidiary, Dave & Buster’s, Inc. (with Dave & Buster’s, Inc. being the surviving corporation in the OH Merger). After the acquisition transactions described above (collectively “the Acquisition”), Oak Hill indirectly controls approximately 96 percent and certain members of our Board of Directors and management control approximately 4 percent of the outstanding capital stock of Holdings. Subsequent to the transactions described above, Holdings changed its name to Dave & Buster’s Parent, Inc.

On the closing date of the Acquisition, the following events occurred:

•	All outstanding shares of D&B Holdings’ common stock, other than shares held by Holdings, were converted into the right to receive the per share acquisition consideration;

•

All vested options to acquire D&B Holdings’ common stock were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration without interest;

•	We retired all outstanding debt and accrued interest related to our existing senior credit facility and senior notes (Note 6);

DAVE & BUSTER’S, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

•	We issued $200,000 of 11 percent senior notes due 2018 (“New Senior Notes”);

•	We entered into a new senior secured credit facility which provides for senior secured financing of up to $200,000 consisting of:

•	a $150,000 term loan facility with a maturity on June 1, 2016, and

•

a $50,000 revolving credit facility, including a sub-facility of up to the U.S. dollar equivalent of $1,000 for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility, and a swingline sub-facility, with a maturity on June 1, 2015.

The Acquisition will be accounted for in accordance with accounting guidance for business combinations and, accordingly will result in the recognition of assets acquired and liabilities assumed at fair value. As of the date of these financial statements, the valuation studies necessary to estimate the fair value of the assets and liabilities and to allocate the cost of the acquisition have not been completed. Based on the allocation of purchase price, we expect that depreciation of fixed assets and amortization of finite lived intangible assets may change from historical amounts and such changes could be material.

As a result of the Acquisition, effective June 1, 2010, we are no longer subject to the reporting requirements of the Securities Exchange Act of 1934. The New Senior Notes contain registration rights. We anticipate the New Senior Notes will be exchanged for notes registered within 210 days of the close of the Acquisition.

Accounting principles generally accepted in the United States require operating results for Dave & Buster’s, Inc. prior to the Acquisition completed June 1, 2010 to be presented as the Predecessor’s results in the historical financial statements. Operating results subsequent to the Merger will be presented as the Successor’s results and will include all periods including and subsequent to June 1, 2010.

In connection with the Acquisition all outstanding options vested under the original terms of the option agreements. All vested options were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration. Accordingly, we will record additional stock based compensation to be determined based on the grant date fair value of the outstanding options.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (PREDECESSOR)

FOR THE THIRTEEN WEEK PERIODS ENDED

MAY 2, 2010 AND MAY 3, 2009

DAVE & BUSTER’S, INC.

CONSOLIDATED BALANCE SHEETS

(Predecessor)

(in thousands, except share amounts)

	May 2, 2010	January 31, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$19,017	$16,682
Inventories	13,972	13,782
Prepaid expenses	10,516	8,347
Deferred income taxes	5,246	5,308
Income tax receivable	1,038	51
Other current assets	4,533	2,616

Total current assets	54,322	46,786
Property and equipment, net	285,732	294,151
Tradename	63,000	63,000
Goodwill	65,857	65,857
Other assets and deferred charges	13,660	13,846

Total assets	$482,571	$483,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt (Note 5)	$956	$836
Accounts payable	22,559	21,414
Accrued liabilities	42,005	51,239
Income taxes payable	5,671	1,136
Deferred income taxes	39	180

Total current liabilities	71,230	74,805
Deferred income taxes	9,945	11,493
Deferred occupancy costs	66,307	66,615
Other liabilities	11,916	11,667
Long-term debt, less current installments (Note 5)	226,169	226,414
Commitment and contingencies (Note 6)
Stockholders’ equity: (Note 1)
Common stock, $0.01 par value, 1,000 authorized; 100 issued and Outstanding as of May 2, 2010 and January 31, 2010	—	—
Preferred stock, 10,000,000 authorized; none issued	—	—
Paid-in capital	112,320	112,069
Accumulated comprehensive income	412	216
Retained earnings (deficit)	(15,728)	(19,639)

Total stockholders’ equity	97,004	92,646

Total liabilities and stockholders’ equity	$482,571	$483,640

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Predecessor)

(in thousands, unaudited)

	Thirteen Weeks Ended May 2, 2010	Thirteen Weeks Ended May 3, 2009
Food and beverage revenues	$71,357	$71,000
Amusement and other revenues	70,218	67,426

Total revenues	141,575	138,426
Cost of food and beverage	17,277	17,406
Cost of amusement and other	10,586	9,549

Total cost of products	27,863	26,955
Operating payroll and benefits	33,468	34,532
Other store operating expenses	45,605	42,604
General and administrative expenses	8,617	7,405
Depreciation and amortization expense	12,501	12,733
Pre-opening costs	1,189	1,146

Total operating costs	129,243	125,375

Operating income	12,332	13,051
Interest expense, net	5,348	5,549

Income before provision for income taxes	6,984	7,502
Provision for income taxes	3,073	2,335

Net income	$3,911	$5,167

See accompanying notes to consolidated financial statements.

DAVE & BUSTER’S, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Predecessor)

(in thousands, unaudited)

	For the Thirteen Weeks Ended May 2, 2010	For the Thirteen Weeks Ended May 3, 2009
Cash flows from operating activities:
Net income	$3,911	$5,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,501	12,733
Deferred income tax expense	(1,627)	(1,994)
Stock-based compensation charges	251	10
Other, net	3,499	195
Changes in assets and liabilities:
Inventories	(190)	1,396
Prepaid expenses	(2,169)	(2,501)
Income tax receivable	(987)	—
Other current assets	(1,917)	(621)
Other assets and deferred charges	(214)	222
Accounts payable	1,145	1,003
Accrued liabilities	(9,234)	(10,574)
Income taxes payable	4,535	4,458
Deferred occupancy costs	(308)	1,491
Other liabilities	249	(82)

Net cash provided by operating activities	9,445	10,903

Cash flows from investing activities:
Capital expenditures	(6,988)	(8,177)
Proceeds from sales of property and equipment	3	—

Net cash used in investing activities	(6,985)	(8,177)

Cash flows from financing activities:
Borrowings under senior credit facility	—	—
Repayments under senior credit facility	(125)	(2,125)
Repayments under senior notes	—	—

Net cash used in financing activities	(125)	(2,125)

Increase in cash and cash equivalents	2,335	601
Beginning cash and cash equivalents	16,682	8,534

Ending cash and cash equivalents	$19,017	$9,135

Supplemental disclosures of cash flow information:
Cash paid (refunds received) for income taxes, net	$1,173	$(76)
Cash paid for interest, net of amounts capitalized	$10,256	$10,409

See accompanying notes to consolidated financial statements.

DAVE & BUSTER'S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Predecessor)

(in thousands, except per share amounts)

Note 1: Summary of Significant Accounting Policies

Basis of presentation—Dave & Buster’s, Inc., a Missouri corporation, was acquired on March 8, 2006, by Dave & Buster’s Holdings, Inc. (“D&B Holdings”), formerly known as WS Midway Holdings, Inc. D&B Holdings owns no other significant assets or operations other than all of the common stock of Dave & Buster’s, Inc. References to “Dave & Buster’s,” the “Company,” “we,” “us,” and “our” are references to Dave & Buster’s, Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Our one industry segment is the ownership, operation and licensing of high-volume entertainment and dining venues under the names “Dave & Buster’s,” and “Dave & Buster’s Grand Sports Café.” As of May 2, 2010, there were 56 company-owned locations in the United States and Canada and one franchise location in Canada.

Our fiscal year ends on the Sunday after the Saturday closest to January 31. All references to the first quarter of 2010 and 2009 relate to the thirteen week periods ending on May 2, 2010 and May 3, 2009, respectively. All references to fiscal 2010 and 2009 relate to the 52 week periods ending on January 30, 2011 and January 31, 2010, respectively. In the opinion of management, these financial statements contain all adjustments (consisting of normal recurring entries) necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. However, these operating results are not necessarily indicative of the results expected for the full fiscal year. We expect significant fluctuations in quarterly results due to timing of new unit openings and seasonality associated with the year-end holidays. All dollar amounts are presented in thousands, unless otherwise noted, except share amounts.

Use of estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents—We consider amounts receivable from credit card companies and all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

Accounting for income taxes—We use the liability method for recording income taxes, which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that are recognized in the financial statements and as measured by the provisions of enacted tax laws. We have adopted accounting guidance for uncertainty in income taxes. This guidance limits the recognition of income tax benefits to those items that meet the “more likely than not” threshold on the effective date.

The calculation of tax liabilities involves significant judgment and evaluation of uncertainties in the interpretation of state tax regulations. As a result, we have established reserves for taxes that may become payable in future years as a result of audits by tax authorities. Tax reserves are reviewed regularly pursuant to accounting guidance for uncertainty in income taxes. Tax reserves are adjusted as events occur that affect the potential liability for additional taxes, such as the expiration of statutes of limitations, conclusion of tax audits, identification of additional exposure based on current calculations, identification of new issues, or the issuance of statutory or administrative guidance or rendering of a court decision affecting a particular issue. Accordingly, we may experience significant changes in tax reserves in the future, if or when such events occur.

Comprehensive income—Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. In addition to net

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

income (loss), unrealized foreign currency translation gain (loss) is included in comprehensive income. Unrealized translation gains (losses) for the thirteen week periods ended May 2, 2010 and May 3, 2009 were $196 and $25, respectively.

Recent accounting pronouncements—In January 2010, the Financial Accounting Standards Board (“FASB”) amended the guidance related to fair value measurements and disclosures. This guidance uses a three-level fair value hierarchy that prioritizes the inputs used to measure fair value and requires companies to provide additional disclosures based on that hierarchy. The three-levels of inputs used to measure fair value are as follows: Level 1 defined as observable inputs such as quoted prices in active markets for identical assets or liabilities as of the reporting date, Level 2 defined as pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date, Level 3 defined as pricing inputs that are generally less observable from objective sources. Effective for interim and annual reporting periods beginning after December 15, 2009, disclosure of the amount of and reasons for significant transfers in and out of Level 1 and Level 2 fair value measurements is required. The amendment also clarified that for Level 2 and Level 3 fair value measurements, valuation techniques and inputs used for both recurring and nonrecurring fair value measurements are required to be disclosed. The adoption of this guidance on February 1, 2010 did not have a material impact on the Company’s Consolidated Financial Statements. See Note 3 for the Company’s disclosures required by this guidance. Additionally, effective for fiscal years beginning after December 15, 2010, a reporting entity should separately present information about purchases, sales, issuances and settlements on a gross basis in its reconciliation of Level 3 recurring fair value measurements. This accounting guidance is not expected to materially affect the Company’s Consolidated Financial Statements.

Note 2: Casualty loss

On May 2, 2010, flooding occurred in Nashville, Tennessee causing considerable damage to the city and surrounding area. Our Nashville store sustained significant damage, as did the retail mall where our store is located. The store is covered by up to $25,000 in property and business interruption insurance subject to an overall deductible of one thousand dollars. We have initiated property insurance claims, including business interruption, with our insurers. We cannot estimate at this time when the store will be back in operation.

As of May 2, 2010, we have reduced the carrying value of inventories and property and equipment, net at this location and recorded a corresponding $3,500 receivable related to the anticipated insurance proceeds for these items. The $3,500 insurance receivable is included in “Other current assets” on the Company’s consolidated balance sheet. This receivable represents our estimate of the carrying value of net assets recoverable from our insurance policies based on the coverage in place and correspondence with our insurance carriers. We have not recorded any gains or losses resulting from the flood with the exception of the one thousand dollar deductible.

Note 3: Fair Value

In September 2006, the FASB issued new accounting guidance, which establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. The new accounting guidance, which we adopted February 4, 2008, requires companies to disclose the fair value of their financial instruments according to the three-level fair value hierarchy discussed in Note 1. The FASB issued new accounting guidance in February 2008 which delayed the effective date for certain fair value measurements. Effective February 2, 2009, we adopted this guidance and the required disclosure relating to our interest rate swap contracts is presented below.

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

As discussed more fully in Note 5, the fair value of our interest rate swap contracts is determined by third parties by means of a mathematical model that calculates the present value of the anticipated cash flows from the transaction using mid-market prices and other economic data and assumptions, or by means of pricing indications from one or more other dealers selected at their discretion.

The following table presents our financial assets and liabilities as of May 2, 2010 that were measured at fair value on a recurring basis:

	Fair Value Measurements
	Level 1	Level 2	Level 3
Liabilities:
Interest rate swap contracts	—	$1,503	—

Note 4: Accrued Liabilities

Accrued liabilities consist of the following:

	May 2, 2010	January 31, 2010
Compensation and benefits	$8,836	$11,698
Interest	4,126	9,305
Deferred amusement revenue	8,404	8,076
Amusement redemption liability	4,077	4,175
Deferred gift card revenue	3,431	3,729
Sales and use taxes	2,585	2,767
Customer deposits	2,299	1,434
Property taxes	3,012	2,683
Other	5,235	7,372

Total accrued liabilities	$42,005	$51,239

Note 5: Long-Term Debt

Long-term debt consisted of the following:

	May 2, 2010	January 31, 2010
Senior credit facility—revolving	$—	$—
Senior credit facility—term	67,125	67,250
Senior notes	160,000	160,000

	227,125	227,250
Less current installments	956	836

Long-term debt, less current installments	$226,169	$226,414

Senior Credit Facility—As of May 2, 2010 our senior secured credit facility (“senior credit facility”) consisted of (a) provides a $100,000 term loan facility with a maturity date of March 8, 2013 and (b) provides a $60,000 revolving credit facility with a maturity date of March 8, 2011. The $60,000 revolving credit facility

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

includes (i) a $20,000 letter of credit sub-facility, (ii) a $5,000 swingline sub-facility and (iii) a $5,000 (in U.S. Dollar equivalent) sub-facility available in Canadian dollars to our Canadian subsidiary. The revolving credit facility is used to provide financing for working capital and general corporate purposes. As of May 2, 2010, in addition to the borrowings indicated above, we had $5,641 in letters of credit outstanding.

The interest rates per annum applicable to loans, other than swingline loans, under the senior credit facility are, at our option, equal to, either a base rate (or, in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost of funds rate) for one-, two-, three- or six-month (or, in the case of the Canadian revolving credit facility, 30, 60, 90 or 180-day) interest periods chosen by us, in each case, plus an applicable margin percentage. Swingline loans bear interest at the base rate plus the applicable margin. The weighted average rate of interest on borrowings under our senior credit facility was 5.20 percent at May 2, 2010.

Our senior credit facility requires compliance with financial covenants including a minimum fixed charge coverage ratio test and a maximum leverage ratio test. We are required to maintain a minimum fixed charge coverage ratio of 1.20:1.00 and a maximum leverage ratio of 3.75:1.00 until the fourth quarter of fiscal year 2010, at which time the maximum leverage ratio decreases to 3.50:1.00. In addition, our senior credit facility includes negative covenants restricting or limiting the ability of D&B Holdings and its subsidiaries to, among other things, incur additional indebtedness, make capital expenditures, make distributions or payments to affiliates outside the normal course of business and sell or acquire assets. Virtually all of our assets are pledged as collateral for the senior credit facility.

The senior credit facility also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failures of any guarantee or security document supporting the senior credit facility to be in full force and effect and a change of control. If an event of default occurs, the lenders under the senior credit facility would be entitled to take various actions, including acceleration of amounts due under the senior credit facility and all actions permitted to be taken by a secured creditor.

Senior Credit Facility (Successor)

In connection with the Acquisition, we terminated our existing credit facility and entered into a new credit facility that will (a) provide a $150,000 term loan facility with a maturity date of June 1, 2016 and (b) provide a $50,000 revolving credit facility with a maturity date of June 1, 2015. The $50,000 revolving credit facility will include (i) a $20,000 letter of credit sub-facility (ii) a $5,000 swingline sub-facility and (iii) a $1,000 (in US Dollar equivalent) sub-facility available in Canadian dollars to the Canadian subsidiary. The revolving credit facility will be used to provide financing for general purposes. Upon consummation of the Acquisition we drew approximately $150,000 under the term loan facility, $2,000 under the new revolving credit facility and had $5,641 in letters of credit outstanding.

The interest rates per annum applicable to loans, other than swingline loans, under our new senior secured credit facility are, at our option, equal to either a base rate (or, in relation to the Eurodollar rate and in the case of the Canadian revolving credit facility, a Canadian prime rate) or a Eurodollar rate (or, in the case of the Canadian revolving credit facility, a Canadian cost funds rate) for one-, two-, three- or six-month (or, if agreed by the applicable lenders, nine or twelve months) or, in relation to the Canadian revolving credit facility, 30-, 60-, 90- or

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

180-day interest periods chosen by us or the Canadian Borrower, as applicable in each case, plus an applicable margin percentage. Swingline loans bear interest at the base rate plus the applicable margin.

Derivative instrument—In March 2008, the FASB issued new accounting guidance regarding disclosures about derivative instruments and hedging activities. Entities with instruments subject to this accounting guidance are required to provide qualitative disclosures including (a) how and why derivative instruments are used, (b) how derivative instruments and related hedge items are accounted for under this accounting guidance, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Additionally, under this accounting guidance, entities must disclose the fair values of derivative instruments and their gains and losses in a tabular format that identifies the location of derivative positions and the effect of their use in an entity’s financial statements. Effective February 2, 2009, we adopted the new guidance. The new disclosure requirements are presented below.

At May 2, 2010, we held two interest rate swap contracts that expire in 2011. The interest rate swaps are utilized to change a portion of the variable rate debt on our senior credit facility to fixed rate debt. Pursuant to the swap contracts, the interest rate on notional amounts aggregating $35,000 at May 2, 2010 is fixed at 5.31 percent plus applicable margin. The notional amounts decline ratably over the term of the contracts. The contracts have not been designated as hedges and adjustments to mark the instruments to their fair value are recorded as interest income/expense. In connection with the Acquisition (see Note 8), our interest rate swap contracts were terminated on June 1, 2010.

The fair value and balance sheet location of our derivative instrument is as follows:

	Liability Derivative
	May 2, 2010		January 31, 2010
Derivatives not designated as hedging instruments	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Interest rate swap contracts	Accrued liabilities	$1,503	Accrued liabilities	$2,114

The effect of our derivative instrument on our consolidated statements of operations is as follows:

		Amount of Gain (Loss) Recognized In Income on Derivative
Derivative not designated as hedging instruments	Location of Gain (Loss) Recognized In Income on Derivative	Thirteen Weeks Ended May 2, 2010	Thirteen Weeks Ended May 3, 2009
Interest rate swap contracts	Interest expense, net	$611	$614

Senior notes—As of May 2, 2010 our senior notes are general unsecured, unsubordinated obligations and mature on March 15, 2014. Interest on the senior notes compounds semi-annually and accrues at the rate of 11.25 percent per annum. On or after March 15, 2010, we may redeem all, or from time-to-time, a part of the senior notes upon not less than 30 nor more than 60 days notice, at a redemption price of 105.625 percent (expressed as a percentage of principal amount) plus accrued and unpaid interest on the senior notes. As of May 2, 2010, our $160,000 of senior notes had an approximate fair value of $168,400 based on quoted market prices.

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

Debt obligations—The following table sets forth our future debt payment obligations as of May 2, 2010 (excluding repayment obligations under the revolving portion of our senior credit facility):

Debt Outstanding at May 2, 2010
1 year or less	$956
2 years	982
3 years	65,187
4 years	160,000
5 years	—
Thereafter	—

Total future payments	$227,125

The following table sets forth our recorded interest expense, net:

	Thirteen Weeks Ended May 2, 2010	Thirteen Weeks Ended May 3, 2009
Gross interest expense	$5,529	$5,792
Capitalized interest	(110)	(169)
Interest income	(71)	(74)

Total interest expense, net	$5,348	$5,549

Note 6: Commitments and Contingencies

We have reached an agreement with the Federal Trade Commission (“FTC”) on the terms and provisions of a Complaint and Agreement Containing Consent Order (the “Order”) that concludes and settles an investigation into our information security practices. The investigation related to a 2007 criminal attack upon our computer system during which approximately 130,000 payment cards used at eleven of our stores were compromised. The terms of the Order provide that we failed to provide reasonable and appropriate security for personal information on our computer networks. Specifically, we failed to (a) employ sufficient measures to detect and prevent unauthorized access to computer networks, (b) adequately restrict third-party access to our networks, (c) monitor and filter outbound traffic from our networks (to identify and block the unauthorized export of sensitive personal information), (d) limit access between in-store networks, and (e) limit access to our computer networks through wireless access points.

Under our settlement with the FTC, we are required to establish, implement, and maintain a comprehensive information security program that is reasonably designed to protect the security, confidentiality, and integrity of personal information collected from or about consumers. This information security program will contain administrative, technical, and physical safeguards designed to (a) identify material internal and external risks to the security, confidentiality, and integrity of personal information that could result in the unauthorized disclosure, misuse, loss, alteration, destruction, or other compromise of such information, (b) control the identified risks, and (c) ensure that our third-party service providers are capable of appropriately safeguarding personal information they receive from us. As part of the development of the information security program, for a ten-year period, we must obtain initial and biennial assessments and reports from an independent auditor that set out the safeguards implemented and maintained by us, and explain how such safeguards meet or exceed the protections required by the terms of the Order. The Order shall be binding upon us for twenty years. The Order does not require us to pay

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

any fines or other monetary assessments and we do not believe that the terms of the Order will have a material adverse effect on our business, operations, or financial performance.

We are subject to certain legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, based upon consultation with legal counsel, the amount of ultimate liability with respect to such legal proceedings and claims will not materially affect the consolidated results of our operations or our financial condition.

We lease certain property and equipment under various non-cancelable capital and operating leases. Some of the leases include options for renewal or extension on various terms. Most of the leases require us to pay property taxes, insurance, and maintenance of the leased assets. Certain leases also have provisions for additional percentage rentals based on revenues.

The following table sets forth our lease commitments as of May 2, 2010:

Operating Lease Obligations at May 2, 2010
1 year or less	$46,068
2 years	45,478
3 years	44,495
4 years	43,961
5 years	43,840
Thereafter	233,283

$457,125

We have signed an operating lease agreement for a site located in Roseville, California, which opened May 3, 2010; the future obligations related to this location are included in the table above. We have also signed lease agreements for certain future sites. Our commitments under these agreements are contingent upon among other things, the landlord’s delivery of access to the premises for construction. Future obligations related to these agreements are not included in the table above.

Note 7: Condensed Consolidating Financial Information

The senior notes (described in Note 5) are guaranteed on a senior basis by all domestic subsidiaries of the Company. The subsidiaries’ guarantee of the senior notes are full and unconditional and joint and several.

The accompanying condensed consolidating financial information have been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.” No other condensed consolidating financial statements are presented herein. The results of operations and cash flows from operating activities from the non-guarantor subsidiary were $62 and $(116), respectively, for the thirteen week period ended May 2, 2010 and $161 and $(465), respectively for the thirteen week period ended May 3, 2009. There are no restrictions on cash distributions from the non-guarantor subsidiary.

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

May 2, 2010

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Assets:
Current assets	$52,492	$1,830	$—	$54,322
Property and equipment, net	281,323	4,409	—	285,732
Tradename	63,000	—	—	63,000
Goodwill	65,857	—	—	65,857
Investment in sub	4,013	—	(4,013)	—
Other assets and deferred charges	13,583	77	—	13,660

Total assets	$480,268	$6,316	$(4,013)	$482,571

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Liabilities and stockholders’ equity:
Current liabilities	$69,179	$2,051	$—	$71,230
Deferred income taxes	9,945	—	—	9,945
Deferred occupancy costs	66,055	252	—	66,307
Other liabilities	11,916	—	—	11,916
Long-term debt, less current installments (Note 6)	226,169	—	—	226,169
Stockholders’ equity	97,004	4,013	(4,013)	97,004

Total liabilities and stockholders’ equity	$480,268	$6,316	$(4,013)	$482,571

January 31, 2010

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Assets:
Current assets	$44,692	$2,094	$—	$46,786
Property and equipment, net	289,817	4,334	—	294,151
Tradename	63,000	—	—	63,000
Goodwill	65,857	—	—	65,857
Investment in sub	3,755	—	(3,755)	—
Other assets and deferred charges	13,773	73	—	13,846

Total assets	$480,894	$6,501	$(3,755)	$483,640

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

	Issuer and Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Dave & Buster’s, Inc.
Liabilities and stockholders’ equity:
Current liabilities	$72,285	$2,520	$—	$74,805
Deferred income taxes	11,493	—	—	11,493
Deferred occupancy costs	66,389	226	—	66,615
Other liabilities	11,667	—	—	11,667
Long-term debt, less current installments (Note 5)	226,414	—	—	226,414
Stockholders’ equity	92,646	3,755	(3,755)	92,646

Total liabilities and stockholders’ equity	$480,894	$6,501	$(3,755)	$483,640

Note 8: Subsequent Event

On June 1, 2010, Games Acquisition Corp. (“Holdings”), a newly-formed Delaware corporation owned by Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, “Oak Hill”) acquired all of the outstanding capital stock of Dave & Buster’s Holdings, Inc. (“D&B Holdings”) from Wellspring Capital Partners III, L.P. (“Wellspring”) and HBK Main Street Investors L.P. (“HBK” and, together with Wellspring, the “Sellers”). In connection therewith, Games Merger Corp., a newly-formed Missouri corporation and an indirect wholly-owned subsidiary of Holdings, merged (the “OH Merger”) with and into D&B Holdings’ wholly-owned, direct subsidiary, Dave & Buster’s, Inc. (with Dave & Buster’s, Inc. being the surviving corporation in the OH Merger). After the acquisition transactions described above (collectively, “the Acquisition”), Oak Hill indirectly controls approximately 96 percent and certain members of our Board of Directors and management control approximately 4 percent of the outstanding capital stock of Holdings. Subsequent to the transactions described above, Holdings changed its name to Dave & Buster’s Parent, Inc.

On the closing date of the Acquisition, the following events occurred:

•	All outstanding shares of D&B Holdings’ common stock, other than shares held by Holdings, were converted into the right to receive the per share acquisition consideration;

•

All vested options to acquire D&B Holdings’ common stock were converted into the right to receive an amount in cash equal to the difference between the per share exercise price and the per share acquisition consideration without interest;

•	We retired all outstanding debt and accrued interest related to our existing senior credit facility and senior notes;

•	We issued $200,000 of 11 percent senior notes due 2018 (“New Senior Notes”);

•	We entered into a senior secured credit facility which provides for senior secured financing of up to $200,000 consisting of:

•	a $150,000 term loan facility with a maturity on June 1, 2016, and

•

a $50,000 revolving credit facility, including a sub-facility of up to the U.S. dollar equivalent of $1,000 for borrowings in Canadian dollars by our Canadian subsidiary, a letter of credit sub-facility, and a swingline sub-facility, with a maturity on June 1, 2015.

Accounting principles generally accepted in the United States require operating results for Dave & Buster’s Inc. prior to the Acquisition completed June 1, 2010 to be presented as the Predecessor’s results in the historical

DAVE & BUSTER’S, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Predecessor)

financial statements. Operating results subsequent to the Merger will be presented as the Successor’s results and will include all periods including and subsequent to June 1, 2010.

The Acquisition will be accounted for in accordance with accounting guidance for business combinations and, accordingly will result in the recognition of assets acquired and liabilities assumed at fair value. As of the date of these financial statements, the valuation studies necessary to estimate the fair value of the assets and liabilities and to allocate the cost of the acquisition have not been completed. Based on the allocation of purchase price, we expect that depreciation of fixed assets and amortization of finite lived intangible assets may change from historical amounts and such changes could be material.

As a result of the Acquisition, effective June 1, 2010, we are no longer subject to the reporting requirements of the Securities Exchange Act of 1934. The New Senior Notes contain registration rights. We anticipate the New Senior Notes will be exchanged for notes registered within 210 days of the close of the Acquisition. Accordingly, these interim financial statements have been prepared on a similar basis as if we were an SEC registrant.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell any securities and is not soliciting an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

UNTIL                      , 2010, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Offer to Exchange

$200,000,000 Aggregate Principal Amount of

11% Senior Notes due 2018

that have been registered under

the Securities Act of 1933

for

Outstanding 11% Senior Notes due 2018

DAVE & BUSTER’S, INC.

PROSPECTUS

Dated                     , 2010

PART II: Information not required in prospectus

Item 20.	Indemnification of Directors and Officers

Generally, under Missouri law, a corporation may indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and settlement payments actually and reasonably incurred in connection with an action, suit or proceeding (other than by or in the right of the corporation) to which he is made a party by virtue of his service to the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action or suit by or in the right of a corporation, the corporation may generally indemnify a director or officer against expenses and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted, unless a court otherwise determines it proper, to the extent such person is found liable for negligence or misconduct. Missouri law further states that a corporation shall indemnify a director or officer against expenses actually and reasonably incurred in any of the above actions, suits, or proceedings to the extent such person is successful on the merits or otherwise in defense of the same.

Missouri law generally grants a corporation the power to adopt broad indemnification provisions with respect to its directors and officers, but it places certain restrictions on a corporation’s ability to indemnify its officers and directors against conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have involved willful misconduct.

Article Seventh of the registrant’s Articles of Incorporation eliminates, to the fullest extent permissible under the corporation laws of the State of Missouri, the liability of directors of the registrant and the stockholders for monetary damages for breach of fiduciary duty as a director. Such provisions further provide that indemnification of directors and officers shall be provided to the fullest extent permitted under Missouri law.

An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

The following is a complete list of Exhibits filed as part of the Registration Statement:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Dave & Buster’s, Inc.(1)

3.2	Amended and Restated By-Laws of Dave & Buster’s, Inc.(1)

4.1	Indenture dated as of June 1, 2010 among Dave & Buster’s, Inc., the Guarantors as defined therein and Wells Fargo National Association, as Trustee.(1)

4.2	Registration Rights Agreement dated as of June 1, 2010 among Dave & Buster’s, Inc. the guarantors listed in Schedule I thereto and Initial Purchasers named therein.(1)

4.3	Form of 11% Senior Notes due 2018 (included in Exhibit 4.1).

4.4	Purchase Agreement dated as of May 19, 2010 among Games Merger Corp., JP Morgan Securities and Jefferies & Company.(1)

5.1	Opinion of Hallett & Perrin(1)

10.1	Credit Agreement, dated as of June 1, 2010, among Games Intermediate Merger Corp., Games Merger Corp., 6131646 Canada, Inc. and the several banks and other financial institutions or entities from time to time parties thereto.(1)

10.2	Form of Amended and Restated Employment Agreement, dated as of May 2, 2010, by and among Dave & Buster’s Management Corporation, Dave & Buster’s, Inc., and the various executive officers of Dave & Buster’s, Inc.(1)

10.3	Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan(1)

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges(1)

21.1	Subsidiaries of Dave & Buster’s, Inc.(1)

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Hallett & Perrin (included as part of Exhibit 5.1).

24.1	Power of attorney of Dave & Buster’s, Inc. (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility of Wells Fargo National Association to act as Trustee under the Indenture.(1)

99.1	Form of Letter of Transmittal.(1)

99.2	Form of Notice of Guaranteed Delivery.(1)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(1)

99.4	Form of Letter to Clients.(1)

*	Filed herewith.
(1)	Previously filed.

Item 22.	Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes:

1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

DAVE & BUSTER’S, INC.

By:	/s/ STEPHEN M. KING
Name:	Stephen M. King
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen M. King	Chief Executive Officer (Principal Executive Officer) and Director	August 30, 2010

* Starlette B. Johnson	President and Director	August 30, 2010

* Brian A. Jenkins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 30, 2010

* Michael J. Metzinger	Vice President—Accounting and Controller (Principal Accounting Officer)	August 30, 2010

* Tyler J. Wolfram	Director	August 30, 2010

* Michael S. Green	Director	August 30, 2010

* Kevin M. Mailender	Director	August 30, 2010

* Alan J. Lacy	Director	August 30, 2010

* David A. Jones	Director	August 30, 2010

*By:	/S/ JAY L. TOBIN
Jay L. Tobin Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

D&B Leasing, Inc.

D&B Realty Holding, Inc.

DANB Texas, Inc.

Dave & Buster’s Management Corporation, Inc.

Dave & Buster’s of California, Inc.

Dave & Buster’s of Colorado, Inc.

Dave & Buster’s of Florida, Inc.

Dave & Buster’s of Georgia, Inc.

Dave & Buster’s of Hawaii, Inc.

Dave & Buster’s of Indiana, Inc.

Dave & Buster’s of Illinois, Inc.

Dave & Buster’s of Kansas, Inc.

Dave & Buster’s of Maryland, Inc.

Dave & Buster’s of Massachusetts, Inc.

Dave & Buster’s of Nebraska, Inc.

Dave & Buster’s of New York, Inc.

Dave & Buster’s of Oklahoma, Inc.

Dave & Buster’s of Oregon, Inc.

Dave & Buster’s of Pennsylvania, Inc.

Dave & Buster’s of Pittsburgh, Inc.

Dave & Buster’s of Virginia, Inc.

Dave & Buster’s of Washington, Inc.

Dave & Buster’s of Wisconsin, Inc.

Tango Acquisition, Inc.

Tango License Corporation

Tango of Arizona, Inc.

Tango of Farmingdale, Inc.

Tango of Franklin, Inc.

Tango of Houston, Inc.

Tango of North Carolina, Inc.

Tango of Sugarloaf, Inc.

Tango of Tennessee, Inc.

Tango of Westbury, Inc.

By:	/s/ STEPHEN M. KING
Name:	Stephen M. King
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY L. TOBIN Jay L. Tobin	Director	August 30, 2010

* Stephen M. King	President and Director (Principal Executive, Financial and Accounting Officer)	August 30, 2010

*By:	/S/ JAY L. TOBIN
Jay L. Tobin Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

D&B Marketing Company, LLC

By:	/s/ STEPHEN M. KING
Name:	Stephen M. King
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen M. King	President (Principal Executive Officer)	August 30, 2010

* Michael J. Metzinger	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2010

* Stephen M. King, as CEO of Dave & Buster’s, Inc. (sole member)	Sole Member	August 30, 2010

*By:	/S/ JAY L. TOBIN
Jay L. Tobin Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

Tango of Arundel, Inc.

By:	/s/ JAY L. TOBIN
Name:	Jay L. Tobin
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY L. TOBIN Jay L. Tobin	President and Director (Principal Executive, Financial and Accounting Officer)	August 30, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

Dave & Buster’s I, L.P.

By Dave & Buster’s, Inc., its general partner

By:	/s/ STEPHEN M. KING
Name:	Stephen M. King
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen M. King	President (Principal Executive, Financial and Accounting Officer)	August 30, 2010

*By:	/S/ JAY L. TOBIN
Jay L. Tobin Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of August, 2010.

Sugarloaf Gwinnett Entertainment Company, L.P.

By Tango of Sugarloaf, Inc., its general partner

By:	/s/ STEPHEN M. KING
Name:	Stephen M. King
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Stephen M. King	President (Principal Executive, Financial and Accounting Officer)	August 30, 2010

*By:	/S/ JAY L. TOBIN
Jay L. Tobin Attorney-in-fact